Exhibit 10.3

CREDIT AND SECURITY AGREEMENT

by and among

RG PARENT LLC,

as the Administrative Borrower and a Borrower,

the other Borrowers party hereto,

the Guarantors party hereto,

the Lenders party hereto,

and

TCW ASSET MANAGEMENT COMPANY,

as Agent

Dated as of January 28, 2016

i

	6.14.	Material Contracts	27
	6.15.	Location of Inventory and Equipment	27
	6.16.	Further Assurances	27
	6.17.	Formation of Subsidiaries	28
	6.18.	Post-Closing Obligations	29

7.	NEGATIVE COVENANTS		29
	7.1.	Indebtedness	29
	7.2.	Liens	29
	7.3.	Restrictions on Fundamental Changes	29
	7.4.	Disposal of Assets	30
	7.5.	Change Name	30
	7.6.	Nature of Business	30
	7.7.	Prepayments and Amendments	30
	7.8.	Change of Control	31
	7.9.	Restricted Junior Payments	31
	7.10.	Fiscal Year	31
	7.11.	Investments; Controlled Investments	32
	7.12.	Transactions with Affiliates	32
	7.13.	[Reserved]	33
	7.14.	[Reserved]	33
	7.15.	[Reserved]	33
	7.16.	Inventory and Equipment with Bailees	33

8.	FINANCIAL COVENANTS		33

9.	EVENTS OF DEFAULT		36

10.	RIGHTS AND REMEDIES		38
	10.1.	Rights and Remedies	38
	10.2.	Additional Rights and Remedies	39
	10.3.	Agent Appointed Attorney in Fact	40
	10.4.	Remedies Cumulative	41
	10.5.	Crediting of Payments and Proceeds	41
	10.6.	Marshaling	41
	10.7.	License	42

11.	WAIVERS; INDEMNIFICATION		42
	11.1.	Demand; Protest; etc.	42
	11.2.	The Agent’s Liability for Collateral	42
	11.3.	Indemnification	42

12.	NOTICES		43

13.	CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER		44

14.	ASSIGNMENTS; SUCCESSORS		45

15.	AMENDMENTS; WAIVERS		48

16.	TAXES		51

17.	AGENT		54
	17.1.	Appointment and Authorization	54
	17.2.	Agent and Affiliates	54
	17.3.	Action by Agent	55
	17.4.	Consultation with Experts	55
	17.5.	Liability of Agent	55
	17.6.	Indemnification	55
	17.7.	Right to Request and Act on Instructions	56
	17.8.	Credit Decision	56
	17.9.	Collateral Matters	56
	17.10.	Agency for Perfection	56
	17.11.	Notice of Default	57
	17.12.	Successor Agent	57
	17.13.	Return of Payments	57
	17.14.	Right to Perform, Preserve and Protect	58

18.	GENERAL PROVISIONS		58
	18.1.	Effectiveness	58
	18.2.	Section Headings	58
	18.3.	Interpretation	58
	18.4.	Severability of Provisions	59
	18.5.	Debtor-Creditor Relationship	59
	18.6.	Counterparts; Electronic Execution	59
	18.7.	Revival and Reinstatement of Obligations	59
	18.8.	Confidentiality	59
	18.9.	Expenses	60
	18.10.	Setoff	61
	18.11.	Survival	61
	18.12.	Patriot Act	61
	18.13.	Integration	61
	18.14.	Conflict	61

EXHIBIT D

5.	REPRESENTATIONS AND WARRANTIES		2
	5.1.	Due Organization and Qualification; Subsidiaries	2
	5.2.	Due Authorization; No Conflict	2
	5.3.	Governmental and Other Consents	3
	5.4.	Binding Obligations	3
	5.5.	Title to Assets; No Encumbrances	3
	5.6.	Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims	3
	5.7.	Litigation	4
	5.8.	Compliance with Laws	4
	5.9.	No Material Adverse Change	4
	5.10.	Fraudulent Transfer	4
	5.11.	Employee Benefits	4
	5.12.	Environmental Condition	4
	5.13.	Intellectual Property	5
	5.14.	Leases	5
	5.15.	Deposit Accounts and Securities Accounts; Credit Card Arrangements	5

5.16.	Complete Disclosure	5
5.17.	Material Contracts	6
5.18.	Patriot Act	6
5.19.	Indebtedness	6
5.20.	Payment of Taxes	6
5.21.	Margin Stock	7
5.22.	Governmental Regulation	7
5.23.	OFAC	7
5.24.	Employee and Labor Matters	7
5.25.	Use of Proceeds	8
5.26.	Collateral	8
5.27.	Locations of Inventory and Equipment	9
5.28.	Inventory Records	9

EXHIBITS AND SCHEDULES

Commitment Annex

Schedule 1.1	–	Definitions
Schedule 6.1	–	Financial Statements, Reports, Certificates
Schedule 6.2	–	Collateral Reporting
Exhibit A	–	Form of Compliance Certificate
Exhibit B	–	Conditions Precedent
Exhibit C	–	Post-Closing Obligations
Exhibit D	–	Representations and Warranties
Exhibit E	–	Form of Excess Cash Flow Certificate
Exhibit F	–	Form of LIBOR Notice
Exhibit G	–	Form of Joinder Agreement
Exhibit H	–	Form of Assignment and Acceptance
Exhibit I	–	Form of Notice of Borrowing
Schedule A-2	–	Authorized Person
Schedule D-2	–	Agent’s Account
Schedule P-1	–	Permitted Investments
Schedule P-2	–	Permitted Liens

v

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), is entered into as of January 28, 2016, by and among the lenders identified on the signature pages hereto (each such lender and any lender that becomes a party hereto pursuant to an Incremental Facility Amendment, together with its successors and permitted assigns, is referred to herein as a “Lender”), TCW ASSET MANAGEMENT COMPANY (in its individual capacity, “TCW”), as Agent, DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation formerly known as Joe’s Jeans Inc. (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs and each other Subsidiary of Parent that becomes a borrower hereunder, collectively, the “Borrowers”, and each a  “Borrower”), and the Guarantors from time to time party hereto.

The parties agree as follows:

1.                                    DEFINITIONS AND CONSTRUCTION.

1.1.                        Definitions, Code Terms, Accounting Terms and Construction.  Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.  Additionally, matters of (i) interpretation of terms defined in the Code, (ii) interpretation of accounting terms and (iii) construction are set forth in Schedule 1.1.

2.                                    LOANS AND TERMS OF PAYMENT.

2.1.                        Term Loan.

(a)                               On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers on the Closing Date a term loan in an aggregate original principal amount equal to $50,000,000 (the “Term Loan”).  Each Lender’s obligation to fund the Term Loan on the Closing Date shall be limited to such Lender’s Term Loan Commitment, and no Lender shall have any obligation to fund any portion of the Term Loan required to be funded by any other Lender, but not so funded.  Borrowers shall not have any right to reborrow any portion of the Term Loan which is repaid or prepaid from time to time. Each Lender’s Term Loan Commitment shall terminate immediately and without further action upon the making of the Term Loan on the Closing Date in the amount of such Lender’s Term Loan Commitment in accordance with the terms hereof.

(b)                              The Administrative Borrower shall give the Agent prior written notice in substantially the form of Exhibit I hereto (a “Notice of Borrowing”), not later than 12:00 noon (New York City time) on the Closing Date (or with respect to any Incremental Term Loan, on the date on which such Incremental Term Loan is requested to be made). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the Term Loan or Incremental Term Loan requested, (ii) whether the Term Loan or Incremental Term Loan is requested to be Base Rate Loan or a LIBOR Loan, and if a LIBOR Loan, the Interest Period applicable thereto, and (iii) wire transfer instructions pursuant to which the proceeds of the Term Loan or Incremental Term Loan should be disbursed.  Agent and the Lenders may act without liability upon the basis of such Notice of Borrowing believed by Agent in good faith to be from the Administrative Borrower. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

(b)                              Each Lender shall make its Term Loan Commitment available to Agent, in immediately available funds, in the Agent’s Account no later than 1:00 p.m. (New York City time) on the Closing Date (or with respect to any Incremental Term Loan, on the date on which such Incremental Term Loan is requested to be made). Upon receipt of all amounts requested in the Notice of Borrowing, the Agent will make the proceeds of such Term Loan available to the Borrowers on the day of the proposed Term Loan by causing said amount, in immediately available funds, to be deposited in the account or accounts designated by the Administrative Borrower.

2.2.                        Incremental Facility Loans.

(a)                               Subject to the terms and conditions set forth herein the Lenders agree that the Borrowers may, on any Business Day from time to time after the Closing Date and before the fourth anniversary of the Closing Date, deliver a written notice to Agent (an “Incremental Request”) at least 15 Business Days (or such shorter period as Agent may agree in its sole discretion) prior to the proposed borrowing date requesting to add additional term loans (the “Incremental Term Loans”; and each credit facility for making any Incremental Term Loans is an “Incremental Facility”) up to an aggregate amount not to exceed the Available Increase Amount, provided that, (i) immediately prior to and immediately after giving effect to any Incremental Facility Amendment and the closing of such Incremental Facility, no Event of Default has occurred and is continuing or would result therefrom, (ii) immediately prior to and immediately after giving effect to any Incremental Facility Amendment and the closing of such Incremental Facility, the representations and warranties of each Borrower and each other Loan Party contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date such Incremental Term Loans are advanced, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (iii) immediately prior to and immediately after giving effect to any Incremental Facility Amendment and the closing of such Incremental Facility, the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Section 8 (after giving effect to the related use of proceeds)  as of the last day of the immediately preceding Fiscal Quarter for which the Loan Parties’ financial statements are available, (iv) immediately prior to and immediately after giving effect to any Incremental Facility Amendment and the closing of such Incremental Facility, the Net Senior Leverage Ratio, calculated on a pro forma basis for the most recently ended Fiscal Quarter for which the Loan Parties’ internal financial statements are available and after giving effect to the related use of proceeds, shall not exceed the lesser of (x) the maximum Net Senior Leverage Ratio permitted under Section 8(a) as of the last day of the most recently ended Fiscal Quarter less 0.25x and (y) 3.00 to 1.00, (v) the final stated maturity date for any Incremental Term Loan shall be no earlier than the Maturity Date, (vi) the weighted average life to maturity applicable to each Incremental Facility shall be no shorter than weighted average life to maturity of the Term Loan, (vii) the aggregate principal amount of all Incremental Term Loans shall not exceed $50,000,000, (viii) each Incremental Facility shall be in a principal amount of at least $10,000,000 and integral multiples of $5,000,000 in excess thereof and (ix) no more than four (4) Incremental Requests may be delivered during the term of this Agreement.

(b)                              The existing Lenders shall have the right to, but shall not be obligated to, participate in any Incremental Facility in accordance with their respective Pro Rata Shares.  If one or more existing Lenders decline participation in any Incremental Facility (any Lender who does not respond within 15 Business Days to a request by Agent or Borrowers shall be deemed to have declined), any existing Lenders who have elected to participate in such Incremental Facility shall have the right, but not the obligation, to participate in any such declined portion in accordance with their Pro Rata Shares (ignoring, for the purpose of calculating such Pro Rata Shares, the portion of the Term Loan held by any existing Lender who has elected not to participate).  Agent or the Borrowers may seek one or more new financial institutions (each of which must qualify as an assignee pursuant to Section 14) to be added as Lenders for purposes of participating in any remaining portion of any Incremental Facility declined by the existing Lenders (with allocations among such new Lenders to be determined by the Agent and the Borrowers).

(c)                               The interest rates, original issue discount, and initial fees for any Incremental Term Loans (collectively referred to herein as the “yield” therefor) shall be determined mutually by the Borrowers and the Lenders providing the applicable Incremental Term Loans; provided, that anything to the contrary contained herein notwithstanding, if the yield that is applicable to any Incremental Term Loan is more than 0.50% higher than the corresponding yield applicable to the other outstanding Term Loan hereunder immediately prior to the effectiveness of the applicable Incremental Facility (the amount by which the yield is higher, less 0.50%, the “Excess”), then the yield applicable to the other outstanding Term Loan hereunder immediately prior to the effectiveness of such Incremental Facility shall be increased by the amount of the Excess, effective on the date such Incremental Term Loan is made, and without the necessity of any action by any party hereto.  In determining the applicable “yield” for purposes of the foregoing: (w) original issue discount or upfront fees paid by the Borrowers in connection with any Incremental Facility or the Term Loan (based on a four (4) year average life to maturity or lesser remaining life to maturity) shall be included, (x) any amendments to the rates of interest applicable to the other outstanding Term Loan that became effective subsequent to the Closing Date but prior to the time of such Incremental Facility shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Agent (or its affiliates) in its capacity as such in connection with any of the other outstanding Term Loan or to one or more arrangers (or their affiliates) in their capacities as such applicable to any Incremental Facility shall be excluded and (z) if the Incremental Facility includes any interest rate floor greater than that applicable to the other outstanding Term Loan and such floor is greater than the floor applicable to the other outstanding Term Loan on the date of determination such excess amount shall be equated to interest margin for determining the increase.  Subject to the limitations set forth in this Section 2.2, any Incremental Term Loans shall be on terms and pursuant to documentation to be determined by the Borrowers and the Lenders providing such Incremental Term Loans; provided that, to the extent such terms and documentation relating to the Incremental Term Loans are not consistent with the other outstanding Term Loan (except to the extent permitted above with respect to the interest rate and maturity date and below with respect to mandatory prepayments), they shall be reasonably satisfactory to the Agent.

(d)                              Incremental Facilities shall rank pari passu in right of payment and pari passu with respect to security with the other Term Loan.  Incremental Facilities shall share ratably in any prepayments of the other outstanding Term Loans unless the Borrowers and the Lenders in respect of the Incremental Facilities elect less than a ratable share of such prepayments.

(e)                               The proceeds of any Incremental Facility may be used by the Borrowers solely for the financing of Acquisitions permitted hereunder; provided, that the proceeds of any Incremental Facility shall not be used to acquire any Affiliate of Equity Sponsor.

(f)                                Notwithstanding anything to the contrary set forth in this Section 2.2, no Lender shall be obligated to provide any Incremental Facility.

(g)                               Unless otherwise specifically provided herein or in the applicable Incremental Facility Amendment, all references in this Agreement and any other Loan Document to the Term Loan shall be deemed, unless the context otherwise requires, to include any Incremental Term Loan made pursuant to this Section 2.2.  The Term Loan, including any such Incremental Term Loan established pursuant to this Section 2.2 shall constitute the Term Loan under, and shall be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents.  Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such Incremental Term Loan, subject to the exceptions and limitations contained in, and to the extent required by, the Loan Documents.

(h)                              Each Incremental Facility shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect only to the modifications required to implement such Incremental Facility as permitted by this Section 2.2 (and subject to the limitations set forth in this Section 2.2), executed by Borrowers, the Guarantors, Agent and each Lender (including any new Lender, if any) providing a portion of the Incremental Facility; which such amendment, when so executed, shall amend this Agreement as provided therein.  The implementation of an Incremental Facility may also require amendments to the other Loan Documents, and such other new Loan Documents, as Agent deems necessary or appropriate to effect the modifications permitted by this Section 2.2.  Without limiting the foregoing, in connection with any Incremental Facility Amendment, the respective Loan Parties shall (at their expense) amend (and the Agent is hereby directed to amend) any mortgage securing the Obligations that has a stated maximum amount of loans secured thereby less than the outstanding principal amount of the Term Loan after giving effect to such Incremental Facility Amendment so that such stated maximum amount of loans secured thereby is increased to reflect the increase contemplated by the applicable Incremental Facility Amendment (or such different amount as may be advised by local counsel to the Agent).  The Borrowers agree to pay the reasonable documented out-of-pocket expenses of the Agent relating to any Incremental Facility Amendment and the transactions contemplated thereby.  Neither the applicable Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than any Lender providing a portion of the Incremental Facility and the Agent, in order to be effective.  The effectiveness of any Incremental Facility Amendment shall be subject to, among other things, the satisfaction on the date thereof of each of the conditions set forth in this Section 2.2, and, except as otherwise specified in the applicable Incremental Facility Amendment, Agent shall have received customary legal opinions as to matters reasonably requested, board resolutions and other customary closing documents and certificates reasonably requested by Agent in connection therewith.

2.3.                        LIBOR Option.

(a)                               The Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to have interest on all or a portion of the Loans be charged at a rate of interest based upon the LIBOR Rate (the “LIBOR Option”) by notifying the Agent in writing prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the commencement of the proposed Interest Period or (ii) in the case of the conversion of a LIBOR Loan into a Base Rate Loan, by 11:00 a.m. (New York City time) at least 1 Business Day prior to the last day of the then current Interest Period (the “LIBOR Deadline”).  Notice of the Borrowers’ election of the LIBOR Option for a permitted portion of the Loans and an Interest Period pursuant to this Section 2.3(a) shall be made by delivery by Administrative Borrower to the Agent of a LIBOR Notice received by the Agent before the LIBOR Deadline.  Promptly upon its receipt of each such LIBOR Notice, the Agent shall provide a copy thereof to each of the Lenders.  Each LIBOR Notice shall be irrevocable and binding on the Borrowers.

(b)                              Interest on LIBOR Loans shall be payable in accordance with Section 2.6.  On the last day of each applicable Interest Period, unless the Borrowers properly have exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Loans automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder.  At any time that an Event of Default has occurred and is continuing, the Borrowers no longer shall have the option to request that any portion of the Loans bear interest at the LIBOR Rate and the Agent shall have the right to convert the interest rate on all outstanding LIBOR Loans to the rate of interest then applicable to Base Rate Loans of the same type hereunder on the last day of the then current Interest Period.

(c)                               Notwithstanding anything to the contrary contained in this Agreement, the Borrowers (i) shall have not more than eight (8) LIBOR Loans in effect at any given time, and (ii) only may exercise the LIBOR Option for LIBOR Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

(d)                              The Borrowers may prepay LIBOR Loans at any time; provided, however, that in the event that LIBOR Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any mandatory prepayment pursuant or any application of payments or proceeds of Collateral, or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrowers shall indemnify, defend, and hold Agent and Lenders and their participants harmless against any and all Funding Losses in accordance with Section 2.3(f).

(e)                               Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender, nor any of their participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.  The provisions of this Agreement shall apply as if each Lender or its participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Loans.

(f)                                In connection with each LIBOR Loan, the Borrowers shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or any mandatory prepayment required pursuant to Section 2.4(d)), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (c) the failure to borrow, convert, continue or prepay any LIBOR Loan on the date specified in any Notice of Borrowing or LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, “Funding Losses”), provided that in no event shall Funding Losses include any loss of anticipated profits.  Funding Losses shall be paid by Borrowers directly to the applicable Agent or Lender, and with respect to any Agent or any Lender, be deemed to equal the amount reasonably determined by such Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto (but disregarding clause (b) of the definition thereof), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.  A certificate of an Agent or a Lender delivered to the Administrative Borrower setting forth any amount or amounts that such Agent or such Lender is entitled to receive pursuant to this Section 2.3(f) (and a reasonably detailed calculation thereof) shall be conclusive absent manifest error.

2.4.                        Payments; Prepayments.

(a)                               Payments by Borrowers.  The Borrowers will make each payment under this Agreement not later than 12:00 noon (New York City time) on the day when due, in lawful money of the

United States of America and in immediately available funds, to Agent’s Account.  All payments received by Agent after 12:00 noon (New York City time) on any Business Day may be credited (solely for purposes of calculating interest hereunder) to the Loan Account on the next succeeding Business Day.  All payments shall be made by the Borrowers without set-off, counterclaim, recoupment, deduction or other defense to Agent and Lenders.  After receipt, Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the applicable Lenders in accordance with their Pro Rata Share of the Term Loan and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof.  Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest.

(b)                              Scheduled Amortization Payments.  The principal amount of the Term Loan shall be paid in installments (all such installment payments, collectively, the “Scheduled Term Loan Installment Payments”) on the dates shown below in an amount equal to the product of (i) the percentage set forth in Column B below shown opposite each date as set forth in Column A below times (ii) the sum of (x) the original principal amount of the Term Loan made on the Closing Date plus (y) except as otherwise provided in any applicable Incremental Facility Amendment, commencing on the last Business Day of the Fiscal Quarter in which each Incremental Term Loan is advanced pursuant to Section 2.2, the aggregate original principal amount of all Incremental Term Loans advanced prior to such date (subject to adjustment for any prepayments as set forth in Section 2.4(c) and Section 2.4(e)):

Column A	Column B

Date of Payment	Percentage of Original Principal Amount of Term Loan to be Paid

March 31, 2016	0.25%
June 30, 2016	0.25%
September 30, 2016	0.25%
December 31, 2016	0.25%

March 31, 2017	0.625%
June 30, 2017	0.625%
September 30, 2017	0.625%
December 31, 2017	0.625%

March 31, 2018	1.25%
June 30, 2018	1.25%
September 30, 2018	1.25%
December 31, 2018	1.25%

March 31, 2019	1.875%
June 30, 2019	1.875%
September 30, 2019	1.875%
December 31, 2019	1.875%

March 31, 2020	2.50%

Column A	Column B

Date of Payment	Percentage of Original Principal Amount of Term Loan to be Paid

June 30, 2020	2.50%
September 30, 2020	2.50%
December 31, 2020	2.50%

January 28, 2021	The remaining principal balance of the Term Loan

Notwithstanding the foregoing, the outstanding principal amount of the Term Loan, together with all accrued and unpaid interest thereon and all other Obligations accrued and unpaid, shall be due and payable on the Maturity Date.

(c)                               Optional Prepayments.  At any time and from time to time, upon at least 3 days’ prior written notice to the Agent (or such shorter period consented to by the Agent), and subject to Section 2.3(d) in the case of LIBOR Loans, the Borrowers may prepay the principal of the Loans in whole or in part and ratably in accordance with each Lender’s Pro Rata Share as to the Loans being prepaid.  Each prepayment made pursuant to this clause (c) shall be accompanied by the payment of (A) accrued interest to the date of such payment and (B) the Applicable Prepayment Premium.  Each such prepayment shall be applied against the remaining installments of principal due on the Term Loan on a pro rata basis.

(d)                              Mandatory Prepayments. Subject to the ABL Credit Agreement and the Intercreditor Agreement (and without duplication):

(i)                                  Upon the issuance or incurrence by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness), or upon an Equity Issuance by Parent (other than Excluded Equity Issuances), in each case, after the Closing Date, the Borrowers shall prepay the outstanding amount of the Loans in accordance with clause (e) below in an amount equal to (A) 100% of the Net Cash Proceeds received by such Person in connection therewith, plus (B) the Applicable Prepayment Premium.  The provisions of this Section 2.4(d)(i) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

(ii)                              On or prior to the date audited annual financial statements are required to be delivered to Agent pursuant to Section 6.1, commencing with the financial statements for the Fiscal Year ended December 31, 2017, the Borrowers shall prepay the outstanding principal amount of the Loans in accordance with clause (e) below in an amount equal to the result of (A) the ECF Percentage of the Excess Cash Flow of Parent and its Subsidiaries for such Fiscal Year minus (B) the aggregate amount of all optional principal payments on the Loans that were made during such Fiscal Year pursuant to Section 2.4(c) and any Applicable Prepayment Premium paid during such Fiscal Year in connection therewith, such amount not to be less than zero.

(iii)                          Upon the receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts (but only, unless the ABL Obligations have been paid in full, to the extent constituting Term Priority Collateral), the Borrowers shall, no later than three Business Days following receipt thereof, prepay the outstanding principal of the Loans in accordance with clause (e) below in an amount equal to 100% of such Extraordinary Receipts (net of any expenses incurred in collecting such

Extraordinary Receipts or otherwise in connection therewith and any taxes payable or estimated by Borrowers in good faith to be payable by any Loan Party or any of its Subsidiaries in connection therewith) (“Net Extraordinary Receipts”), to the extent that the aggregate amount of Net Extraordinary Receipts received by all Loan Parties and their Subsidiaries exceeds $250,000 in any Fiscal Year (or, in the case of the Fiscal Year ending December 31, 2016, during the period commencing with the day after the Closing Date and ending on December 31, 2016).

(iv)                          Upon any Disposition by any Loan Party or its Subsidiaries described in clause (a), (g) or (h) of the definition of Permitted Dispositions (but only, unless the ABL Obligations have been paid in full, to the extent resulting from a Disposition of Term Priority Collateral), the Borrowers shall, no later than three Business Days following receipt thereof, prepay the outstanding principal amount of the Loans in accordance with clause (e) below in an amount equal to (A) 100% of the Net Cash Proceeds received by such Person in connection with such Disposition, to the extent that the aggregate amount of Net Cash Proceeds received by all Loan Parties and their Subsidiaries (and not paid to the Lenders as a prepayment of the Loans in accordance herewith) shall exceed for all such Dispositions $250,000 in any Fiscal Year (or, in the case of the Fiscal Year ending December 31, 2016, during the period commencing with the day after the Closing Date and ending on December 31, 2016), plus (B) except in connection with any prepayment in connection with a Disposition pursuant to clause (g) of the definition of Permitted Dispositions, the Applicable Prepayment Premium.  Nothing contained in this Section 2.4(d)(iv) shall permit any Loan Party or any of its Subsidiaries to make a Disposition of any property other than in accordance with Section 7.4.

(v)                              If a Change of Control occurs, the Borrowers shall immediately prepay the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon, all other Obligations accrued and unpaid and the Applicable Prepayment Premium.

(vi)                          Notwithstanding the foregoing, with respect to Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in connection with a Disposition or the receipt of Extraordinary Receipts consisting of insurance proceeds or condemnation awards that are required to be used to prepay the Loans pursuant to Section 2.4(d)(iii) or Section 2.4(d)(iv), as the case may be, an amount equal to such Net Cash Proceeds and Extraordinary Receipts shall not be required to be so used to prepay the Loans to the extent that an amount equal to such Net Cash Proceeds and Net Extraordinary Receipts are used to replace, repair or restore properties or assets used in or are reinvested in assets usable in the business of the Loan Parties, provided that, (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Net Cash Proceeds or Extraordinary Receipts, (B) the Administrative Borrower delivers a certificate to Agent within 30 days after such Disposition or receipt of such Extraordinary Receipts, as the case may be, stating that an amount equal to such Net Cash Proceeds or Net Extraordinary Receipts shall be used to replace, repair, restore or reinvest in properties or other assets used or usable in the business of the Loan Parties within a period specified in such certificate not to exceed 180 days (which period shall be extended to 365 days in the event a binding letter of intent is entered into within such 180-day period) after the date of receipt of such Net Cash Proceeds or Extraordinary Receipts (which certificate shall set forth estimates of the Net Cash Proceeds or Net Extraordinary Receipts to be so expended), (C) pending usage, such Net Cash Proceeds or Net Extraordinary Receipts are deposited in an account subject to a Control Agreement, and (D) upon the earlier of (1) the expiration of the period specified in the relevant certificate furnished to Agent pursuant to clause (B) above or (2) the occurrence of a Default or an Event of Default, an amount equal to such Net Cash Proceeds or Net Extraordinary Receipts, if not theretofore so used, may, at the direction of Agent, be used to prepay the Loans in accordance with Section 2.4(d)(iii) or (iv), as applicable.

(vii)                      Notwithstanding any other provisions to the contrary contained in this Section 2.4(d), it is agreed and understood that (a) until the ABL Obligations have been paid in full, the

Net Cash Proceeds of a Disposition of ABL Priority Collateral, or any Extraordinary Receipts consisting of insurance recoveries or condemnation awards that are direct proceeds of ABL Priority Collateral, shall not be subject to the prepayment requirements of this Section 2.4(d), and (b) the mandatory prepayment provisions set forth in this Section 2.4(d) shall be subject to, and superseded by, any applicable provisions of the Intercreditor Agreement.

(viii)                  The Administrative Borrower shall provide written notice of any payments made pursuant to this Section 2.4(d) when paid, which notice shall state pursuant to which clause of this Section 2.4(d) the prepayment is being made.

(e)                               Application and Apportionment of Payments.

(i)                                  Subject to the terms of Section 2.4(e)(ii) below, each prepayment made by the Borrowers pursuant to subsections (c) or (d) above shall be applied to the remaining installments of principal of the Term Loan on a pro rata basis.  Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, prepayments required under Section 2.4(c) and (d) shall be applied in the manner set forth in Section 2.4(e)(ii) below.

(ii)                              Subject to the Intercreditor Agreement and any prior application required by the ABL Lender under the ABL Credit Agreement, notwithstanding anything to the contrary set forth herein, after the occurrence and during the continuance of an Event of Default, Agent may, and upon the direction of the Required Lenders shall, apply all proceeds of the Collateral and any other payments received by Agent, (I) first, ratably to pay the Obligations in respect of any fees, cost and expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (II) second, ratably to pay interest then due and payable in respect of the Agent Advances until paid in full; (III) third, ratably to pay principal of the Agent Advances until paid in full; (IV) fourth, ratably to pay any fees, costs, expenses and indemnities in respect of the Obligations then due and payable to the Lenders until paid in full; (V) fifth, ratably to pay interest then due and payable in respect of the Obligations until paid in full; (VI) sixth, ratably to pay principal of the Loans until paid in full; and (VII) seventh, to the ratable payment of all other Obligations applicable to any Loan Party then due and payable until paid in full.

(iii)                          For the avoidance of doubt, unless an Event of Default has occurred and is continuing and Agent has elected to or has been directed by the Required Lenders to apply payments in respect of any Obligations and all proceeds of the Collateral in accordance with Section 2.4(e)(ii), Section 2.4(e)(ii) shall not be deemed to apply to any payment by the Borrowers specified by the Administrative Borrower to Agent to be for the payment of Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Loan in accordance with the terms and conditions of Section 2.4(c).

(iv)                          All payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.11 hereof), and all other payments in respect of any other Obligations, shall be allocated by Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of the Loans, as designated by the Person making payment when the payment is made.

(f)                                Crediting Payments. For purposes of calculating the accrual of interest on outstanding Obligations, each payment shall be applied to the applicable Obligations as of the Business Day of receipt of immediately available funds by Agent; provided that all payments received by Agent after 2:00 p.m. (New York City time) on any Business Day will be credited (solely for purposes of calculating interest) to the Obligations on the next succeeding Business Day. Any payment received by Agent that is not a transfer of immediately available funds shall be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment, and that portion of Borrowers’ outstanding Obligations corresponding to the amount of such dishonored payment item shall be deemed to bear interest as if the dishonored payment item had never been received by Agent.

(g)                               Sharing of Payments.  Except as otherwise expressly provided herein that a payment is to be made for the account of an individual Lender, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered) and (b) the provisions of this Section shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans.  The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.4(g) may, to the fullest extent permitted by law, exercise all of its rights (including the Lender’s right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

2.5.                        Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)                               Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 15.

(b)                              It is agreed and understood that Agent shall be entitled to set off any funding shortfall of a Defaulting Lender against such Defaulting Lender’s respective Pro Rata Share of any payments received by Agent pursuant to the terms hereof.  Agent shall not be obligated to transfer to such Defaulting Lender any payments made by or for the account of any Borrower to Agent for such Defaulting Lender’s benefit (unless and until any outstanding funding shortfall of such Defaulting Lender has been cured, including by way of an exercise of the set off rights provided for in the immediately preceding sentence), and, in the absence of such transfer to such Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender ratably in accordance with their Pro Rata Shares (without giving effect to the Pro Rata Shares of such Defaulting Lender) (but only to the extent that such Defaulting Lender’s Loans were funded by the other Lenders and such payments have not been used to set off any outstanding funding shortfall of such Defaulting Lender) or, if so directed by the Administrative Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Loans were not funded by the other Lenders and any funding shortfall of such Defaulting Lender has otherwise not been cured), retain the same to be re-advanced to the Borrowers as if such Defaulting Lender had made such Loans to the Borrowers.  Subject to the foregoing, Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender.

(c)                               Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle (but not obligate) the Borrowers to replace the Defaulting Lender with one or more substitute Lenders reasonably acceptable to the Agent, and the Defaulting Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Defaulting Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Acceptance, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 14.

(d)                              The operation of this Section 2.5 shall not be construed to increase or otherwise affect the Term Loan Commitment of any Lender, to relieve or excuse the performance by a Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender.

(e)                               Other than as expressly set forth in this Section 2.5, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.5 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Loan Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(f)                                This Section 2.5 shall remain effective with respect to any Defaulting Lenders until either (i) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (ii) the non-Defaulting Lenders, Agent, and the Borrowers shall have waived such Defaulting Lender’s default in writing, and the Defaulting Lender makes its Pro Rata Share of the applicable defaulted Loans and pays to Agent all amounts owing by such Defaulting Lender in respect thereof; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

2.6.                        Interest Rates: Rates, Payments, and Calculations.

(a)                               Interest Rates.  Subject to the terms of this Agreement, at the option of the Administrative Borrower, each Loan or any portion thereof shall be either a Base Rate Loan or a LIBOR Loan.  Each portion of a Loan that is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the Base Rate plus the Applicable Margin.  Each portion of a Loan that is a LIBOR Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of the Loan until repaid, at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Loan (or such portion thereof) plus the Applicable Margin.

(b)                              Default Rate.  Upon the occurrence and during the continuation of an Event of Default and at any time following the Maturity Date, in each case at the election of Agent (or at the direction of Required Lenders) by notice to the Administrative Borrower (which notice may be revoked by Agent at its option (provided, that if an election to increase the interest rate as set forth in this paragraph is made at the direction of Required Lenders, then such revocation shall be made only at the direction of Required Lenders)), the principal amount of all outstanding Obligations shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable thereto hereunder.  For avoidance of doubt, Agent may assess such default rate commencing on the date of the occurrence of an Event of Default irrespective of the date of reporting or declaration of such Event of Default.

(c)                               Payment.  Interest on each Base Rate Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made, upon any prepayment of such Loan in accordance with Section 2.4, and at maturity (whether upon demand, by acceleration or otherwise).  Interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of 3 months, on the last day of each 3-month interval of such Interest Period), commencing on the first day of the month following the month in which such Loan is made, upon any prepayment of such Loan in accordance with Section 2.4, and at maturity (whether upon demand, by acceleration or otherwise).  Default interest payable pursuant to Section 2.6(b) shall be payable on demand.  Any interest, fees, costs, expenses, or other amounts payable hereunder or under any other Loan Document that are not paid as and when due and payable shall accrue interest at the rate then applicable to Base Rate Loans.

(d)                              Computation.  All interest shall be computed for the actual number of days, including the first day but excluding the last day, elapsed on the basis of (i) a year of 360 days for interest calculated based on the LIBOR Rate or (ii) a year of 365/366 days for interest calculated based on the Base Rate.

(e)                               Intent to Limit Charges to Maximum Lawful Rate.  In no event shall the interest  rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.  Borrowers, Agent and Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

2.7.                        [Reserved].

2.8.                        Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrowers (the “Loan Account”) in which will be recorded all Loans and other advances made by Agent and Lenders to Borrowers or for Borrowers’ account and all other payment Obligations hereunder or under the other Loan Documents, including accrued interest, fees and expenses.  In accordance with Section 2.4 and Section 2.6, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers’ account.  Within 1 Business Day after any activity on the Loan Account, Agent shall deliver to Administrative Borrower, or make available to Administrative Borrower electronically, statements regarding the Loan Account, including with respect to principal, interest, fees, and including an itemization of all charges and expenses owing, and such statements shall be subject to subsequent adjustment by Agent as provided in this Agreement upon notice to Borrowers but shall, absent manifest error, be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers on the one hand and Agent and Lenders on the other unless, within 30 days after receipt thereof by Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

2.9.                        [Reserved].

2.10.                Effect of Maturity; Releases.

(a)                               On the Maturity Date, all obligations of Agent and Lenders hereunder shall automatically be terminated and all of the Obligations shall immediately become due and payable without notice or demand and Borrowers shall immediately repay all of such Obligations in full.  No termination of the obligations of Agent and Lenders (other than cash payment in full of the Obligations (other than contingent indemnification obligations not yet accrued and payable)) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations (other than contingent indemnification obligations not yet accrued and payable) have been paid in full in cash and Agent’s and Lenders’ obligations to provide additional credit hereunder shall have been terminated.  Agent shall, at Borrowers’ expense, release or terminate any filings or other agreements that perfect the Agent’s Liens in the Collateral, upon Agent’s receipt of each of the following: (i) cash payment in full of all Obligations in good and available funds, (ii) evidence that any obligation of Agent and Lenders to provide any further credit to any Borrower hereunder has been terminated, and (iii) an agreement by each Borrower and each Guarantor to indemnify Agent and Lenders and each of their Affiliates for any payments received by Agent or its Affiliates that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason.

(b)                              If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party to a Person that is not a Loan Party in a transaction expressly permitted by this Agreement, then such Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Loan Party or its transferee, as the case may be, and Agent, at the request of Administrative Borrower and the sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary to evidence the release of the Liens created by the Loan Documents on such Collateral.  In the event that all of the Stock of a Loan Party shall be sold, transferred or otherwise disposed of to a Person that is not a Loan Party in a transaction that is expressly permitted by this Agreement, then at the request of Administrative Borrower and the sole expense of Borrowers, Agent shall release such Loan Party from its obligations under the Loan Documents and shall execute and deliver to such Loan Party all releases or other documentation reasonably necessary to evidence such release.

2.11.                Fees.  The Borrowers shall pay to Agent the fees set forth in the Fee Letter in accordance with the terms of the Fee Letter.

2.12.                Increased Costs and Reduced Return.

(a)                               Except with respect to taxes (which shall be governed by Section 16), if any Lender or Agent shall have determined that any Change in Law shall (i) subject Agent or such Lender, or any Person controlling Agent or such Lender to any duty or other charge with respect to this Agreement or any Loan made by Agent or such Lender, (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, Agent or such Lender or any Person controlling Agent or such Lender or (iii) impose on Agent or such Lender or any Person controlling such Agent or such Lender any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to Agent or such Lender of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by Agent or such Lender hereunder, then, promptly (and in any event within 3 days) following demand by Agent or such Lender, the Borrowers shall pay to Agent or such Lender such additional amounts as will compensate Agent or such Lender for such increased costs or reductions in amount.

(b)                              If Agent or any Lender shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by Agent or such Lender or any Person controlling Agent or such Lender, and Agent or such Lender determines that the amount of such capital is increased as a direct or indirect consequence of any Loan made or maintained, Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on Agent’s or such Lender’s such other controlling Person’s capital to a level below that which Agent or such Lender or such controlling Person could have achieved but for such circumstances as a consequence of any Loan made or maintained, or any agreement to make any Loan, or Agent’s or such Lender’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, Agent’s or such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then, promptly (and in any event within 3 days) following demand by Agent or such Lender, the Borrowers shall pay to Agent or such Lender from time to time such additional amounts as will compensate Agent or such Lender for such cost of maintaining such increased capital or such reduction in the rate of return on Agent’s or such Lender’s or such other controlling Person’s capital.

(c)                               All amounts payable under this Section 2.12 shall bear interest from the date that is 10 days after the date of demand by Agent or any Lender (accompanied by reasonable back-up documentation therefor) until payment in full to Agent or such Lender at the rate applicable to Base Rate Loans.  A certificate of Agent or such Lender claiming compensation under this Section 2.12, specifying the event herein above described and the nature of such event shall be submitted by Agent or such Lender to the Administrative Borrower, setting forth the additional amount due and a reasonably detailed explanation of the calculation thereof, and Agent’s or such Lender’s reasons for invoking the provisions of this Section 2.12, and shall be final and conclusive absent manifest error.

(d)                              Failure or delay on the part of Agent or any Lender to demand compensation pursuant to the foregoing provisions of this Section 2.12 shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate Agent or any Lender pursuant to the foregoing provisions of this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).  The determination by Lender of any amount due pursuant to this Section 2.12, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(e)                               The obligations of the Loan Parties under this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.13.                Changes in Law; Impracticability or Illegality.

(a)                               The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender (other than Excluded Taxes or Taxes which are governed by Section 16 hereof) of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate.  In any such event, the affected Lender shall give the Administrative Borrower and Agent written notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Administrative Borrower may, by notice to such affected Lender (i) require such Lender to furnish to the Administrative Borrower a statement setting forth in reasonable detail the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (ii) repay the LIBOR Loans with respect to which such adjustment is made (together with any amounts due under Section 2.3(f)).

(b)                              In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give written notice of such changed circumstances to the Administrative Borrower and Agent, and Agent promptly shall transmit the notice to each other Lender and (i) in the case of any LIBOR Loans of such Lender that are outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such LIBOR Loans, and interest upon the LIBOR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans hereunder, and (ii) the Borrowers shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

(c)                               The obligations of the Loan Parties under this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.14.                Mitigation Obligations; Replacement of Lenders.

(a)                               If any Lender requires any Borrower to pay any additional amounts under Section 16 or requests compensation under Section 2.12 or Section 2.13(a), or any Lender gives notice of the occurrence of circumstances described in Section 2.13(b), then such Lender shall (at the request of the Administrative Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to such Section 16, 2.12 or 2.13(a) in the future or eliminate the circumstances described in Section 2.13(b), as applicable, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                              If any Lender requires a Borrower to pay any additional amounts under Section 16 or requests compensation under Section 2.12 or Section 2.13(a), or any Lender gives notice of the occurrence of circumstances described in Section 2.13(b), and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) above, or if any Lender is a Defaulting Lender, then the Administrative Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that is reasonably acceptable to Agent that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that:

(i)                                  the Borrowers shall have paid to Agent any assignment fees specified in Section 14;

(ii)                              Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, for the assignee;

(iii)                          such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.3(f) and Section 16);

(iv)                          in the case of any such assignment resulting from payments required to be made pursuant to Section 16 or requests for compensation made under Section 2.12 or Section 2.13(a), such assignment will result in a reduction in such compensation or payments thereafter; and

(v)                              such assignment does not conflict with applicable law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above.  If the assigning Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such assignment, the assigning Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  Any such assignment shall be made in accordance with the terms of Section 14.

2.15.                Extent of Each Borrower’s Liability, Contribution.

(a)                               Joint and Several Liability.  Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and each Lender the prompt payment and performance of, all Obligations under this Agreement and all agreements under the Loan Documents.  Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until cash payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent and/or Lenders with respect thereto; (iii) the existence, value or condition of, or failure to perfect any of Agent’s Liens or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or Lenders in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Borrower; (v) any election by Agent or any

Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Agent or any Lender against any Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except cash payment in full of all Obligations.

(b)                              [Reserved.]

(c)                               Contribution. Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash.  Any claim which any Borrower may have against any other Borrower with respect to any payments to Agent or any Lender on behalf of another Borrower hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

(d)                              No Limitation on Liability. Nothing contained in this Section 2.15 shall limit the liability of any Borrower to pay any Obligations, whether arising from Loans made directly or indirectly to that Borrower or to any other Borrower and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which each Borrower shall be primarily liable for all purposes hereunder.

2.16.                RG Parent LLC as Agent for Borrowers.  Each Borrower hereby irrevocably appoints RG Parent as the Administrative Borrower and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower.  Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices and instructions under this Agreement, and (b) to take such action as the Administrative Borrower deems appropriate on its behalf to direct the disbursement of the Term Loan and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that neither Agent nor any Lender shall incur liability to any Borrower as a result hereof.  Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group.  To induce Agent and Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Agent and each Lender and hold Agent and each Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Agent or any Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (b) Agent’s or any Lender’s reliance on any instructions of the Administrative Borrower, except that Borrowers will have no liability to Agent or any Lender under this Section 2.16 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Person.

3.                                    SECURITY INTEREST.

3.1.                        Grant of Security Interest.  Each Loan Party hereby grants, assigns, and pledges to Agent, for itself and for the benefit of each Lender, to secure payment and performance of the Obligations, a continuing Lien and security interest (hereinafter referred to as the “Security Interest”) in all of such Loan Party’s right, title, and interest in and to the Collateral, as security for the payment and performance of all Obligations.  Following request by Agent, each Loan Party shall grant Agent, for itself and for the benefit of each Lender, a Lien and Security Interest in all Commercial Tort Claims that it may have against any Person.  The Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter.  Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by any Loan Party to Agent or any Lender, but for the fact that they are unenforceable or not allowable (in whole or in part) as a claim in an Insolvency Proceeding involving any Borrower due to the existence of such Insolvency Proceeding.  Notwithstanding anything contained in this Agreement to the contrary, the term “Collateral” shall not include, and no Security Interest is granted in, any Excluded Property.  This Agreement grants only the Security Interests herein described and is not intended to and does not effect the transfer of title of any trademark registration or application.

3.2.                        Loan Parties Remain Liable.  Anything herein to the contrary notwithstanding, (a) Borrowers and each other Loan Party shall remain liable under the contracts and agreements included in the Collateral to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any Lender of any of the rights hereunder shall not release any Borrower or any other Loan Party from any of its duties or obligations under such contracts and agreements included in the Collateral, and (c) neither Agent nor any Lender shall not have any obligation or liability under such contracts and agreements included in the Collateral by reason of the Security Interest, nor shall Agent or any Lender be obligated to perform any of the obligations or duties of any Borrower or any other Loan Party thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

3.3.                        Assignment of Insurance.  As additional security for the Obligations, each Loan Party hereby grants and pledges to Agent, for itself and for the benefit of each Lender, a lien and security interest in all rights of such Borrower and such Loan Party under (a) the Key Man Life Insurance Policy and (b) every policy of insurance covering the Collateral and all other assets and property of each Borrower and each other Loan Party (including, without limitation business interruption insurance and proceeds thereof) and all business records and other documents relating to it, and all monies (including proceeds and refunds) that may be payable under any such policy.  After the occurrence and during the continuation of an Event of Default, Agent may (but need not), in Agent’s or any Borrower’s or any other Loan Party’s name, and upon notice to Administrative Borrower, execute and deliver proofs of claim, receive payment of proceeds and endorse checks and other instruments representing payment of the policy of insurance, and adjust, litigate, compromise or release claims against the issuer of any policy.

3.4.                        Financing Statements.  Each Borrower and each other Loan Party authorizes Agent to file financing statements describing Collateral to perfect Agent’s Security Interest in the Collateral, and Agent may describe or indicate the Collateral as “all assets of debtor, whether now owned or hereafter acquired or arising, together with all proceeds thereof” or words of similar meaning.

3.5.                        Intercreditor Agreement.  Notwithstanding anything herein to the contrary, so long as the ABL Obligations remain outstanding, any provision hereof that requires any Loan Party to (a) deliver any Collateral  to Agent or (b) provide that Agent have control over such Collateral, may, if required by the terms of the Intercreditor Agreement, be satisfied by (x) the delivery of such Collateral by such Loan Party to the ABL Lender, and (y) providing that the ABL Lender be provided with control with respect to such Collateral (for the benefit of Agent to the extent provided for in the Intercreditor Agreement).  Any reference in this Agreement to a “first priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority subject, in the case of ABL Priority Collateral, to the claims of ABL Lender as set forth in the Intercreditor Agreement. All representations, warranties and covenants in this Agreement shall be subject to the provisions and qualifications set forth in this Section 3.5.

4.                                    CONDITIONS.

4.1.                        Conditions Precedent to the making of the Term Loan.  The obligations of Lenders to make the Term Loan provided for hereunder on the Closing Date is subject to the fulfillment of the conditions precedent set forth on Exhibit B (the making of the Term Loan on the Closing Date by a Lender to be conclusive evidence of its satisfaction or waiver of such conditions precedent).

5.                                    REPRESENTATIONS AND WARRANTIES.

In order to induce Agent and Lenders to enter into this Agreement, each Borrower and each other Loan Party makes the representations and warranties to Agent and Lenders set forth on Exhibit D.  Each of such representations and warranties shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Incremental Term Loan made hereunder thereafter, as though made on and as of the date such Incremental Term Loan is made (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement.

6.                                    AFFIRMATIVE COVENANTS.

Each Borrower and each other Loan Party covenants and agrees that, until payment in full of the Obligations (other than contingent indemnification obligations not yet accrued and payable), each Borrower and each other Loan Party shall and shall cause their respective Subsidiaries to comply with each of the following:

6.1.                        Financial Statements, Reports, Certificates.  Deliver to Agent copies of each of the financial statements, reports, and other items set forth on Schedule 6.1 no later than the times specified therein.  In addition, each Borrower agrees that no Subsidiary of a Borrower will have a fiscal year different from that of Borrowers.  Each Loan Party agrees to maintain a system of accounting that enables such Loan Party to produce financial statements in accordance with GAAP.  Each Loan Party shall also (a) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to the sales of such Loan Party and its Subsidiaries, and (b) maintain its billing systems/practices substantially as in effect as of the Closing Date or otherwise consistent with past practices and shall only make material modifications thereto following prior notice to Agent.

6.2.                        Collateral Reporting.  Provide Agent with each of the reports set forth on Schedule 6.2 at the times specified therein.

6.3.                        Existence.  Except as otherwise permitted under Section 7.3 or Section 7.4, at all times maintain and preserve in full force and effect (a) its existence (including being in good standing, to the extent such concept exists, in its jurisdiction of organization) and (b) all rights and franchises, licenses and permits material to its business; provided, however, that no Loan Party nor any of its Subsidiaries shall be required to preserve any such right or franchise, licenses or permits if (i) such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Agent or Lenders and (ii) the failure to do so would not reasonably be expected to result in a Material Adverse Change.

6.4.                        Maintenance of Properties.  Maintain and preserve all of its tangible assets that are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear and casualty excepted and Permitted Dispositions excepted (and except where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Change), and comply with the provisions of all leases to which it is a party as lessee, so as to prevent the loss or forfeiture thereof, unless such provisions are the subject of a Permitted Protest or failure to do so would not reasonably be expected to result in a Material Adverse Change.

6.5.                        Taxes.

(a)                               Cause all material assessments and taxes imposed, levied, or assessed against any Loan Party or its Subsidiaries, or any of their respective assets or in respect of any of its income, businesses, or franchises to be paid in full, before delinquency or before the expiration of any extension period, except (x) to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest and so long as, in the case of an assessment or tax that has or may become a Lien against any of the Collateral, (i) such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such assessment or tax, and (ii) any such other Lien is at all times subordinate to Agent’s Liens or (y) for taxes in an aggregate amount not in excess of $50,000.

(b)                              Make timely payment or deposit of all material tax payments and withholding taxes required of it and them by applicable laws, including those applicable laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof indicating that such Loan Party and its Subsidiaries have made such payments or deposits except to the extent subject to a Permitted Protest.

6.6.                        Insurance.  At Borrowers’ expense, maintain insurance with respect to the assets of each Loan Party and each of its Subsidiaries wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in the same or similar businesses.  Borrowers also shall maintain, with respect to each Loan Party and each of its Subsidiaries, business interruption insurance, general liability insurance, flood insurance for Real Property Collateral located in a flood plain, product liability insurance, director’s and officer’s liability insurance, fiduciary liability insurance, and employment practices liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation.  All such policies of insurance shall be with financially sound and reputable insurance companies having a financial strength rating of at least A- by A.M. Best Company or that are otherwise reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and in any event in amount, adequacy and scope reasonably satisfactory to Agent.  Unless otherwise agreed by Agent, (i) all property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Lenders, as its interests may appear, in case of loss, pursuant to a lender loss payable endorsement reasonably acceptable to Agent and are to contain such other provisions as Agent may reasonably require to fully protect the Agent’s interest in the Collateral and to any payments to be made under such policies and (ii) such evidence of property and general liability insurance shall be delivered to Agent, with the lender loss payable endorsements (but only in respect of Collateral) and additional insured endorsements (with respect to general liability coverage) in favor of Agent and such policies shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation.  If Borrowers fail to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Administrative Borrower shall give Lender prompt notice of any loss exceeding $1,000,000 covered by Borrowers’ casualty or business interruption insurance.  Upon the occurrence of an Event of Default, subject to the terms of the Intercreditor Agreement, Agent shall have the sole right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

6.7.                        Inspections, Exams, Collateral Exams and Appraisals.  Permit Agent and each of Agent’s duly authorized representatives to visit any of its properties and inspect any of its assets or books and records, to conduct inspections, exams and appraisals of the Collateral, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent may designate and, so long as no Default or Event of Default exists, with reasonable prior written notice to Borrowers. Notwithstanding anything to the contrary in this Section 6.7, no Loan Party or any of its Subsidiaries will be required to disclose, permit the visit, inspection, examination, or discussion of, any document, information or other matter that (x) constitutes non-financial trade secrets or non-financial proprietary information of such Loan Party, (y) in respect of which disclosure to Agent or the Lenders (or their representatives) is prohibited by law or any binding legal agreement or (z) is subject to attorney-client or similar privilege or constitutes attorney work product.  Agent shall give Administrative Borrower the opportunity to participate in any discussions with Borrowers’ independent public accountants.

6.8.                        Account Verification.  Permit Agent, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account, by mail, telephone, facsimile transmission or otherwise.  Further, at the request of Agent, Borrowers shall send requests for verification of Accounts or send notices of assignment of Accounts to Account Debtors and other obligors.

6.9.                        Compliance with Laws.  Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

6.10.                Environmental.

(a)                               Keep any property either owned or operated by any Borrower or any other Loan Party or its Subsidiaries free of any Environmental Liens securing obligations or liabilities in excess of $250,000 or post bonds or other financial assurances reasonably satisfactory to Agent and in an amount sufficient to satisfy the obligations or liability evidenced by such Environmental Liens;

(b)                              Comply with Environmental Laws, except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Change, and provide to Agent documentation of such compliance which Agent reasonably requests;

(c)                               Promptly notify Agent of any release of which any Borrower or any other Loan Party has knowledge of a Hazardous Material that would reasonably be expected to result in a Material Adverse Change from or onto property owned or operated by any Loan Party or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, except to the extent that such non-compliance would not reasonably be expected to result in a Material Adverse Change; and

(d)                              Promptly, but in any event within 5 Business Days of its receipt thereof, provide Agent with written notice of any of the following:  (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries, and (iii) written notice of a violation by Parent or any of its Subsidiaries, a citation of Parent or any of its Subsidiaries, or any other administrative order from a Governmental Authority in respect of an Environmental Action or violation of Environmental Law by Parent or any of its Subsidiaries.

6.11.                Disclosure Updates.

(a)                               Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent in writing:

(i)                                  if any written information, exhibit, or report furnished to Agent contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which made.  Any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto;

(ii)                              of all actions, suits, or proceedings brought by or against any Loan Party or any of its Subsidiaries before any court or Governmental Authority which reasonably could be expected to result in a Material Adverse Change;

(iii)                          of any material disputes or similar material claims by any Borrower’s customers with respect to an Account in an amount in excess of $250,000;

(iv)                          of any material loss or damage to any Collateral; or

(v)                              of a violation by any Loan Party or Subsidiary thereof of any law, rule or regulation, the non-compliance with which reasonably could be expected to result in a Material Adverse Change.

(b)                              Promptly upon obtaining knowledge thereof after the occurrence thereof, notify Agent in writing of any event or condition which constitutes a Default or an Event of Default and, upon Agent’s written request, provide a statement of the action that such Borrower proposes to take with respect to such Default or Event of Default.

(c)                               Prior to consigning or selling on conditional terms of sale (including bill and hold, sale or return, sale on approval, or other similar conditional terms of sale) any Inventory with an aggregate value in excess of $250,000 pursuant to a new arrangement after the Closing Date with a customer not previously involved in any such arrangement, provide Agent with written notice of such arrangement, including the details thereof.

(d)                              Upon the reasonable request of Agent, each Loan Party shall deliver to Agent any other materials, reports, records or information reasonably requested relating to the operations, business affairs, financial condition of any Loan Party or its Subsidiaries or the Collateral.

6.12.                Collateral Covenants.

(a)                               Possession of Collateral.  In each case subject to the terms of the Intercreditor Agreement and Section 3.5, in the event that any Collateral, including Proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, in each case having an individual value of $250,000 or more or an aggregate value of $500,000 or more, the Loan Parties shall promptly (and in any event within 5 Business Days after receipt thereof or such longer period as Agent agrees), notify Agent thereof, and if and to the extent that perfection or priority of Agent’s Liens is dependent on or enhanced by possession, the applicable Loan Party, promptly (and in any event within 5 Business Days) after request by Agent, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable Collateral, Investment Related Property, or Chattel Paper to Agent (or, in the case of ABL Priority Collateral, if required by the Intercreditor Agreement, the ABL Lender), together with such undated powers (or other relevant document of assignment or transfer acceptable to Agent) endorsed in blank as shall be requested by Agent, and shall do such other acts or things reasonably requested by Agent and deemed necessary or desirable by Agent to perfect and protect Agent’s Liens therein.

(b)                              Chattel Paper.

(i)                                  In each case subject to the terms of the Intercreditor Agreement and Section 3.5, promptly (and in any event within  5 Business Days or such longer period as Agent agrees) after request by Agent, each Loan Party shall take all steps reasonably requested by Agent and necessary to grant Agent control of all electronic Chattel Paper of any Loan Party in accordance with the Code and all “transferable records” as that term is defined in Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction, to the extent that the individual value of such electronic Chattel Paper equals or exceeds $250,000 individually or $500,000 in the aggregate; and

(ii)                              Subject to the terms of the Intercreditor Agreement and Section 3.5, if any Loan Party retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with a legend in form and substance satisfactory to Agent with a reference to the fact that such Chattel Paper or instruments are subject to the Security Interest of Agent.

(c)                               Control Agreements.

(i)                                  In each case subject to the terms of the Intercreditor Agreement and Section 3.5, and except to the extent otherwise provided by Section 7.11 and other than with respect to Excluded Accounts, each Loan Party shall obtain a Control Agreement, from each bank maintaining a Deposit Account for such Loan Party (in the case of Deposit Accounts maintained as of the Closing Date, no later than 90 days (or such longer period as Agent shall agree) after the Closing Date);

(ii)                              In each case subject to the terms of the Intercreditor Agreement and Section 3.5, and except to the extent otherwise provided by Section 7.11, each Loan Party shall obtain a

Control Agreement from each securities intermediary or commodities intermediary issuing or holding any financial assets or commodities to or for any Loan Party (other than, for the avoidance of doubt, with respect to any Treasury Shares Account) (in the case of financial assets or commodities of the Loan Parties as of the Closing Date, no later than 90 days (or such longer period as Agent shall agree) after the Closing Date); and

(iii)                          In each case subject to the terms of the Intercreditor Agreement and except to the extent otherwise provided by Section 7.11, each Loan Party shall cause Agent to obtain “control”, as such term is defined in the Code, with respect to all of such Loan Party’s investment property (other than, for the avoidance of doubt, with respect to any Treasury Shares Account).

(d)                              Letter-of-Credit Rights.  In each case subject to the terms of the Intercreditor Agreement and Section 3.5, if the Loan Parties (or any of them) are or become the beneficiary of any letter of credit (other than any ABL Priority Collateral) having an individual value of $250,000 or more or aggregate value of $500,000 or more, then the applicable Loan Party or Loan Parties shall promptly (and in any event within 5 Business Days after becoming a beneficiary or such longer period as Agent agrees), notify Agent thereof and, promptly (and in any event within 5 Business Days or such longer period as Agent agrees) after request by Agent, use commercially reasonable efforts to enter into an agreement with Agent, ABL Lender and the issuer or confirming bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Agent.

(e)                               Commercial Tort Claims.  On each date on which a Compliance Certificate is required to be delivered pursuant to this Agreement, each Loan Party shall notify Agent in writing of any commercial tort claim acquired by such Loan Party and known by such Loan Party to be in existence as of such date and not previously identified to Agent in an amount reasonably estimated by such Loan Party to be in excess of $250,000 individually or $500,000 in the aggregate and provide reasonably specific descriptions of each such commercial tort claim;

(f)                                Government Contracts.  Other than Accounts and Chattel Paper the aggregate value of which does not at any one time exceed $250,000, if any Account or Chattel Paper of any Loan Party  arises out of a contract or contracts with the United States of America or any State or any department, agency, or instrumentality thereof, Loan Parties shall promptly (and in any event within 5 Business Days of the creation thereof) notify Agent thereof and, promptly (and in any event within 5 Business Days) after request by Agent, execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of Agent and each Lender, and shall provide written notice thereof under the Assignment of Claims Act or other applicable law.

(g)                               Intellectual Property.

(i)                                  Upon the request of Agent, in order to facilitate filings with the PTO and the United States Copyright Office, each Loan Party shall execute and deliver to Agent one or more Copyright Security Agreements or Patent and Trademark Security Agreements to further evidence Agent’s Lien on such Loan Party’s U.S. issued, registered or applied-for Patents, Trademarks, or Copyrights;

(ii)                              Each Loan Party shall have the duty, with respect to Intellectual Property that is necessary in the conduct of such Loan Party’s business, to protect and diligently enforce and defend at such Loan Party’s expense its Intellectual Property in the exercise of such Loan Party’s reasonable business judgment, including (A) to diligently enforce and defend, including, where determined to be appropriate in the exercise of such Loan Party’s reasonable business judgment suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter, and (D) to take all reasonable and necessary action to preserve and maintain all of such Loan Party’s Trademarks, Patents, Copyrights, and its rights therein, including paying all required maintenance fees and filing of required applications for renewal, affidavits of use, and affidavits of noncontestability, in each case, except to the extent that the failure to do any of the foregoing would not reasonably be expected to result in a Material Adverse Change.  No Loan Party shall abandon any Intellectual Property, except to the extent that such abandonment would not reasonably be expected to result in a Material Adverse Change or otherwise constitute a Permitted Disposition.  Each Loan Party shall take the steps described in this Section 6.12(g)(ii) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is necessary in the conduct of such Loan Party’s or Subsidiary’s business;

(iii)                          Each Loan Party acknowledges and agrees that Agent shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Loan Party.  Without limiting the generality of this Section 6.12(g)(iii), each Loan Party acknowledges and agrees that Agent shall not be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but Agent may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Loan Party and shall constitute Obligations;

(iv)                          Each Loan Party shall promptly file an application with the United States Copyright Office for any Copyright owned by such Loan Party that has not been registered with the United States Copyright Office, except to the extent that such failure to register would not reasonably be expected to result in a Material Adverse Change.  Any expenses incurred in connection with the foregoing shall be borne by the Loan Parties; and

(v)                              If any Loan Party shall enter into any material Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person, such Loan Party shall promptly thereafter use commercially reasonable efforts to deliver a licensor’s consent, in form and substance reasonably satisfactory to Agent, with respect to such license or rights in such Intellectual Property.

(h)                              Investment Related Property.

(i)                                  Upon the occurrence and during the continuance of an Event of Default and subject to the terms of the Intercreditor Agreement, following the written request of Agent, all sums of money and property paid or distributed in respect of the Investment Related Property that are received by any Loan Party shall be held by such Loan Party in trust for the benefit of Agent and Lenders, and to the extent constituting Term Priority Collateral, such Loan Party shall deliver it promptly to Agent in the exact form received; and

(ii)                              Subject to the terms of the Intercreditor Agreement and any limitations and exceptions in any Loan Document, each Loan Party shall, upon the written request of Agent, cooperate with Agent in obtaining necessary approvals and making necessary filings under federal, state or local law to effect the perfection of the Security Interest on the Investment Related Property.

(i)                                  Real Property; Fixtures.  Subject to the terms of the Intercreditor Agreement, upon the acquisition by any Loan Party of any fee interest in Real Property located in the United States with a fair market value of $500,000 as estimated by such Loan Party in good faith, such Loan Party will promptly (and in any event within 30 Business Days of acquisition or such longer period as Agent agrees) notify Agent of the acquisition of such Real Property and will grant to Agent, for itself and for the benefit of the Lenders, a mortgage on each fee interest in such Real Property now or hereafter owned by such Loan Party, which Real Property shall not be subject to any other Liens except Permitted Liens, and shall deliver such other customary documentation and opinions, in form and substance reasonably satisfactory to Agent, in connection with the grant of such mortgage as Agent shall reasonably request, including appraisals, title insurance policies and endorsements, surveys, financing statements, fixture filings, flood insurance, flood insurance certifications and environmental audits and such Loan Party shall pay all recording costs, mortgage registration taxes, intangible taxes and other fees and costs (including reasonable and documented out of pocket attorney’s fees and expenses) incurred in connection therewith.  All such appraisals, title insurance policies and endorsements, environmental audits and surveys shall be prepared or issued by parties reasonably acceptable to Agent. To the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

(j)                                  Controlled Accounts.

(i)                                  Each Loan Party shall  (A) take reasonable steps to ensure that all of the Account Debtors of each Loan Party forward payment of the amounts owed by them to such Loan Party directly to an account with one or more banks set forth on Schedule 6.12(j) to the Information Certificate or another financial institution that has executed a Control  Agreement (each a “Controlled Account Bank”), and (B) deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof (or such longer period as Agent agrees), all of their cash Collections (including those sent directly by their Account Debtors to a Loan Party) into a bank account of such Loan Party (each, a “Controlled Account”) at one of the Controlled Account Banks; provided that the foregoing clauses (A) and (B) shall not be applicable to (i) petty cash not in excess of $250,000 in the aggregate held at retail stores of Parent or any of its Subsidiaries and (ii) cash or Cash Equivalents (or amounts on deposit in any Deposit Account or Securities Account) reasonably expected by the Borrowers to be used to pay any taxes required to be paid or incurred in connection with any transaction consummated pursuant to the Asset Purchase Agreements.

(ii)                              Subject to any post-closing period provided for pursuant to Section 6.18, each Loan Party shall maintain Control Agreements with each Controlled Account Bank (other than any Controlled Account Bank where no Loan Party maintains a Deposit Account or Securities Account), in form and substance reasonably acceptable to Agent with respect to each Controlled Account. After the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreement, Agent shall have the sole and exclusive right to direct, and is hereby authorized to give instructions pursuant to such Control Agreement directing, the disposition of funds in the Controlled Accounts (any such instructions, an “Activation Notice”) to Agent on a daily basis, either to any account maintained by Agent at said Controlled Account Bank or by wire transfer to appropriate account(s) of Agent as Agent may direct and, in each case, to be applied to the Obligations in the manner set forth in Section 2.4(e).  To the extent Agent issues an Activation Notice, Agent agrees to rescind such Activation Notice at such time as no Event of Default shall exist (it being understood that, notwithstanding any such rescission, Agent shall have the right and is authorized to issue an additional Activation Notice if an Event of Default shall exist at any time thereafter).

For the avoidance of doubt, all notices required under this Section 6.12 shall be in writing.

6.13.                Credit Card Notifications.  Within 60 days following the Closing Date (or such longer period as Agent agrees), each Loan Party shall deliver to the Agent copies of credit card notifications (each, a “Credit Card Notification”) in form and substance reasonably satisfactory to Agent which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 5.15(b) of the Information Certificate.

6.14.                Material Contracts.  Borrowers shall maintain all Material Contracts in full force and effect and shall not default in the payment or performance of any obligations thereunder, except as would not reasonably be expected to result in a Material Adverse Change.  At the request of Agent, (a) Borrowers shall promptly, but in any event within 5 Business Days following such written request therefor, provide Agent with copies of (i) each Material Contract entered into since the delivery of the previous Compliance Certificate and (ii) each material amendment or modification of any Material Contract entered into since the delivery of the previous Compliance Certificate, and (b) Borrowers shall use commercially reasonable efforts to obtain a “no-offset” letter in form and substance reasonably acceptable to Agent from each customer of a Borrower which is a party to any Material Contract.

6.15.                Location of Inventory and Equipment.  Keep the Inventory and Equipment (other than Inventory in transit, vehicles and Equipment out for repair) of each Loan Party with an aggregate value in excess of $250,000 only at the locations identified on Schedule 5.29 to the Information Certificate and keep the chief executive office of each Loan Party only at the locations identified on Schedule 5.6(b) to the Information Certificate unless Borrowers amend Schedules 5.6(b) or 5.29 to the Information Certificate (as applicable) by written notice to Agent (a) with respect to Schedule 5.29 to the Information Certificate, not less than 10 days prior (or such shorter period as Agent agrees) to the date on which such Inventory or Equipment is moved to a location not identified on Schedule 5.29 to the Information Certificate and (b) with respect to Schedule 5.6(b) to the Information Certificate, not less than 10 days prior (or such shorter period as Agent agrees) to the date on which the chief executive office is moved to a location not identified on Schedule 5.6(b) to the Information Certificate.

6.16.                Further Assurances.

(a)                               Subject to the terms of the Intercreditor Agreement and any limitations and exceptions in any Loan Document, at any time upon the reasonable request of Agent, each Loan Party shall execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request and in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfection or to better perfect Agent’s Liens in all of the assets of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents.  To the maximum extent permitted by applicable law, if a Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents, such Borrower and such other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Borrower’s or other Loan Party’s name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.  In furtherance and not in limitation of the foregoing, each Borrower and each other Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of each Borrower and each other Loan Party to the extent required by the Loan Documents.

(b)                              Each Borrower and each other Loan Party authorizes the filing by Agent of financing or continuation statements, or amendments thereto, and, subject to the limitations and exceptions set forth in the Loan Documents, such Loan Party will execute and deliver to Agent such other instruments or notices, as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

(c)                               Each Borrower and each other Loan Party authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all assets of debtor, whether now owned or hereafter acquired or arising, together with all proceeds thereof” or words of similar meaning, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of such financing statement.

(d)                              Each Borrower and each other Loan Party acknowledges that no Loan Party is authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Loan Party’s rights under Section 9-509(d)(2) of the Code.

6.17.                Formation of Subsidiaries.  At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 15 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) cause any such new Subsidiary to provide to Agent with a Joinder Agreement and (in the case of a Subsidiary becoming a Guarantor) a joinder to the Guaranty, together with such other security documents, as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably requested by Agent and reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary, subject to the terms of the Intercreditor Agreement and any limitations and exceptions in any Loan Document) to the extent required by the Loan Documents; provided that the foregoing shall not be required to be provided to Agent with respect to any (x) Domestic Foreign Holding Company or (y) Subsidiary that is a CFC if providing any of the foregoing would result in adverse tax consequences or the costs to the Loan Parties of providing such Guaranty, executing any security documents or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and Lenders of the security or guarantee afforded thereby, (b) within 15 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) provide to Agent a pledge agreement and, subject to the terms of the Intercreditor Agreement and any limitations and exceptions in any Loan Document, appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary owned by a Loan Party; provided that only 65% of the total outstanding voting Stock of any (x) Domestic Foreign Holding Company owned by a Loan Party and (y) first tier Subsidiary that is a CFC owned by a Loan Party (and none of the Stock of any Subsidiary of such CFC or Domestic Foreign Holding Company) shall be required to be pledged if pledging a greater amount would result in adverse tax consequences or the costs to the Loan Parties of providing such pledge or perfecting the security interests created thereby are unreasonably excessive (as determined by Agent in consultation with Borrowers) in relation to the benefits to Agent and Lenders of the security afforded thereby (with any foreign stock pledges be prepared in conformity with applicable local law (and with the advice of local counsel in such jurisdiction) to the extent the applicable foreign Subsidiary has a value of more than $1,000,000), and (c) within 15 days of such request by Agent  (or such later date as permitted by Agent in its sole discretion) provide to Agent, upon its reasonable request, all other documentation which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee by a Loan Party and required hereunder to be subject to a mortgage).  Any document, agreement, or instrument executed or issued pursuant to this Section 6.17 shall be a Loan Document.

6.18.                Post-Closing Obligations.  The Loan Parties shall comply with each requirement set forth on Exhibit C on or before the date referred to in Exhibit C (or such later date as Agent shall agree).

7.                                    NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, until payment in full of the Obligations (other than contingent indemnification obligations not yet accrued and payable), no Borrower and no other Loan Party will do, nor will any Borrower or any other Loan Party permit any of its Subsidiaries (as applicable) to do any of the following:

7.1.                        Indebtedness.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

7.2.                        Liens.  Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

7.3.                        Restrictions on Fundamental Changes.

(a)                               Merge or consolidate with or into any other Person, except for (i) any merger or consolidation between Loan Parties, provided that a Borrower must be the surviving entity of any such merger to which a Borrower is a party and Parent must be the surviving entity of any such merger to which Parent is a party, (ii) any merger or consolidation between Subsidiaries that are not Loan Parties, (iii) any Guarantor may merge or consolidate with or into any other Guarantor, (iv) any merger or consolidation to effect a transaction permitted by Section 7.4 or a Permitted Investment and (v) the transactions occurring on the Closing Date.

(b)                              Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation or dissolution of Subsidiaries of any Borrower with nominal assets and nominal liabilities, provided, that, Administrative Borrower shall provide Agent with at least 10 days’ prior written notice (or such shorter period as Agent agrees) of any such liquidation or dissolution, (ii) the liquidation or dissolution of a Loan Party (other than a Borrower) or any of its Subsidiaries so long as all of the assets (including any interest in any Stock) of such liquidating or dissolving Loan Party or Subsidiary are transferred to a Loan Party that is not liquidating or dissolving (unless otherwise permitted by Section 7.4), or (iii) the liquidation or dissolution of a Subsidiary of a Borrower that is not a Loan Party (other than any such Subsidiary the Stock of which (or any portion thereof) is subject to a Lien in favor of Agent) so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Subsidiary of a Borrower that is not liquidating or dissolving (unless otherwise permitted by Section 7.4).

(c)                               Suspend or cease operation of a substantial portion of its or their business, except as permitted pursuant to Sections 7.3(a) or (b) above or in connection with the transactions permitted pursuant to Section 7.4.

(d)                              No Loan Party may form or acquire any direct or indirect Subsidiary; except, that, upon ten (10) days prior written notice (or such shorter period as Agent agrees) by a Loan Party to Agent, a Loan Party may form a Subsidiary so long as such Subsidiary becomes a Loan Party hereunder, to the extent required by Section 6.17, subject to the terms and conditions of this Agreement and the other Loan Documents.

(e)                               Enter into any merger, migration, re-incorporation, consolidation or conversion, or series of such actions, the result of which is that the jurisdiction of incorporation or organization of any Borrower or Guarantor is no longer within the United States.

7.4.                        Disposal of Assets.  Other than Permitted Dispositions or transactions expressly permitted by Sections 7.3 or 7.12, sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or any of its other assets except as expressly permitted by this Agreement.  Agent and Lenders shall not be deemed to have consented to any sale or other disposition of any of the Collateral or any other asset except as expressly permitted in this Agreement or the other Loan Documents.

7.5.                        Change Name.  Without at least thirty (30) days’ prior written notice by Administrative Borrower to Agent (or such shorter period as Agent agrees), change the legal name, organizational identification number, state of organization, type of organization or “location” for purposes of Section 9-307 of the Code, in each case of any Loan Party.

7.6.                        Nature of Business.  Make any material change in the nature of its or their business as conducted on the date of this Agreement; provided, however, that the foregoing shall not prevent any Borrower or any other Loan Party or any of its Subsidiaries from (i) engaging in any business that is reasonably related, complementary or ancillary to the business of Parent and its Subsidiaries or (ii) consummating any transaction expressly provided for under the Asset Purchase Agreements.

7.7.                        Prepayments and Amendments.

(a)                               Except in connection with Refinancing Indebtedness permitted by Section 7.1,

(i)                                  optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or any of its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) Indebtedness owing under the ABL Credit Agreement, (D) Indebtedness owing under the Convertible Notes, subject at all times to the subordination provisions set forth in the Convertible Notes, (E) the conversion of any Indebtedness to Stock (other than Prohibited Preferred Stock) of Parent or any prepayment, redemption, defeasance, purchase or other acquisition of Indebtedness with the proceeds of issuance of Stock of Parent, and (F) commencing with the Fiscal Year ending December 31, 2018, on any date following the date on which Agent has received a prepayment (if required) pursuant to Section 2.4(d)(ii) arising from Excess Cash Flow for the immediately preceding Fiscal Year, any other prepayment, redemption, defeasance, purchase or other acquisition of Indebtedness so long as immediately before and immediately after giving effect to any such prepayment (i) no Event of Default exists, (ii) Borrowers are in compliance on a pro forma basis (giving effect to such prepayment, redemption, defeasance, purchase or other acquisition) with the covenants set forth in Section 8 recomputed for the most recently ended Fiscal Quarter for which financial statements have been delivered in accordance with Section 6.1, as if such payment had been made on the last day of such period, (iii) the Payment Conditions are satisfied and (iv) the amount of all such prepayments, redemptions, defeasances, purchases or other acquisitions of Indebtedness, together with all Restricted Junior Payments made pursuant to Section 7.9(d) in any Fiscal Year do not exceed twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year, or

(ii)                              make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions.

(b)                              Directly or indirectly, amend, modify, or change any of the terms or provisions of,

(i)                                  any agreement, instrument, document, indenture or other writing evidencing Permitted Indebtedness for borrowed money in an aggregate outstanding principal amount in excess of $250,000, in each case in a manner that is materially adverse to Agent or Lenders, other than (A) the Obligations in accordance with this Agreement, (B) Permitted Intercompany Advances, (C) any ABL Loan Document if such amendment, modification or change is permitted under the Intercreditor Agreement and (D) Indebtedness permitted under clauses (c) and (e) of the definition of Permitted Indebtedness;

(ii)                              any Material Contract except to the extent that such amendment, modification, or change could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or

(iii)                          the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of Agent and Lenders.

7.8.                        Change of Control.  Cause, permit, or suffer, directly or indirectly, any Change of Control.

7.9.                        Restricted Junior Payments.  Make any Restricted Junior Payment; provided, however, that, (a) Parent may declare and pay dividends with respect to its common Stock payable solely in additional shares of its common Stock, and, with respect to its preferred Stock, payable solely in additional shares of such preferred Stock (which shall be Permitted Preferred Stock) or in shares of its common Stock, (b) each Loan Party may make Restricted Junior Payments to Parent or any other Loan Party and each Subsidiary of any Loan Party that is not a Loan Party may make Restricted Junior Payments to Parent or any other Subsidiary of Parent (and, in the case of a Restricted Junior Payment by a non-wholly owned Subsidiary, to any Loan Party and any other Subsidiary and to each other owner of Stock of such Subsidiary based on their relative ownership interests of the relevant class of Stock), (c) Parent and its Subsidiaries may make Restricted Junior Payments pursuant to and in accordance with equity incentive plans, employment agreements or other benefit plans for management or employees of the Parent or any of its Subsidiaries made in the ordinary course of such Person’s business in an aggregate amount not to exceed $1,000,000 in any fiscal year, (d) commencing with the Fiscal Year ending December 31, 2018, on any date following the date on which Agent has received a prepayment (if required) pursuant to Section 2.4(d)(ii) arising from Excess Cash Flow for the immediately preceding Fiscal Year, Parent or any of its Subsidiaries may make any other Restricted Junior Payment so long as immediately before and immediately after giving effect to any such Restricted Junior Payment (i) no Event of Default exists, (ii) Borrowers are in compliance on a pro forma basis (giving effect to such Restricted Junior Payment) with the covenants set forth in Section 8 recomputed for the most recently ended Fiscal Quarter for which financial statements have been delivered in accordance with Section 6.1, as if such Restricted Junior Payment had been made on the last day of such period, (iii) the Payment Conditions are satisfied and (iv) the amount of all such Restricted Junior Payments, together with all payments made pursuant to Section 7.7(a)(i)(F) in any Fiscal Year do not exceed twenty-five percent (25%) of Excess Cash Flow for the immediately preceding Fiscal Year and (e) Parent or any of its Subsidiaries may make any Restricted Junior Payment on the Closing Date to the extent required by the Merger Agreement, Stock Purchase Agreement, Rollover Agreement and Asset Purchase Agreements.

7.10.                Fiscal Year.  Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

7.11.                Investments; Controlled Investments.

(a)                               Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment (except for liabilities or obligations otherwise permitted under this Agreement).

(b)                              Commencing on the date that is no later than 90 days (or such longer period as Agent shall agree) after the Closing Date, other than (i) an aggregate amount of not more than $250,000 with respect to any single Deposit Account of any Loan Party or $500,000 with respect to all Deposit Accounts of the Loan Parties, (ii) amounts deposited into any Excluded Account and (iii) petty cash, not in excess of $250,000 in the aggregate for all Loan Parties held at retail stores of Parent or any of its Subsidiaries, no Loan Party shall make, acquire, or permit to exist Permitted Investments consisting of amounts credited to Deposit Accounts or Securities Accounts unless the applicable Loan Party and the applicable bank  or securities intermediary have entered into Control Agreements with Agent governing such Permitted Investments in order to perfect (and further establish) Agent’s Liens in such Permitted Investments. In no event shall any Loan Party be required to pledge or provide a Control Agreement with respect to its account with Apex Clearing Corporation (or any other Person in similar capacity) holding only treasury shares of Parent (the “Treasury Shares Account”).

7.12.                Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower, any other Loan Party or any of their Subsidiaries except for:

(a)                               transactions contemplated by the Loan Documents or transactions (other than the payment of management, consulting, monitoring, or advisory fees) with any Affiliates of any Borrower or any Loan Party in the ordinary course of business of such Borrower or Loan Party or Subsidiary, undertaken in good faith, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s length transaction with a non-Affiliate;

(b)                              any customary fees and reasonable out-of-pocket costs to, and indemnities provided for the benefit of directors (or comparable managers) of such Loan Party or Subsidiary;

(c)                               the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party and its Subsidiaries in the ordinary course of business;

(d)                              any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, phantom equity, stock options and stock ownership plans approved by a Loan Party’s Board of Directors in the ordinary course of business and consistent with industry practice or such Loan Party’s past practice;

(e)                               (i) any transaction consummated on the Closing Date that is contemplated under the Merger Agreement, the Stock Purchase Agreement or the Rollover Agreement and (ii) escrow and indemnity arrangements contemplated in the Asset Purchase Agreements;

(f)                                any Loan Party or Subsidiary may pay management and consulting fees to Equity Sponsor or its Affiliates so long as (i) no Event of Default shall have occurred and be continuing or would result therefrom, (ii) the aggregate amount of such fees paid during any fiscal year does not exceed $500,000 and related indemnities (such related indemnities may be paid irrespective of whether an Event of Default has occurred and is continuing), (iii) such fees are paid pursuant to a management agreement (the “Management Agreement”) entered into by Equity Sponsor and/or one of its Affiliates and one or

more of the Loan Parties in form and substance reasonably satisfactory to Agent and (iv) the Equity Sponsor, or its Affiliate(s), as applicable, shall have entered into a subordination agreement in favor of Agent with respect to the obligations of the Loan Parties under the Management Agreement which shall be in form and substance satisfactory to Agent;

(g)                               so long as no Event of Default shall have occurred and be continuing or would result therefrom, customary payments by Parent or any of its Subsidiaries in an amount not to exceed $1,000,000 in any fiscal year to the Equity Sponsor or any of its Affiliates for services actually rendered with respect to any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the Board of Directors and a majority of the disinterested members of the Board of Directors of Parent, in good faith;

(h)                              transactions among Parent and its Subsidiaries or between Subsidiaries to the extent otherwise permitted under Section 7; and

(i)                                  transactions permitted by Section 7.3 or Section 7.9 or Section 7.11 or clause (h) or (i) of the definition of “Permitted Indebtedness”, or any Permitted Intercompany Advance.

7.13.                [Reserved].

7.14.                [Reserved].

7.15.                [Reserved].

7.16.                Inventory and Equipment with Bailees.  Store the Inventory or Equipment with an aggregate value in excess of $250,000 for all Loan Parties in the aggregate at any time now or hereafter with a bailee, warehouseman, or similar party, except as set forth on Schedule 7.16 to the Information Certificate without at least 10 days’ prior written notice to Agent.

8.                                    FINANCIAL COVENANTS.

Each Borrower and Guarantor covenants and agrees that, until indefeasible payment in full of the Obligations (other than contingent indemnification obligations not yet accrued and payable), Borrowers shall not:

(a)                               Net Senior Leverage Ratio.  Permit the Net Senior Leverage Ratio for any period of 4 consecutive Fiscal Quarters of Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Net Senior Leverage Ratio
June 30, 2016	4.20 to 1.00
September 30, 2016	4.20 to 1.00
December 31, 2016	3.95 to 1.00
March 31, 2017	4.13 to 1.00
June 30, 2017	3.95 to 1.00

Fiscal Quarter End	Net Senior Leverage Ratio
September 30, 2017	3.86 to 1.00
December 31, 2017	3.59 to 1.00
March 31, 2018	3.62 to 1.00
June 30, 2018	3.26 to 1.00
September 30, 2018	3.26 to 1.00
December 31, 2018	3.21 to 1.00
March 31, 2019	3.22 to 1.00
June 30, 2019	2.90 to 1.00
September 30, 2019	2.87 to 1.00
December 31, 2019	2.80 to 1.00
March 31, 2020	2.79 to 1.00
June 30, 2020	2.46 to 1.00
September 30, 2020	2.44 to 1.00
December 31, 2020 and each March 31, June 30, September 30 and December 31 thereafter	2.38 to 1.00

(b)                              Net Senior Rent Adjusted Leverage Ratio.  Permit the Net Senior Rent Adjusted Leverage Ratio for any period of 4 consecutive Fiscal Quarters of Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be greater than the ratio set forth opposite such date:

Fiscal Quarter End	Net Senior Rent Adjusted Leverage Ratio
June 30, 2016	5.29 to 1.00
September 30, 2016	5.29 to 1.00
December 31, 2016	5.10 to 1.00
March 31, 2017	5.25 to 1.00
June 30, 2017	5.16 to 1.00
September 30, 2017	5.09 to 1.00
December 31, 2017	4.85 to 1.00
March 31, 2018	4.90 to 1.00

Fiscal Quarter End	Net Senior Rent Adjusted Leverage Ratio
June 30, 2018	4.66 to 1.00
September 30, 2018	4.68 to 1.00
December 31, 2018	4.64 to 1.00
March 31, 2019	4.66 to 1.00
June 30, 2019	4.44 to 1.00
September 30, 2019	4.43 to 1.00
December 31, 2019	4.36 to 1.00
March 31, 2020	4.37 to 1.00
June 30, 2020	4.15 to 1.00
September 30, 2020	4.16 to 1.00
December 31, 2020 and each March 31, June 30, September 30 and December 31 thereafter	4.10 to 1.00

(c)                               Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio for any period of 4 consecutive Fiscal Quarters of Parent and its Subsidiaries for which the last Fiscal Quarter ends on a date set forth below to be less than the ratio set forth opposite such date:

Fiscal Quarter End	Fixed Charge Coverage Ratio
June 30, 2016	1.56 to 1.00
September 30, 2016	1.77 to 1.00
December 31, 2016	1.85 to 1.00
March 31, 2017	1.66 to 1.00
June 30, 2017	1.46 to 1.00
September 30, 2017	1.50 to 1.00
December 31, 2017	1.52 to 1.00
March 31, 2018	1.45 to 1.00
June 30, 2018	1.45 to 1.00
September 30, 2018	1.45 to 1.00
December 31, 2018	1.48 to 1.00
March 31, 2019	1.47 to 1.00

Fiscal Quarter End	Fixed Charge Coverage Ratio
June 30, 2019	1.47 to 1.00
September 30, 2019	1.45 to 1.00
December 31, 2019	1.47 to 1.00
March 31, 2020	1.47 to 1.00
June 30, 2020	1.47 to 1.00
September 30, 2020	1.45 to 1.00
December 31, 2020 and each March 31, June 30, September 30 and December 31 thereafter	1.47 to 1.00

9.                                    EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

9.1.                        If any Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations consisting of principal of any Loan when and as the same shall become due and payable;

9.2.                        If any Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations payable under this Agreement (except as covered in Section 9.1) and such failure continues for a period of 3 Business Days;

9.3.                        If any Loan Party or any of its Subsidiaries:

(a)                               fails to perform or observe any covenant or other agreement contained in any of (i) Sections 6.1, 6.2, 6.3 (solely if any Loan Party is not in good standing in its jurisdiction of organization), 6.5(a) (solely with respect to F.I.C.A., F.U.T.A., federal income taxes and any other taxes or assessments the non-payment of which may result in a Lien having priority over Agent’s Liens), 6.5(b), 6.6 (solely with respect to the maintenance of insurance), 6.7 (solely if any Loan Party or any of its Subsidiaries refuses to allow Agent or any of its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss its affairs, finances, and accounts with its officers and employees in the manner required by such Section), 6.12, 6.14, 6.17, or 6.18 (ii) Section 7  or (iii) Section 8;

(b)                              fails to perform or observe any covenant or other agreement contained in (A) any of Sections 6.3 (other than if a Loan Party is not in good standing in its jurisdiction of organization), 6.7 (other than if any Loan Party or any of its Subsidiaries refuses to allow Agent or any of its representatives or agents to visit its properties, inspect its assets or books or records, examine and make copies of its books or records or disclose it affairs, finances and accounts with its officers and employees), 6.8, 6.9, 6.11, 6.13, 6.15, or 6.16 and such failure continues for a period of 15 days after the earlier of (i) the date on which such failure shall first become known by any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Agent; or (B) Section 6.6 (other than with respect to the Loan Parties’ maintenance of insurance) and such failure continues for a period of 5 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Agent; or

(c)                               fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is unable to be cured (in which case an Event of Default shall occur immediately) or is the subject of another provision of this Section 9 (in which event such other provision of this Section 9 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan Party or (ii) the date on which written notice thereof is given to any Loan Party by Agent;

9.4.                        If one or more final judgments, orders, or awards for the payment of money involving an aggregate amount of $2,500,000 or more (except to the extent paid or covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

9.5.                        a Loan Party or any of its Subsidiaries shall voluntarily commence an Insolvency Proceeding;

9.6.                        If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary  consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

9.7.                        If any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or substantially all of the business affairs of Parent and its Subsidiaries, taken as a whole;

9.8.                        If there is (a) a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons governing the Indebtedness of such Loan Party or such Subsidiary (other than any ABL Loan Document) involving an aggregate amount of $2,500,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder, or (b) a default by any Loan Party or any of its Subsidiaries under or an involuntary early termination of one or more Hedge Agreements to which a Loan Party or any of its Subsidiaries is a party resulting in a liability of any Loan Party or any of its Subsidiaries in an aggregate amount of $2,500,000 or more;

9.9.                        If any warranty, representation, certificate, statement, or record made by any Loan Party or any of its Subsidiaries herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect as of the date of issuance or making or deemed making thereof;

9.10.                If the obligation of any Guarantor under its Guaranty or any other Loan Document to which any Guarantor is a party is terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement), or if any Guarantor fails to perform any obligation under its Guaranty or under any such Loan Document, or repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty, or under any such Loan Document, or any individual Guarantor dies or becomes incapacitated, or any other Guarantor ceases to exist for any reason (except as otherwise permitted hereunder);

9.11.                If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason (except as expressly permitted by this Agreement), fail or cease to create a valid and perfected and, except to the extent of Permitted Liens which are permitted purchase money Liens, the interests of lessors under Capital Leases, or Liens securing the ABL Obligations (subject to the terms and provisions of the Intercreditor Agreement), first priority Lien on the Collateral covered thereby (other than with respect to an aggregate amount of Collateral with a value of less than $250,000);

9.12.                Any executive officer of a Loan Party is convicted of or pleads guilty to a felony offense under state or federal law, or a Loan Party hires an executive officer who has been convicted of or has plead guilty to any such felony offense;

9.13.                The validity or enforceability of any Loan Document against any Loan Party shall at any time for any reason be declared to be null and void, or a proceeding shall be commenced by a Loan Party or any of its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or any of its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or any of its Subsidiaries shall deny that such Loan Party or such Subsidiary has any liability or obligation purported to be created under any Loan Document;

9.14.                An “Event of Default” under, and as defined in, the ABL Credit Agreement shall have occurred;

9.15.                An “Event of Default” under, and as defined in, any Factoring Agreement shall have occurred; or

9.16.                An “Event of Default” under, and as defined in the Convertible Notes Documents shall have occurred.

10.                            RIGHTS AND REMEDIES.

10.1.                Rights and Remedies.  Upon the occurrence and during the continuation of an Event of Default, Agent may, and at the instruction of the Required Lenders shall, in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)                               by notice to the Administrative Borrower (except, that, no such notice shall be required for an Event of Default arising under Section 9.5 or Section 9.6 herein), declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower and each other Loan Party;

(b)                              by notice to the Administrative Borrower (except, that, no such notice shall be required for an Event of Default arising under Section 9.5 or Section 9.6 herein), declare the funding obligations of Lenders (if any) under this Agreement terminated;

(c)                               subject to the terms of the Intercreditor Agreement, give notice to an Account Debtor or other Person obligated to pay an Account, a General Intangible, Negotiable Collateral, or other amount due, that the Account, General Intangible, Negotiable Collateral or other amount due has been assigned to Agent for security and must be paid directly to Agent and Agent may collect the Accounts, General Intangible and Negotiable Collateral of each Borrower and each other Loan Party directly, and any collection costs and expenses shall constitute part of the  Obligations under the Loan Documents;

(d)                              without notice to or consent from any Loan Party or any of its Subsidiaries, and without any obligation to pay rent or other compensation, subject to the Intercreditor Agreement, take exclusive possession of all locations where any Loan Party or any of its Subsidiaries conduct its business or has any rights of possession and use the locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Agent in good faith; and

(e)                               exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law.

10.2.                Additional Rights and Remedies.  Without limiting the generality of the foregoing, each Loan Party expressly agrees that upon the occurrence and during the continuation of an Event of Default:

(a)                               Agent, without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Borrower, any other Loan Party or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may, and at the direction of Required Lenders shall, take immediate possession of all or any portion of the Collateral and (i) require Loan Parties to, and each Borrower and each other Loan Party hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations designated by Agent where such Borrower or other Loan Party conducts business, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent’s or Loan Party’s offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable.  Each Borrower and each other Loan Party agrees that, to the extent notice of sale shall be required by law, at least 10 days’ notice to such Borrower or such other Loan Party of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and such notice shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code.  Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Agent may adjourn any public or private sale from time to time, and such sale may be made at the time and place to which it was so adjourned.  Each Borrower and each other Loan Party agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code.  Each Borrower and each other Loan Party agrees that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and such Borrower or such other Loan Party is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the Code;

(b)                              Agent may, and at the direction of Required Lenders shall, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it under applicable law and without the requirement of notice to or upon any Loan Party or any other Person (which notice is hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), (i) with respect to any Loan Party’s Deposit Accounts in which Agent’s Liens are perfected by control under Section 9-104 of the Code, instruct the bank maintaining such Deposit Account for the applicable Loan Party to pay the balance of such Deposit Account to or as directed by Agent, and (ii) with respect to any Loan Party’s Securities Accounts in which Agent’s Liens are perfected by control under Section 9-106 of the Code, instruct the securities intermediary maintaining such Securities Account for the applicable Loan Party to (A) transfer any cash in such Securities Account to or as directed by Agent, or (B) liquidate any financial assets in such Securities Account that are customarily sold on a recognized market and transfer the cash proceeds thereof to or at the direction of Agent;

(c)                               any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Obligations in the order set forth in Section 2.4(e).  In the event the proceeds of Collateral are insufficient to satisfy all of the Obligations in full, each Borrower and each other Loan Party shall remain jointly and severally liable for any such deficiency; and

(d)                              the Obligations arise out of a commercial transaction, and that if an Event of Default shall occur Agent shall have the right to an immediate writ of possession without notice of a hearing.  Agent shall have the right to the appointment of a receiver for each Loan Party or for the properties and assets of each Loan Party, and each Borrower and each other Loan Party hereby consents to such rights and such appointment and hereby waives any objection such Borrower or such Loan Party may have thereto or the right to have a bond or other security posted by Agent or Lenders.

Notwithstanding the foregoing or anything to the contrary contained in Section 10.1, upon the occurrence of any Default or Event of Default described in Section 9.5 or Section 9.6, in addition to the remedies set forth above, without any notice to any Borrower or any other Person or any act by Agent, all of the Obligations shall automatically and immediately become due and payable and each Borrower shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by each Borrower.

10.3.                Agent Appointed Attorney in Fact.  Each Borrower and each other Loan Party hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Borrower and such Loan Party and in the name of such Borrower or such Loan Party or otherwise, at such time as an Event of Default has occurred and is continuing, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a)                               to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Borrower or such other Loan Party;

(b)                              to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

(c)                               to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Borrower or such other Loan Party or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral;

(d)                              to repair, alter, or supply Goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to Borrower or such other Loan Party in respect of any Account of such Borrower or such other Loan Party;

(e)                               to use any Intellectual Property or Intellectual Property Licenses of such Borrower or such other Loan Party including but not limited to any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, or advertising matter, in preparing for sale, advertising for sale, or selling Inventory or other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Borrower or such other Loan Party;

(f)                                to take exclusive possession of all locations where each Borrower or other Loan Party conducts its business or has rights of possession, without notice to or consent of any Borrower or any Loan Party and to use such locations to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, without obligation to pay rent or other compensation for the possession or use of any location;

(g)                               Agent shall have the right, but shall not be obligated, to bring suit in its own name or in the applicable Loan Party’s name, to enforce the Intellectual Property and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Borrower or such other Loan Party shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement; and

(h)                              to the extent permitted by law, such Borrower and each other Loan Party hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable until all Obligations have been paid in full in cash.

10.4.                Remedies Cumulative.  The rights and remedies of Agent and Lenders under this Agreement, the other Loan Documents, and all other agreements shall be cumulative.  Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity.  No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Agent or any Lender of any Default or Event of Default shall be deemed a continuing waiver.  No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by it.

10.5.                Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 10.1 or during an Event of Default the Agent has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received by Agent upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied, subject to the Intercreditor Agreement, to the Obligations in accordance with Section 2.4(e)(ii) and, thereafter, to Borrowers or such other Person entitled thereto under applicable law.

10.6.                Marshaling.  Neither Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of Agent’s and Lenders’ rights and remedies under this Agreement and under the other Loan Documents and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Borrower and each other Loan Party hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s and Lenders’ rights and remedies under this Agreement or under any other Loan Document or instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Borrower hereby irrevocably waives the benefits of all such laws.

10.7.                License.  Solely for the purpose of enabling Agent to exercise its rights and remedies hereunder, at such time as Agent is lawfully entitled to exercise such rights and remedies, each Borrower and each other Loan Party hereby grants to Agent a non-exclusive, worldwide license (without the payment of royalties to any Debtor) to use or otherwise exploit all Intellectual Property rights of such Borrower or such Loan Party for the purpose of: (a) completing the manufacture of any in-process materials while any Event of Default exists so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Borrower or such other Loan Party for its own manufacturing; and (b) selling, leasing or otherwise disposing of any or all Collateral while any Event of Default exists; provided that such license shall be subject to the exclusive rights of any licensee under a license granted prior to such Event of Default, and (ii) the quality of any products or services in connection with which any Trademarks licensed hereunder are used will not be materially inferior to the quality of such services or products provided by such Borrower or such Loan Party under such Trademarks immediately prior to such Event of Default and such Borrower or such Loan Party shall have the right to inspect any such products and services to monitor compliance with such standard.

11.                            WAIVERS; INDEMNIFICATION.

11.1.                Demand; Protest; etc.  Each Borrower and each other Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Agent on which such Borrower or such other Loan Party may in any way be liable.

11.2.                The Agent’s Liability for Collateral.  Each Borrower and each other Loan Party hereby agrees that:  (a) so long as Agent complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for:  (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by each Borrower and such other Loan Parties.

11.3.                Indemnification.  Each Borrower and each other Loan Party shall pay, indemnify, defend, and hold the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by applicable law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred and documented in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of compliance by each Borrower and each other Loan Party and each of its Subsidiaries with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, (c) in connection with the custody, preservation, use or operation of, or, while an Event of Default exists, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other

Loan Documents, (d) with respect to the failure by any Borrower or any other Loan Party to perform or observe any of the provisions hereof or any other Loan Document, (e) in connection with the exercise or enforcement of any of the rights of Agent and Lenders hereunder or under any other Loan Document, and (f) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Borrower or any other Loan Party or any Subsidiary of a Borrower or any other Loan Party or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of such Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”).  The foregoing to the contrary notwithstanding, no Borrower or any other Loan Party shall have any obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, or attorneys.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.  If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which a Borrower or any other Loan Party was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by such Borrower or such other Loan Party with respect thereto.  WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.       NOTICES.

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile.  In the case of notices or demands to Borrowers, any other Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to Loan Parties or to the Administrative Borrower at:	c/o RG Parent LLC 1231 S. Gerhart Avenue Commerce, CA 90022 Attn: Hamish Sandhu Fax No.: (323) 417-5127 Email: Hamish@joesjeans.com
with courtesy copies to (which shall not constitute Notice for purposes of this Section 12):	Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071 Attn: Kristine Dunn Fax No.: 213.621.5493 Email: Kristine.Dunn@skadden.com

If to Agent:

TCW Asset Management Company

200 Clarendon Street, 51st Floor

Boston, Massachusetts  02116

Attention:  James Synborski

Fax:

Email: James.Synborski@tcw.com

and

Cortland Capital Market Services LLC

225 W. Washington Street, Suite 2100

Chicago, Illinois 60606

Attn: Valerie Opperman and Legal Department

Email: Valerie.opperman@cortlandglobal.com; legal@cortlandglobal.com

Fax: 312-376-0751

with courtesy copies to (which shall not constitute Notice for purposes of this Section 12):	Goldberg Kohn Ltd. 55 East Monroe, Suite 3300 Chicago, Illinois 60603 Attention: Seth H. Good, Esq. Fax: (312) 863-7838 Email: Seth.Good@goldbergkohn.com

Any party hereto may change the address at which it is to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties.  All notices or demands sent in accordance with this Section 12 shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).  Any notice given by Agent to any Borrower as provided in this Section 12 shall be deemed sufficient notice as to all Loan Parties, regardless of whether each Loan Party is sent a separate copy of such notice or whether each Loan Party is specifically identified in such notice.

13.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)        THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO AS WELL AS ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b)        THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK AND THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c)        TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, EACH OTHER LOAN PARTY, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH, A “CLAIM”).  EACH BORROWER EACH OTHER LOAN PARTY, AGENT AND EACH LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)        NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY OTHER PARTY, OR ANY AFFILIATE OF SUCH OTHER PARTY OR ANY  DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

14.       ASSIGNMENTS; SUCCESSORS.

(a)        This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party, Agent and each Lender and their respective successors and assigns; provided, however, that, except as permitted in Section 7.3(a), none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of each Lender and any such assignment without the Lenders’ prior written consent shall be null and void.

(b)        Each Lender may with the written consent of Agent (such consent of Agent not to be unreasonably withheld or delayed, except in the case of a proposed assignment to any holder of Indebtedness that is contractually subordinated to the Obligations, in which case Agent may withhold consent in its sole and absolute discretion) and the written consent of the Administrative Borrower (such consent of the Administrative Borrower not to be unreasonably withheld or delayed and shall be deemed given if not denied in writing by the Administrative Borrower within 5 Business Days after receipt of written request therefor), assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Loans; provided, however, that (1) such assignment is in an amount which is at least $3,000,000 or a multiple of $1,000,000 in excess thereof (or such lesser amount as may be agreed to by Agent in its sole discretion) (except such minimum amount shall not apply to an assignment by a Lender to (x) a Lender, an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other to the extent the aggregate amount to be assigned to all such new Lenders is at least $3,000,000 or a multiple of $1,000,000 in excess thereof), (2) the parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note (if requested by the applicable Lender) subject to such assignment and such parties shall deliver to Agent, for the benefit of Agent, a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender) and Agent shall have received all documentation and other information with respect to the assignee that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, (3) no written consent of the Administrative Borrower shall be required in connection with any assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender or if (A) such assignment is in connection with any merger, amalgamation, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (B) a Specified Event of Default has occurred and is continuing, (4) so long as no Specified Event of Default has occurred and is continuing, no such assignment shall be made to any Disqualified Institution without the consent of Administrative Borrower (which consent shall not be unreasonably withheld, conditioned or delayed) and (5) no such assignment shall be made to any Loan Party, Equity Sponsor or any of their respective Affiliates.  Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance and recordation on the Register, which effective date shall be at least 3 Business Days after the delivery thereof to Agent (or such shorter period as shall be agreed to by Agent and the parties to such assignment), (A) the assignee thereunder shall become a “Lender” hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c)        By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d)        Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at its office, a copy of each Assignment and Acceptance delivered to it that has been accepted by Agent and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Term Loan Commitments of, and the principal amount of the Loans (and stated interest thereon) (the “Registered Loans”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e)        Upon receipt by Agent of a completed Assignment and Acceptance and Agent’s acceptance of such Assignment and Acceptance pursuant to Section 14(b) (which consent of Agent must be evidenced by Agent’s execution of an acceptance to such Assignment and Acceptance), Agent shall record the information contained therein in the Register.

(f)        A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide).  Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s).  Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

(g)        In the event that any Lender sells participations in a Registered Loan, such Lender shall, acting for this purpose as a non-fiduciary agent on behalf of the Borrowers, maintain, or cause to be maintained, a register, on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan that is the subject of the participation (the “Participant Register”).  A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.  The Participant Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.  No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.

(h)        Any Person who purchases or is assigned or participates in any portion of such Registered Loan shall, at the time such Person is claiming the benefits under Section 16, comply with any requirements described in Section 16 at the time such Person is claiming the benefits under Section 16.

(i)         Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Term Loan Commitment and the Loans made by it); provided that (i) such Lender’s obligations under this Agreement (including without limitation, its Term Loan Commitment hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents; (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or  substantially all of the Collateral or all or substantially all of the Loan Parties; (iv) the sale of a participation shall not be made to any Loan Party, Equity Sponsor or any of their respective Affiliates, (v) to the extent the Borrowers have made the list of Disqualified Institutions available to the Lenders, so long as no Specified Event of Default has occurred and is continuing, no participation shall be made to any Disqualified Institution and (vi) the sale of a participation to any holder of Indebtedness that is contractually subordinated to the Obligations shall require the written consent of the Agent, which consent the Agent may grant or withhold in its sole and absolute discretion.  The Loan Parties agree that each participant shall be entitled to the benefits of Section 16 (subject to the requirements and limitations therein) and Section 2.12 of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it were a Lender; provided that such participant complies with the requirements applicable to Lenders in such Sections, Section 2.14 and this Section 14 as if it were a Lender.

(j)         Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or loans made to such Lender pursuant to securitization or similar credit facility (a “Securitization”); provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  If requested by such Lender, the Loan Parties shall cooperate with such Lender and its Affiliates to effect the Securitization including, without limitation, by providing such information as may be reasonably requested by such Lender in connection with the rating of its Loans or the Securitization.

15.       AMENDMENTS; WAIVERS.

(a)        No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter and other than any supplements or modifications to the Information

Certificate accepted by Agent or any joinder to the Guaranty required hereunder), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (x) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of Agent and the Lenders or extending an existing Lien over additional property, by Agent and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), (y) in the case of any other waiver or consent, by Agent and Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers) and (z) in the case of any other amendment, by Agent and Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrowers (or by the Administrative Borrower on behalf of the Borrowers), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(i)         increase the Term Loan Commitment of any Lender, reduce the principal of, or interest on, any Loan payable to any Lender, or reduce the amount of any fee payable for the account of any Lender, in each case, without the written consent of such Lender (except in connection with the waiver of default interest (which shall be effective with the consent of the Required Lenders)) (it being understood that any change to the definition of “Net Senior Leverage Ratio” or the component definitions thereof shall not constitute a reduction or forgiveness in interest);

(ii)        postpone or extend any scheduled date fixed for any payment (but not prepayment) of principal of, or interest or fees on, any Loan payable to any Lender, in each case, without the written consent of each Lender directly affected thereby;

(iii)       change the percentage of the Term Loan Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder without the written consent of each Lender;

(iv)       amend the definition of “Required Lenders” or “Pro Rata Share” without the written consent of each Lender;

(v)        release all or substantially all of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Agent for the benefit of the Agents and the Lenders (except as otherwise provided in this Agreement or any other Loan Document), or release any Borrower or all or substantially all the Guarantors (except, in each case, in connection with a transaction permitted hereunder), in each case, without the written consent of each Lender;

(vi)       except as provided in Section 2.2, create any new class, tranche or series of commitments or Loans, change any commitment or Loan to a commitment or Loan of a different class, tranche or series, or subordinate any commitment or Loan to the Loans and commitments held by another Lender, in each case, without the written consent of each Lender; or

(vii)      amend, modify or waive Section 2.4(e) or this Section 15 without the written consent of each Lender.

Notwithstanding the foregoing, (A) no amendment or waiver of any of the provisions of the Fee Letter (or the definition thereof), and no consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and the Borrowers (and shall not require the written consent of any of the Lenders), (B) no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent (but not in its capacity as a

Lender) under this Agreement or the other Loan Documents, (C) any amendment, waiver or consent to any provision of this Agreement (including Section 2.4(e) and Section 2.4(g)) that permits any Loan Party, Equity Sponsor or any of their respective Affiliates to purchase Loans on a non-pro rata basis, become an eligible assignee pursuant to Section 14 and/or make offers to make optional prepayments on a non-pro rata basis shall require the prior written consent of the Required Lenders rather than the prior written consent of each Lender, (D) any supplements or modifications to the Information Certificate shall require only the signature of (1) Administrative Borrower and (2) other than with respect to Schedules 5.1(c), 5.6(a), 5.6(b), 5.6(c), 5.15(a), 5.29 or 7.16, Agent, and (E) any joinder to the Guaranty required hereunder shall require only the signature of the applicable Loan Party.  Notwithstanding anything to the contrary herein, (i) no Defaulting Lender, shall have any right to approve or disapprove any amendment, waiver or consent under the Loan Documents and any Loans held by such Person for purposes hereof shall be automatically deemed to be voted pro rata according to the Loans of all other Lenders in the aggregate (other than such Defaulting Lender) and (ii) any Lender that also holds Indebtedness of any Loan Party that is contractually subordinated to the Obligations (x) shall be excluded from the determination of Required Lenders, and shall not have voting rights with respect to any matters requiring the approval of Required Lenders and (y) shall have voting rights solely with respect to the matters described in clause (i) of this Section 15(a) and otherwise shall not have any voting rights under this Agreement or any other Loan Document.

(b)        If any action to be taken by the Lenders hereunder requires the consent, authorization, or agreement of all of the Lenders or any Lender affected thereby, and a Lender other than Agent (or an affiliate of Agent) (the “Holdout Lender”) fails to give its consent, authorization, or agreement, then Administrative Borrower or Agent, upon at least 5 Business Days’ prior notice to the Holdout Lender and, in the case of any such replacement by Administrative Borrower, Agent, may replace the Holdout Lender with one or more substitute lenders reasonably acceptable to Agent (each, a “Replacement Lender”), and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.  Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever.  If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance.  The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14 (including with the consent of Administrative Borrower to the extent required by Section 14(b)).  Until such time as the Replacement Lender shall have acquired all of the Obligations, the Term Loan Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make its Pro Rata Share of the Term Loan.

(c)        No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of Agent and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by Agent and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

16.       TAXES.

(a)        Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable Loan Party or Agent) requires deduction or withholding of any tax, excluding (i) taxes imposed on or measured by the net income (however denominated) of Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a “Transferee”)),  franchise taxes, and branch profits taxes , in each case (A) imposed as a result of Agent, such Lender or Transferee being organized under the laws of, or having its principal office or applicable lending office located in, the jurisdiction imposing such tax (or any other political subdivision thereof) or (B) imposed as a result of a present or former connection between Agent, such Lender or Transferee and the jurisdiction imposing such tax (other than connections arising solely from entering into any Loan Document, receiving a payment thereunder, securing collateral with respect thereto, or enforcing any right or remedy with respect thereto), (ii) U.S. federal withholding taxes attributable to Agent’s or any Lender’s (or Transferee’s) failure to comply with Section 16(d) and (iii) any U.S. federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”, and all such excluded taxes, “Excluded Taxes”) from or in respect of any sum payable hereunder to Agent or any Lender (or any Transferee), (i) the sum payable by the Loan Party shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16) Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)        In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (“Other Taxes”).  Each Loan Party shall deliver to Agent official receipts or other evidence of such payment reasonably acceptable to Agent in respect of any Taxes or Other Taxes payable hereunder as soon as practicable after payment of such Taxes or Other Taxes.

(c)        The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and each Lender harmless from and against Taxes and Other Taxes and related expenses including reasonable attorneys’ fees and tax advisor fees (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 16) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.  Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes, absent manifest error in such written demand.

(d)        If any Lender (or Transferee) is entitled under applicable law to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, such Lender (or Transferee) shall deliver to Administrative Borrower and Agent, at the time or times reasonably requested by Administrative Borrower or Agent, such properly completed an executed documentation reasonably requested by Administrative Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by Administrative Borrower or Agent, each Lender (or Transferee) shall deliver such other documentation prescribed by applicable law or reasonably requested by Administrative Borrower or Agent as will enable Administrative Borrower or Agent to determine whether or not such Lender (or Transferee) is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 16(d)(i), (ii), (iii) or (iv) below) shall not be required if in the applicable Lender’s or Transferee’s reasonable judgment such completion, execution or submission would subject such Lender or Transferee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, Transferee or their respective Affiliates. Without limiting the generality of the foregoing:

(i)         Each Lender (or Transferee) that is organized under the laws of a jurisdiction outside the United States (a “Non-U.S. Lender”) agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 14 hereof after the Closing Date, on or before the date upon which such Lender becomes a party hereto) deliver to Administrative Borrower and Agent one properly completed and duly executed originals of either U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax and payments of interest hereunder.  In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the IRC, such Non-U.S. Lender hereby represents to the Administrative Borrower and Agent that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the IRC, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the IRC) of a Loan Party and is not a controlled foreign corporation related to a Loan Party (within the meaning of Section 864(d)(4) of the IRC), and such Non-U.S. Lender agrees that it shall promptly notify Administrative Borrower and Agent in the event any such representation is no longer accurate.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, such Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Administrative Borrower, Agent, the assigning Lender or the Lender granting a participation, as applicable.  Notwithstanding any other provision of this Section 16, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 16(d) that such Non-U.S. Lender is not legally able to deliver.

(ii)        Each Lender (or Transferee) that is a “United States person” (within the meaning of Section 7701(a)(30) of the IRC) (each a “U.S. Lender”) agrees that it shall, no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 14 after the Closing Date, or before the date upon which such Lender becomes a party hereto) deliver to Administrative Borrower and Agent a complete and duly executed original of Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto certifying that such Lender (or Transferee) is not subject to United States backup withholding tax on the date it becomes a party to this Agreement.  In addition, such U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefore from Administrative Borrower, Agent, the assigning Lender or the Lender granting a participation, as applicable.

(iii)       any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Administrative Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of any Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Administrative Borrower or Agent to determine the withholding or deduction required to be made; and

(iv)       if a payment made to Agent or a Lender (or any Transferee) under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Agent or such Lender (or Transferee) were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), Agent or such Lender (or Transferee) shall deliver to Administrative Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower as may be necessary for such Borrower to comply with their obligations under FATCA and to determine that Agent or such Lender (or Transferee) has complied with Agent’s or such Lender’s (or Transferee’s) obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender (or Transferee) and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and Agent in writing of its legal inability to do so.

(e)        The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any Additional Amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 16 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender (or Transferee) designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or Additional Amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation, or (ii) the obligation to pay such Additional Amounts would not have arisen but for a failure by such Non-U.S. Lender (or Transferee) to comply with the provisions of clause (d) above.

(f)        Agent or any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require Agent or such Lender (or Transferee) to disclose any information Agent or such Lender (or Transferee) deems confidential and would not, in the reasonable determination of Agent or such Lender (or Transferee), be otherwise disadvantageous to Agent or  such Lender (or Transferee).

(g)        Treatment of Certain Refunds.  So long as no Event of Default has occurred and is continuing, if any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 16 (including by the payment of additional amounts pursuant to this Section 16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to such Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if an Event of Default has occurred and is continuing, any amounts otherwise payable to any Loan Party pursuant to this Section 16(g) shall be paid to Agent’s Account and shall be treated as payments made by Borrowers pursuant to Section 2.4(e), provided, further, that no such payments shall require payment of any Applicable Prepayment Premium.  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h)        The obligations of the Loan Parties, Agent and the Lenders (and Transferees) under this Section 16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

17.       AGENT

17.1.    Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Loan Documents and any subordination and/or intercreditor agreements with the holders of other Indebtedness of the Loan Parties on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto.  Except as otherwise expressly provided in Section 14 or by the terms of the Loan Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders.  Except as provided in Section 17.9(c) and Section 17.12: (i) the provisions of this Article 17 are solely for the benefit of Agent and Lenders and (ii) neither Borrowers nor any other Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Loan Party.  Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

17.2.    Agent and Affiliates.

If Agent is also a Lender, it shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Loan Party or Affiliate of any Loan Party as if it were not Agent hereunder.

17.3.                Action by Agent.

The duties of Agent shall be mechanical and administrative in nature.  Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender.  Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein.

17.4.                Consultation with Experts.

Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

17.5.                Liability of Agent.

Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Loan Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.  Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Loan Document; (iii) the satisfaction of any condition specified in any Loan Document, except receipt of items required to be delivered to Agent; (iv) the validity, effectiveness, sufficiency or genuineness of any Loan Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Loan Party.  Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.  Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

17.6.                Indemnification.

Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrower) and hold Agent harmless against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Loan Documents or any action taken or omitted by Agent hereunder or thereunder.  If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.  The obligations of Lenders under this Section 17.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

17.7.                Right to Request and Act on Instructions.

Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or desires to take or to grant, and Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 17.6.

17.8.                Credit Decision.

Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents.

17.9.                Collateral Matters.

(a)                               Lenders irrevocably authorize Agent, at its option and in its discretion, (i) to release any Lien granted to or held by Agent under any Loan Document in accordance with Section 2.10 (or with the approval of Required Lenders or all Lenders, as the case may be, in accordance with Section 15), and (ii) to release any Loan Party whose Stock is sold or transferred from its obligations under any of the Loan Documents in accordance with Section 2.10 (or with the approval of Required Lenders or all Lenders, as the case may be, in accordance with Section 15).

(b)                              Agent may conclusively rely without further inquiry on a certificate of an officer of any Loan Party as to the sale, transfer or other disposition of property (including equity interests) being made in full compliance with the provisions of the Loan Documents.  Upon request by Agent at any time, Lenders will confirm in writing Agent’s authority to release particular types or items of Collateral or a particular Loan Party from its obligations under any of the Loan Documents pursuant to this Section 17.9.

(c)                               In connection with any release contemplated by this Section 10.9, Agent agrees to execute and deliver to Borrowers, at Borrowers’ reasonable request and at Borrowers’ expense, such documents as Agent reasonably deems appropriate to evidence such release.

17.10.        Agency for Perfection.

Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control.  Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefore, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions.  Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Loan Document or to realize upon any Collateral for the Obligations unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

17.11.        Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  Agent will notify each Lender of its receipt of any such notice.  Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or if required all Lenders or all affected Lenders) in accordance with the terms hereof.  Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

17.12.        Successor Agent.

Agent may resign at any time by giving written notice thereof to the Lenders and Administrative Borrower.  Upon any such resignation, Required Lenders and, so long as no Event of Default has occurred and is continuing, Administrative Borrower, shall have the right to appoint a successor Agent.  If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be an institution organized or licensed under the laws of the United States of America or of any State thereof.  Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

17.13.        Return of Payments.

(a)                               If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Effective Rate.

(b)                              If Agent determines at any time that any amount received by Agent under this Agreement must be returned to a Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without setoff, counterclaim or deduction of any kind.

17.14.        Right to Perform, Preserve and Protect.

If any Loan Party fails to perform any obligation hereunder or under any other Loan Document, Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense.  Agent is further authorized by Borrowers and the Lenders upon the occurrence and during the continuation of an Event of Default or during such time as exigent circumstances exist, to make expenditures (“Agent Advances”) from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (i) preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof and/or (ii) enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations.  Borrowers hereby agrees to reimburse Agent on demand for any and all reasonable costs, liabilities and obligations incurred by Agent pursuant to this Section 17.14.  Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 17.14, in accordance with the provisions of Section 17.6. For purposes of this Section 17.14 “exigent circumstances” means any circumstances causing Agent or Required Lenders to reasonably believe that an expenditure is necessary or appropriate in order to prevent or mitigate the destruction of, physical harm to, impairment of or decrease in value of the Collateral or the rights and interests of Agent and Lenders (including any loss of priority of the Liens of Agent under the Loan Documents).  Agent Advances shall be repayable on demand (without any prepayment premium or penalty) and be secured by the Collateral and shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans.  Agent Advances shall constitute Obligations hereunder.  Agent shall notify each Lender and the Administrative Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance.  Without limitation to its obligations pursuant to Section 17.6, each Lender agrees that it shall make available to Agent, upon the Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Agent Advance.  If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent, at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate.  Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall (i) Agent make or be authorized to make any Agent Advance that would cause Indebtedness outstanding under this Agreement to exceed Maximum Term Principal Obligations (as defined in the Intercreditor Agreement), (ii) any Agent Advance cause a Default or Event of Default under Section 8 that would not exist in the absence of such Agent Advance or (iii) any Agent Advance be subject to any prepayment premium or penalty (including the Applicable Prepayment Premium).

18.                            GENERAL PROVISIONS.

18.1.                Effectiveness.  This Agreement shall be binding and deemed effective when executed by each Borrower, each other Loan Party, each Lender and Agent.

18.2.                Section Headings.  Headings and numbers have been set forth herein for convenience only.  Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

18.3.                Interpretation.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Agent or any Loan Party, whether under any rule of construction or otherwise.  On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

18.4.                Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

18.5.                Debtor-Creditor Relationship.  The relationship between Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor.  Neither Agent nor any Lender shall have (and shall not be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between Agent or any Lender, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

18.6.                Counterparts; Electronic Execution.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

18.7.                Revival and Reinstatement of Obligations.  If the incurrence or payment of the Obligations by any Borrower or any other Loan Party or the transfer to Agent or any Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a “Voidable Transfer”), and if Agent or any Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Agent or such Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Agent or such Lender related thereto, the liability of such Borrower and such other Loan Party automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made and all of Agent’s Liens in the Collateral shall be automatically reinstated without further action.

18.8.                Confidentiality.

(a)                               Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Loan Parties pursuant to this Agreement or the other Loan Documents (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure by any Agent or any Lender of any such information (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, counsel, advisors and representatives who need to know such information in connection with providing the Loan or acting as Agent hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential in accordance with this Section 18.8); (ii) to any other party hereto; (iii) to any assignee or participant (or prospective assignee or participant) or any party to a Securitization so long as such assignee or participant (or prospective assignee or participant) or party to a Securitization first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 18.8; (iv) to the extent required by any requirement of law or judicial process or as otherwise requested by any Governmental Authority (in which case the Person disclosing the information agrees to give the Administrative Borrower reasonable advance notice of such disclosure if reasonably permissible and in any event prompt notice of such disclosure and any disclosure under this clause (iv) shall be limited to the portion of the information as may be required); (v) to the National Association of Insurance Commissioners or any similar organization, any examiner, auditor or accountant or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify Loan Parties; (vi) in connection with any litigation to which Agent or any Lender is a party relating to the Loan Documents (in which case the Person disclosing the information agrees to give the Administrative Borrower reasonable advance notice of such disclosure if reasonably permissible and in any event prompt notice of such disclosure); (vii) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; or (viii) with the prior consent of the Administrative Borrower.

(b)                              Each Loan Party agrees that neither it nor any of its controlled Affiliates will now or in the future issue any press release or other public disclosure using the name of Agent, any Lender or any of their respective Affiliates or referring to this Agreement or any other Loan Document without the prior written consent of Agent or such Lender (not to be unreasonably withheld, delayed or conditioned and such consent shall be deemed given if not provided by the Agent or such Lender within 5 Business Days after receipt of written request therefor), except to the extent that such Loan Party or such controlled Affiliate is required to do so under applicable law (in which event, to the extent permissible, such Loan Party or such controlled Affiliate will consult with Agent or such Lender before issuing such press release or other public disclosure).  Each Loan Party hereby authorizes Agent and each Lender, after consultation with the Borrowers, to advertise the closing of the transactions contemplated by this Agreement, and to make appropriate announcements of the financial arrangements entered into among the parties hereto, as Agent or such Lender shall deem appropriate, including, without limitation, on a home page or similar place for dissemination of information on the Internet or worldwide web, or in announcements commonly known as tombstones, in such trade publications, business journals, newspapers of general circulation and to such selected parties as Agent or such Lender shall deem appropriate.

18.9.                Expenses.  Borrowers hereby agree to promptly pay (i) all reasonable and documented out-of-pocket costs and expenses of Agent (including without limitation the reasonable and documented out-of-pocket fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Loan Documents, in connection with the performance by Agent of its rights and remedies under the Loan Documents and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers to and/or under any and all Loan Documents, (ii) without limitation of the preceding clause (i), all reasonable and documented out-of-pocket costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Loan Documents, including title investigations, lien searches and the like, (iii) without limitation of the preceding clause (i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents, (iv) all costs and expenses incurred by Agent in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Loan Documents, and (v) all costs and expenses for travel and counsel incurred by any Lender after the Closing Date in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Loan Documents; provided that, in the case of costs and expenses of outside counsel, such costs and expenses shall be limited to the costs and expenses of (x) one primary outside counsel for Agent, (y) one local counsel in each jurisdiction as is reasonably necessary, and (z) in the case of an actual or potential conflict of interest among any one or more of Agent and any Lender, one additional counsel for each group of similarly situated Persons.  Each Borrower agrees that its obligations contained in this Section 18.9 shall survive payment or satisfaction in full of all other Obligations.

18.10.        Setoff.  If an Event of Default has occurred and is continuing, Agent or any Lender may, in its sole discretion at any time and from time to time, to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent or such Lender to or for the credit or the account of the Borrowers or any Guarantor against any of and all the Obligations held by Agent or such Lender, irrespective of whether or not Agent or such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. Agent or any Lender exercising such set-off shall notify the Administrative Borrower (and in the case of a Lender, Agent) of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.

18.11.        Survival.  All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any of the Obligations is outstanding and unpaid and so long as the obligation of Agent or any Lender to provide extensions of credit hereunder has not expired or been terminated.

18.12.        Patriot Act.  Agent and each Lender hereby notify the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Agent and such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, if Agent or any Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties, and (b) OFAC/PEP searches and customary individual  background checks of the Loan Parties’ senior management and key principals, and each Borrower and each other Loan Party agrees to cooperate in respect of the conduct of such searches invoiced to Administrative Borrower and further agrees that the reasonable costs and charges for such searches shall constitute expenses payable under Section 18.9 hereof and be for the account of Borrowers.

18.13.        Integration.  This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

18.14.        Conflict.  Notwithstanding anything herein to the contrary, the priority of the Liens and security interest granted to Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy by Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any direct conflict between the terms of this Agreement or any other Loan Document and the terms of the Intercreditor Agreement with respect to the priority of the Liens and security interests granted herein or therein and/or the exercise of any right or remedy hereunder, the terms of the Intercreditor Agreement shall govern and control.

[Signature pages to follow]

Exhibit 10.3

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:

DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	Chief Financial Officer

DBG SUBSIDIARY INC. (f/k/a Joe’s Jeans Subsidiary, Inc.), a Delaware corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	Chief Financial Officer

HUDSON CLOTHING, LLC, a California limited liability company

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	Chief Executive Officer

Signature page to Credit and Security Agreement (TCW)

Exhibit 10.3

RG PARENT LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive

ROBERT GRAHAM RETAIL LLC a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive

ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive

ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive

Signature page to Credit and Security Agreement (TCW)

Exhibit 10.3

GUARANTORS:

INNOVO WEST SALES, INC., a Texas corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	Chief Financial Officer

DBG HOLDINGS SUBSIDIARY INC. (f/k/a Joe’s Jeans Retail Subsidiary, Inc.), a California corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	Chief Financial Officer

HUDSON CLOTHING HOLDINGS, INC., a Delaware corporation

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	Chief Executive Officer

HC ACQUISITION HOLDINGS, INC., a Delaware corporation

By:	/s/ Peter Kim
Name:	Peter Kim
Title:	Chief Executive Officer

Signature page to Credit and Security Agreement (TCW)

RGH GROUP LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive Officer

MARCO BRUNELLI IP, LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chief Executive Officer

Signature Page to Credit and Security Agreement (TCW)

AGENT:

TCW ASSET MANAGEMENT COMPANY

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

Signature Page to Credit and Security Agreement (TCW)

LENDERS:

TCW DIRECT LENDING LLC,
as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

TCW DIRECT LENDING STRATEGIC VENTURES LLC,
as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

WEST VIRGINIA DIRECT LENDING LLC,
as a Lender

By:	/s/ Suzanne Grosso
Name: Suzanne Grosso
Title: Managing Director

Signature Page to Credit and Security Agreement (TCW)

Commitment Annex

Lenders	Term Loan Commitment
TCW DIRECT LENDING LLC	$28,700,000
TCW DIRECT LENDING STRATEGIC VENTURES LLC	$18,000,000
WEST VIRGINIA DIRECT LENDING LLC	$3,300,000
Total	$50,000,000

Commitment Annex

Schedule 1.1
to
CREDIT AND SECURITY AGREEMENT

a.                                  Definitions.  As used in this Agreement, the following terms shall have the following definitions:

“ABL Credit Agreement” means that certain Credit and Security Agreement, dated as of January 28, 2016, by and among the Borrowers, the Guarantors and the ABL Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted by the Intercreditor Agreement.

“ABL Lender” means the “Lender” as defined in the ABL Credit Agreement.

“ABL Loan Documents” has the meaning assigned to the term “Loan Documents” in the ABL Credit Agreement.

“ABL Obligations” has the meaning specified therefor in the Intercreditor Agreement.

“ABL Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.

“Account” means an account (as that term is defined in Article 9 of the Code).

“Account Debtor” means an account debtor (as that term is defined in the Code).

“Acquisition” means any transaction or series of related transactions, consummated on or after the date of this Agreement, by which any Borrower or any Subsidiary directly or indirectly (a) acquires all or substantially all of the assets comprising one or more business units of any other Person, whether through purchase of assets, merger or otherwise or (b) acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the capital stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership, (iii) a majority (by percentage of voting power) of the outstanding membership interests of a limited liability company or (iv) a majority of the ownership interests in any organization or entity other than a corporation, partnership or limited liability company.

“Activation Notice” has the meaning specified therefor in Section 6.12(j).

“Additional Amount” has the meaning set forth in Section 16(a).

“Additional Documents” has the meaning specified therefor in Section 6.16.

“Administrative Borrower” shall have the meaning specified therefor in Section 2.16.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes Section 7.12: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing

Schedule 1.1

body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” means TCW in its capacity as agent for all Lenders hereunder and any successor thereto in such capacity.

“Agent Advances” has the meaning set forth in Section 17.14.

“Agent’s Account” means the Deposit Account of Agent identified on Schedule D-2 (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to the Borrowers).

“Agent’s Liens” mean the Liens granted by Borrowers and the other Loan Parties to Agent for its benefit and for the benefit of the Lenders under the Loan Documents.

“Agreement” means the Credit and Security Agreement to which this Schedule 1.1 is attached.

“Applicable Margin” means (a) the applicable rate per annum corresponding to the applicable Net Senior Leverage Ratio, all as set forth in the following table:

Net Senior Leverage Ratio	Base Rate	LIBOR Rate
> 3.00 to 1.00	8.00%	9.00%
> 2.50 to 1.00, but < 3.00 to 1.00	7.50%	8.50%
<2.50 to 1.00	6.00%	7.00%

and (b) with respect to any Incremental Term Loans, a percent per annum set forth in the applicable Incremental Facility Amendment.

The Applicable Margin shall be adjusted quarterly, to the extent applicable, as of the first Business Day following the date on which financial statements are required to be delivered pursuant to Section 6.1 (including with respect to the last Fiscal Quarter of each Fiscal Year) after the end of each related Fiscal Quarter based on the Net Senior Leverage Ratio as of the last day of such Fiscal Quarter; provided that, the initial Applicable Margin shall be the rates corresponding to the Net Senior Leverage Ratio of > 3.00 to 1.00 in the foregoing table.  Notwithstanding the foregoing, (a) if Borrowers fail to deliver the financial statements and the related Compliance Certificate required by Section 6.1, by the respective date required thereunder after the end of any related Fiscal Quarter, if requested in writing by Agent or Required Lenders, the Applicable Margin, to the extent applicable, shall be the rates corresponding to the Net Senior Leverage Ratio of > 3.00 to 1.00 in the foregoing table until such financial statements and Compliance Certificate are delivered (plus, if requested by Agent or Required Lenders, the default rate of interest as described in Section 2.6(b)), and (b) no reduction to the Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing; provided, that any such reduction shall occur on the date all such Events of Default have been cured or waived in accordance with the terms of this Agreement.

Schedule 1.1

If, as a result of any restatement of or other adjustment to the financial statements of the Loan Parties or for any other reason, Agent determines that (a) the Net Senior Leverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Net Senior Leverage Ratio would have resulted in a different Applicable Margin for any period, then (i) if the proper calculation of the Net Senior Leverage Ratio would have resulted in a higher Applicable Margin for such period, Borrowers shall automatically and retroactively be obligated to pay to Agent, for the benefit of the applicable Lenders, promptly on demand by Agent (accompanied by back-up calculations relating thereto in accordance with this Agreement), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Net Senior Leverage Ratio would have resulted in a lower Applicable Margin for such period, neither Agent nor any Lender shall have any obligation to repay any interest to Borrowers; provided, such excess shall be credited in a manner reasonably acceptable to Agent against interest and fees payable hereunder in the next succeeding period, and provided further, that, if as a result of any restatement or other event a proper calculation of the Net Senior Leverage Ratio would have resulted in a higher Applicable Margin for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then (x) the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods and (y) the amount credited to Borrowers pursuant to clause (ii) above shall be based upon the excess, if any, of the amount of interest paid by Borrowers for all applicable periods over the amount of interest that should have been paid for all such periods.

“Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (a) during the period from and after the Closing Date to and including the first anniversary of the Closing Date, 2.00% multiplied by the principal amount of the Loans prepaid on such date, (b) during the period after the date that is the first anniversary of the Closing Date to and including the second anniversary of the Closing Date, 1.00% multiplied by the principal amount of the Loans prepaid on such date, and (c) after the second anniversary of the Closing Date $0.

“Asset Purchase Agreements” means that certain (i) Asset Purchase Agreement, dated as of September 8, 2015, by and among Parent, Joe’s Holdings LLC and Sequential Brands Group Inc. and/or (ii) Asset Purchase Agreement, dated as of September 8, 2015, by and between Parent and GBG USA Inc., in each case, as amended, extended, restated, modified and/or supplemented prior to or on the Closing Date.

“Assignment and Acceptance” means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by Agent, in accordance with Section 14 hereof and substantially in the form of Exhibit H hereto or such other form acceptable to Agent.

“Assignment of Factoring Proceeds” shall mean the Assignment and Intercreditor Agreement, dated as of January 28, 2016, by and among Factor, Robert Graham Designs, LLC, Hudson Clothing, LLC, ABL Lender and Agent.

“Available Increase Amount” means, as of any date of determination, an amount equal to the result of (a) $50,000,000 minus (b) the aggregate principal amount of Incremental Term Loans previously made pursuant to Section 2.2 of the Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate Loan” means a Loan or portion thereof which bears interest at a rate determined by reference to Base Rate.

Schedule 1.1

“Base Rate” means a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of 1 month and shall be determined on a daily basis) plus 1.00% per annum.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, as the case may be.

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which any Borrower or any of its Subsidiaries or ERISA Affiliates has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years.

“Board of Directors” means the board of directors (or comparable managers) of a Borrower or any other Loan Party or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Books” means books and records (including a Borrower’s or any other Loan Party’s Records indicating, summarizing, or evidencing such Borrower’s or such other Loan Party’s assets (including the Collateral) or liabilities, such Borrower’s or such other Loan Party’s Records relating to such Borrower’s or such other Loan Party’s business operations or financial condition, or such Borrower’s or such other Loan Party’s Goods or General Intangibles related to such information).

“Borrowers” shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in New York City are authorized or required to close pursuant to the rules and regulations of the Federal Reserve System; provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding (a) normal replacements and maintenance which are properly charged to current operations; (b) expenditures financed with the Net Cash Proceeds from any Disposition or any casualty, condemnation or similar event; and (c) expenditures made with cash proceeds from any Equity Issuances.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than

Schedule 1.1

270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC).

“Change in Law” means the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other governmental authority, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means that (a) Equity Sponsor shall cease to possess in the aggregate (together with any Permitted Holders) at least 50% of the aggregate amount of shares of Series A Preferred, (b) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors of Parent, (c) Parent fails to own and control, directly or indirectly, 100% of the Stock of each other Loan Party, or (d) a “Change of Control” shall occur under the ABL Credit Agreement.

“Chattel Paper” means chattel paper (as that term is defined in the Code), and includes tangible chattel paper and electronic chattel paper.

“Closing Date” means the date of the making of the Term Loan under this Agreement.

“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the

Schedule 1.1

attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.  To the extent that defined terms set forth herein shall have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to such defined term under Article 9 of the Uniform Commercial Code shall control.

“Collateral” means all of each Loan Party’s now owned or hereafter acquired:

(a)                            Accounts;

(b)                           Books;

(c)                            Chattel Paper;

(d)                           Deposit Accounts;

(e)                            Goods, including Equipment and Fixtures;

(f)                             General Intangibles, including, without limitation, Intellectual Property and Intellectual Property Licenses;

(g)                            Inventory;

(h)                           Investment Related Property;

(i)                               Negotiable Collateral;

(j)                               Supporting Obligations;

(k)                           Commercial Tort Claims;

(l)                               money, Cash Equivalents, or other assets of such Loan Party that now or hereafter come into the possession, custody, or control of Agent or any Lender (or any of their respective agents or designees);

(m)                       the Key Man Life Insurance Policy; and

(n)                           all of the proceeds (as such term is defined in the Code) and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or Commercial Tort Claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Fixtures, General Intangibles (including, without limitation, Intellectual Property and Intellectual Property Licenses), Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the foregoing, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing (collectively, the

Schedule 1.1

“Proceeds”).  Without limiting the generality of the foregoing, the term “Proceeds” includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to such Loan Party or Agent from time to time with respect to any of the Investment Related Property.

Notwithstanding anything herein to the contrary, the Security Interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books, Equipment, Accounts or Inventory of any Loan Party, in each case, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, warehouseman, processor, consignee or other Person and in form and substance reasonably satisfactory to Agent.

“Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance Proceeds, cash Proceeds of asset sales, rental Proceeds, and tax refunds).

“Commercial Tort Claims” means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 5.6(d) to the Information Certificate.

“Commitment Letter” means that certain Commitment Letter dated as of September 8, 2015 between RG Parent and TCW Direct Lending, LLC.

“Compliance Certificate” means a certificate substantially in the form of Exhibit A delivered by the chief financial officer (or other individual performing similar functions) of Parent or Administrative Borrower to Agent.

“Consolidated Rental Expense” means, for any fiscal period, the product of (i)(a) consolidated cash rental expense of Parent and its Subsidiaries with respect to operating leases for retail stores for such period minus (b) consolidated cash sublease income of Parent and its Subsidiaries for such period multiplied by (ii) eight (8).

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by a Loan Party, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account) or issuer (with respect to uncertificated securities).

“Controlled Account” has the meaning specified therefor in Section 6.12(j).

“Controlled Account Bank” has the meaning specified therefor in Section 6.12(j).

“Convertible Notes” means each Subordinated Convertible Note made by Parent pursuant to the terms of the Rollover Agreement, as such notes may be amended, restated, modified or supplemented from time to time.

“Convertible Notes Documents” means the Rollover Agreement and each other document, instrument and agreement related to or executed in connection with the Convertible Notes.

Schedule 1.1

“Copyrights” means any and all rights in any copyrightable works of authorship, including (i) copyrights and moral rights, (ii) copyright registrations and all applications in connection therewith including those listed on Schedule 5.26(b) to the Information Certificate, (iii) income, license fees, royalties, damages, and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (iv) the right to sue for past, present, and future infringements thereof.

“Copyright Security Agreement” means each Copyright Security Agreement executed and delivered by a Borrower or another Loan Party and Agent, in form and substance reasonably acceptable to Agent.

“Credit Card Issuer” shall mean any person (other than a Borrower or other Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Agent

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Notification” has the meaning provided in Section 6.13.

“Current Assets” means, as at any date of determination, the total assets of Parent and its Subsidiaries (other than cash and Cash Equivalents) which may properly be classified as current assets on a consolidated balance sheet of Parent and its Subsidiaries in accordance with GAAP.

“Current Liabilities” means, as at any date of determination, the total liabilities of Parent and its Subsidiaries which may properly be classified as current liabilities (other than the current portion of the Term Loan and the revolving loans outstanding under the Revolving Credit Facility) on a consolidated balance sheet of Parent and its Subsidiaries in accordance with GAAP.

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, for so long as such failure shall exist, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required by such Lender to be funded hereunder, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Administrative Borrower or Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with any prospective funding obligations it is required to make hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium,

Schedule 1.1

rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by Agent in good faith that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower and each Lender.

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

“Disqualified Institutions” means (a) any banks, financial institutions and other institutional lenders and investors that have been separately identified in writing by a Borrower to Agent, and accepted by the Agent in its sole discretion, as being a Disqualified Institution, prior to the date of the Commitment Letter (or, if after such date, that are acceptable to the Agent and Required Lenders in their sole discretion), (b) those persons who are identified in writing by the Administrative Borrower to the Agent, and accepted by the Agent in its sole discretion, as being a direct competitor of any Loan Party or any of its material subsidiaries (it being understood and acknowledged that institutional lenders shall not be deemed to be direct competitors), and (c) in the case of each of clauses (a) and (b), any Person that is a reasonably identifiable Affiliate of any such Person.

“Document” shall have the meaning set forth in Article 9 of the Code.

“Dollars” or “$” means United States dollars.

“Domestic Foreign Holding Company” means any Domestic Subsidiary with no material assets other than 65% or more of the voting Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more Foreign Subsidiaries that are “controlled foreign corporations” (as defined in Section 957 of the Code) and cash and Cash Equivalents incidental thereto and held on a temporary basis.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EBITDA” means, with respect to any fiscal period, the consolidated net income (or loss) of Parent and its Subsidiaries, plus (a) without duplication and to the extent deducted in determining net income for such period, the sum of (i) Interest Expense for such period (including, without limitation, fees and expenses payable in respect of the Factoring Agreement and any other factoring arrangement subject

Schedule 1.1

to terms reasonably acceptable to Agent), (ii) any provision for taxes based on income or profits or capital (including federal, state and local taxes, franchise taxes, excise taxes and similar taxes, including any penalties or interest with respect thereto) for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period, (v) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss (i) relating to write-offs, write-downs or reserves with respect to accounts and Inventory or (ii) in respect of an item that was included in net income in a prior period), (vi) management fees paid in cash during such period to the extent permitted to be paid under the Loan Documents, (vii) expenses incurred during such period related to discontinued operations (which shall in any event include any expenses, charges and costs arising out of or related to the wind-down of retail stores of Parent or any of its Subsidiaries), (viii) noncash foreign exchange translation losses with respect to currency hedges and currency remeasurements of indebtedness, (ix) any fees, expenses, commissions, costs or other charges related to any issuance of Stock or any investment, acquisition, disposition, recapitalization or the incurrence or repayment of Indebtedness (including with respect to indebtedness, a refinancing thereof), in each case whether or not consummated, and any amendment or modification to the terms of any such transactions, (x) without duplication of fees, expenses and charges incurred pursuant to clause (xi) below, reasonable and documented out of pocket fees, costs and expenses incurred in connection with the administration of the Loans after the Closing Date, (xi) fees, expenses or charges related to the execution, delivery and performance by the Loan Parties of this Agreement, other Loan Documents, Term Loan Documents, the Merger Agreement, the Stock Purchase Agreements, the Rollover Agreement and the Asset Purchase Agreements, the borrowing of Loans and Term Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder (collectively, the “Transaction”) and incurred before, on or after (but not later than 90 days after) the Closing Date in aggregate amount not to exceed $7,000,000, (xii) fees, expenses or charges related to any litigation or other adverse proceeding arising directly out of the Transaction, (xiii) solely to be added for any computation period ending on or before December 31, 2016, the amount of severance expenses and cost savings in an amount not to exceed $5,600,000 attributable to (A) wage expense (and associated benefits and taxes) and (B) product sourcing costs as a result of diversifying the vendor base) projected by the Borrowers in good faith to result from actions taken or expected to be taken in connection with the Transaction after the Closing Date (in each case calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and as if such cost savings were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are (A) reasonably supportable and quantifiable in the good faith judgment of the Borrowers, and (B) reasonably anticipated to be realized within 12 months after the Closing Date, (xiv) the amount of any restructuring charges and related charges, restructuring costs, integration costs, transition costs, consolidation and closing costs for stores and other facilities, project start-up costs, relocation costs, signing, retention and completion bonuses and other restructuring charges, accruals or reserves, (xv) severance expenses and pro forma adjustments, reflecting any synergies, operating expense reductions and other operating improvements expected to be taken in connection with any acquisition and reasonably anticipated to be realized within 12 months after the consummation of the acquisition (in each case calculated on a pro forma basis as though such cost savings had been realized on the first day of such period and as if such cost savings were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are (A) reasonably supportable and quantifiable in the good faith judgment of the Borrowers; provided that, for purposes of calculating EBITDA for any period, written consent of the Agent shall be required to the extent the sum of all add-backs pursuant clauses (iv), (ix), (xii), (xiv) and this clause (xv) exceeds 10% of EBITDA (before giving effect to any increases pursuant to this clause (xv)), (xvi) non-cash income reduction adjustments derived from realigning Hudson Clothing Holdings, Inc.’s accounting policies to mirror accounting policies used by Parent, (xvii) expenses incurred in connection with store pre-opening and opening costs to the extent consistent with past practice, (xviii) fees, expenses or charges incurred during such period related to the Key Man Life Insurance Policy in an aggregate amount not to exceed $100,000 in any Fiscal Year, and

Schedule 1.1

(xix) non-cash income reduction adjustments derived from purchase accounting, minus (b) without duplication and to the extent included in net income, (i) any credit for taxes (including federal, state and local taxes, franchise taxes, excise taxes and similar taxes) based on net income tax, and (ii) any extraordinary gains and any non-cash items of income for such period on a consolidated basis in accordance with GAAP. Notwithstanding the foregoing, EBITDA for (i) the three-month period ended March 31, 2015 shall be deemed to be $6,306,000, (ii) the three-month period ended June 30, 2015 shall be deemed to be $3,882,000, (iii) the three-month period ended September 30, 2015 shall be deemed to be $3.143.000 and (iv) the three-month period ended December 31, 2015 shall be deemed to be $5,653,000.

“EBITDAR” means, for any fiscal period, for Parent and its Subsidiaries on a consolidated basis, an amount equal to (a) EBITDA for such period, plus (b) consolidated cash rental expense with respect to operating leases for retail stores for such period.

“ECF Percentage” means (i) 50% or (ii) commencing with the Fiscal Year ending December 31, 2017, if the Net Senior Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.50 to 1.00, 25%.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party, any Subsidiary of a Loan Party, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or any of its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

Schedule 1.1

“Equity Issuance” means either (a) the sale or issuance by Parent of any shares of its Equity Interests or (b) the receipt by Parent of any cash capital contributions.

“Equity Sponsor” means Tengram Capital Partners, L.P., a Delaware limited partnership, Tengram Capital Partners Fund II, L.P., a Delaware limited partnership, TCP Denim and each of their respective controlled Affiliates and funds.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 and 430 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of a Loan Party or its Subsidiaries under IRC Section 414(o).

“Event of Default” has the meaning specified therefor in Section 9.

“Excess Availability” means, as of any date of determination, “Excess Availability” as defined in the ABL Credit Agreement as in effect on the Closing Date.

“Excess Cash Flow” means for any period, the remainder of (a) EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of the Term Loan and other Permitted Indebtedness of the Loan Parties paid in cash during such period, plus (ii) cash payments made in such period with respect to Non-Financed Capital Expenditures permitted hereunder, plus (iii) Interest Expense paid in cash during such period, plus (iv) income taxes paid in cash during such period, plus (v) any expenditures, charges or losses paid in cash and added back to net income of Parent and its Subsidiaries in the calculation of EBITDA (or expressly excluded in the calculation of consolidated net income) for such period, plus (vi) cash payments in respect of non-cash adjustments to EBITDA accounted for in a prior period, plus (vii) the amounts added back in calculating such EBITDA for such period pursuant to clauses (a)(xiii) and (xv) of the definition of EBITDA, plus (viii) to the extent not deducted in the calculation of net income, any premium, make whole or penalty payments paid in cash by Parent or any of its Subsidiaries during such period that are required to be made in connection with any prepayment of Permitted Indebtedness, plus (ix) the excess, if any, of Net Working Capital at the end of such period over Net Working Capital at the beginning of such period (or, if the difference results in an amount less than zero, minus the excess, if any, of Net Working Capital at the beginning of such period over Net Working Capital at the end of such period).

“Excluded Accounts” means any Deposit Account which (i) is specially and exclusively used for payroll, payroll taxes, withholding tax payments related thereto and other employee wage and benefit payments to or for the employees of any Loan Party or its Subsidiaries and accrued and unpaid employee compensation, (ii) is used for the sole purpose of paying taxes, including sale taxes, (iii) is used solely as an escrow account, a fiduciary or a trust account, (iv) is used to hold cash collateral for the outstanding letter of credit issued under the Existing RG Facility until such letter of credit is canceled, expires or the Loan Parties’ reimbursement obligations with respect thereto are otherwise terminated, in a maximum amount not to exceed $136,238, (v) is used to hold the good faith deposit in connection with the payoff of

Schedule 1.1

the Existing RG Facility until such good faith deposit is released or returned to the Loan Parties in a maximum amount not to exceed $25,000 or (vi) is a Treasury Shares Account.

“Excluded Equity Issuance” means (a) the issuance of Equity Interests by Parent to any Person that is an equity holder of Parent prior to such issuance (an “Equity Holder”), so long as no Event of Default then exists and such Equity Holder did not acquire any Equity Interests of Parent so as to become an Equity Holder concurrently with, or in contemplation of, the issuance of such Equity Interests to such Equity Holder, (b) the issuance of Equity Interests of Parent to directors, officers and employees of Parent and its Subsidiaries pursuant to employee stock option plans (or other employee incentive plans or other compensation arrangements) approved by the Board of Directors of Parent, (c) the issuance of Equity Interests of Parent in order to finance capital expenditures and permitted Acquisitions which are actually consummated within 180 days of the receipt of proceeds of such issuance and (d) the issuance of Equity Interests by a Subsidiary of Parent to its parent or member in connection with the contribution by such parent or member to such Subsidiary of the proceeds of an issuance described in clauses (a) through (d) above.

“Excluded Property” shall mean the following:

(a)                               any lease, license, permit, franchise, charter, authorization or agreement held by any Loan Party if the grant of a security interest therein shall (i) constitute or result in the violation or invalidation of any right, title or interest of such Loan Party therein or a breach or termination pursuant to the terms of any such lease, license, permit, franchise, charter, authorization or agreement or (ii) create a right of termination in favor of any other party thereto or otherwise require consent thereunder of a third party (that is not a Debtor or any of its Subsidiaries) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of the relevant jurisdiction or any other applicable law or principles of equity);

(b)                              any assets or property to the extent the creation of a security interest therein or thereon requires consent, approval, license or authorization of a Governmental Authority or a third party (other than a Loan Party or any of its Subsidiaries) or creates a right of termination in favor of any third party (that is not a Loan Party or any of its Subsidiaries) (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code(or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law or principles of equity); provided that such requirement or termination right shall have existed at the time of the acquisition thereof and was not created or made binding on the assets in contemplation of or in connection with the acquisition of such assets;

(c)                               voting Stock in excess of 65% of the Stock of (i) any Foreign Subsidiary, (ii) any Domestic Foreign Holding Company or (iii) any Subsidiary that is a disregarded entity for U.S. federal tax purposes and that owns more than 65% of the Stock of any Subsidiary described in clause (i) and (ii) above;

(d)                              any intent-to-use trademark application prior to the filing with, and acceptance of, the United States Patent and Trademark Office of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, pursuant to Section 1(c) or 1(d) of the Lanham Act (15 U.S.C. § 1051 et seq.)  to the extent the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or the resulting trademark registration under applicable United States federal law;

(e)                               any assets subject to a purchase money agreement, Capital Lease or similar arrangement to the extent the creation of a security interest therein is prohibited thereby (other than to the extent that

Schedule 1.1

any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of the relevant jurisdiction or any other applicable Law or principles of equity);

(f)                                any Treasury Shares Account; and

(g)                               any specifically identified asset with respect to which Agent and the Borrowers have reasonably determined that the costs or other consequences (including adverse tax consequences) of providing a security interest is excessive in view of the practical benefits to be obtained by Agent and Lenders;

provided, however, that in each case described in clauses (a) and (b) of this definition, such property shall constitute “Excluded Property” only to the extent and for so long as such lease, license, permit, franchise, charter, authorization or agreement or applicable Law or contractual obligation validly prohibits the creation of a Lien on such property in favor of Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom or any proceeds, substitutions or replacements of any Excluded Property (unless such proceeds, substitutions or replacements would otherwise constitute Excluded Property).

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Taxes” has the meaning set forth in Section 16(a).

“Existing Joe’s Facility” shall mean the Revolving Credit Agreement, dated as of September 30, 2013, by and among Joe’s Jeans Inc., Joe’s Jeans Subsidiary, Inc., Hudson Clothing, LLC, Joe’s Jeans Retail Subsidiary, Inc., Innovo West Sales, Inc., Hudson Clothing Holdings, Inc., HC Acquisition Holdings, Inc., The CIT Group/Commercial Services, Inc., and the other lenders party thereto, as amended, extended, restated, modified and/or supplemented from time to time.

“Existing RG Facility” shall mean the Credit Agreement, dated as of December 23, 2013, by and among RG Parent LLC, Robert Graham Holdings, LLC, Robert Graham Designs, LLC, Robert Graham Retail LLC, JPMorgan Chase Bank, N.A. and the other lenders party thereto, as amended, extended, restated, modified and/or supplemented from time to time.

“Extraordinary Receipts” means any cash received by Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(d)(i) or (iv) hereof), including, without limitation and without duplication, (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (other than (i) solely to the extent no Event of Default has occurred and is continuing, business interruption insurance and (ii) to the extent such proceeds of insurance are (A) immediately payable to a Person that is not Parent or any of its Subsidiaries or Affiliates in accordance with applicable requirements of law or contractual obligations entered into in the ordinary course of business or (B) received by Parent or any of its Subsidiaries as reimbursement for any out-of-pocket costs incurred or made by such Person prior to the receipt thereof directly related to the event resulting in the payment of such proceeds), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) condemnation awards (and payments in lieu thereof), (f) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not an Affiliate of Parent or any of its Subsidiaries or (ii) received by Parent or any of its Subsidiaries as reimbursement for any payment previously made to such Person) and (g) any purchase price adjustment received in connection with (i) any purchase agreement for an Acquisition, (ii) the Merger Agreement or (iii) any Asset Purchase Agreement; provided

Schedule 1.1

that in no event shall “Extraordinary Receipts” include (i) any amounts received by Parent or any of its Subsidiaries under the Great American Agreement or (ii) any amount referred to in clause (iv) or (v) of the definition of “Excluded Accounts” that is returned or released to Parent or any of its Subsidiaries.

“Factor” shall mean The CIT Group/Commercial Services, Inc. and its permitted successors and assigns.

“Factoring Agreement” shall mean each of (a) the Amended and Restated Deferred Purchase Factoring Agreement, dated January 28, 2016, among Hudson Clothing, LLC, Robert Graham Designs, LLC and Factor, (b) the Amended and Restated Factoring Agreement, dated September 30, 2013, by and among Factor, DBG Subsidiary Inc. (f/k/a Joe’s Jeans Subsidiary, Inc.), and Hudson Clothing, LLC, as amended, extended, restated, modified and/or supplemented from time to time and (c) the Deferred Purchase Factoring Agreement, dated December 23, 2013, between Robert Graham Designs, LLC and Factor.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC, and any intergovernmental agreements (and related legislation, administrative rules or official interpretations thereof) with respect to the foregoing.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.  For purposes of this definition, if at any time the foregoing rate is less than 0.00%, then the Federal Funds Effective Rate shall be deemed to be 0.00%.

“Fee Letter” means, that certain letter agreement regarding fees dated as of the Closing Date between TCW and Borrowers.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries, which shall be the 12-month period ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries for any period, the ratio of (i) EBITDA for such period, minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) during such period, (b) federal, state, local and foreign income taxes (other than taxes paid in connection with the Asset Purchase Agreements from the proceeds of the Term Loan made on the Closing Date) paid in cash (net of refunds received during such period) during such period, to the extent greater than zero, (c) Restricted Junior Payments paid in cash by Parent during such period (excluding Restricted Junior Payments paid on the Closing Date), (d) any earn-outs paid in cash during such period and (e) management fees (and other payments permitted by Section 7.12(f)) paid to Equity Sponsor (or an affiliate of Equity Sponsor, as applicable) in cash during such period to (ii) Fixed Charges for such period; provided that the amount of Fixed Charges and the items included in clauses (b), (c), (d) and (e) above, (x) for the measurement period ending on June 30, 2016 shall be the amount of Fixed Charges and the items included in clauses (b), (c), (d) and (e) above (as applicable) for the two Fiscal Quarters ending on such date multiplied by two (2), and (y) for the

Schedule 1.1

measurement period ending on September 30, 2016 shall be the amount of Fixed Charges and the items included in clauses (b), (c), (d) and (e) above (as applicable) for the three Fiscal Quarters ending on such date multiplied by four-thirds (4/3).

“Fixed Charges” means, with respect to any fiscal period and with respect to Parent and its Subsidiaries determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense paid or required to be paid in cash during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), and (b) scheduled payments of principal required to be made in cash (after giving effect to any prepayments paid in cash prior to the applicable period that reduce the amount of such required payments) on account of Indebtedness for such period (other than, for the avoidance of doubt, payments of principal made pursuant to mandatory prepayments).

“Fixtures” means fixtures (as that term is defined in the Code).

“Foreign Subsidiary” means as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“General Intangibles” means general intangibles (as that term is defined in the Code), and includes payment intangibles, contract rights, rights to payment, rights under Hedge Agreements (including the right to receive payment on account of the termination (voluntarily or involuntarily) of any such Hedge Agreements), rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Intellectual Property, Intellectual Property Licenses, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” means goods (as that term is defined in the Code).

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Governmental Authority” means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

Schedule 1.1

“Great American Agreement” shall mean the Consulting Agreement, dated December 11, 2015, among Great American Group, LLC and Parent, as amended, extended, restated, modified and/or supplemented from time to time.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means (a) each of Hudson Clothing Holdings, Inc., a Delaware corporation, HC Acquisition Holdings, Inc., a Delaware corporation, Innovo West Sales, Inc., a Texas corporation, DBG Holdings Subsidiary Inc. (f/k/a Joe’s Jeans Retail Subsidiary, Inc.), a California corporation, RGH Group LLC, a Delaware limited liability company, and Marco Brunelli IP, LLC, a Delaware limited liability company, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 6.17, and each of them is a “Guarantor”.

“Guaranty” means that certain guaranty, dated as of even date with this Agreement, executed and delivered by each Guarantor in favor of Agent for the benefit of the Lenders in form and substance reasonably satisfactory to Agent and any other guaranty agreement delivered at any time by a Guarantor in favor of Agent for the benefit of the Lenders, and all of such guaranties are, collectively, the “Guaranties”.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B) (A) of the Bankruptcy Code.

Schedule 1.1

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other similar financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than (i) trade payables incurred in the ordinary course of business, (ii) any earn-out obligation when incurred whether or not subject to any contingency (and the amount of such earn-out obligation for purposes of this Agreement shall be the maximum amount that could be required to be paid) and (iii) accruals for payroll and other liabilities accrued in the ordinary course of business), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Indemnified Liabilities” has the meaning specified therefor in Section 11.3.

“Indemnified Person” has the meaning specified therefor in Section 11.3.

“Information Certificate” means the Information Certificate dated as of the Closing Date completed and executed by the Loan Parties and delivered to Agent.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means any and all Patents, Copyrights, Trademarks, trade secrets, and proprietary rights in know-how, inventions (whether or not patentable), algorithms, software programs (including source code and object code), processes, product designs, industrial designs, blueprints, drawings, data, customer lists, URLs and domain names, specifications, documentations, reports, catalogs, literature, and any other forms of technology or proprietary information of any kind, including all rights therein and all applications for registration or registrations thereof.

“Intellectual Property Licenses” means, with respect to any Person (the “Specified Party”), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to the Specified Party pursuant to end-user licenses), (B) the license agreements listed on Schedule 5.26(b) to the Information Certificate, and (C) the right to use any of the licenses or other similar rights described in

Schedule 1.1

this definition in connection with the enforcement of the Agent’s and Lenders’ rights under the Loan Documents.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of January 28, 2016, by and between Agent and ABL Lender, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Interest Expense” means, for any period, the aggregate of the interest expense of Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Interest Period” means, with respect to each LIBOR Loan, a period commencing on the date of the making of such LIBOR Loan (or the continuation of a LIBOR Loan or the conversion of a Base Rate Loan to a LIBOR Loan) and ending 1, 2, 3 or 6 months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon LIBOR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business not to exceed $500,000 in the aggregate outstanding at any time, and (b) bona fide Accounts arising in the ordinary course of business), or acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Related Property” means any and all investment property (as that term is defined in the Code).

“IRC” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as in effect from time to time.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit G.

“Key Man Life Insurance Policy” means a life insurance policy in the amount of $20,000,000 insuring the life of Michael Buckley, chief executive officer of Parent, issued by an insurance provider reasonably acceptable to Agent.

“Lenders” has the meaning set forth in the Preamble.

“Lender-Related Persons” means Agent, each Lender, each of their respective Affiliates officers, directors, employees, attorneys, and agents.

Schedule 1.1

“LIBOR” means, with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum determined by Agent as appearing on Bloomberg L.P.’s (the “Service”) Page BBAM1/(Official ICE USD Dollar Libor Fixings) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service)  two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, which determination shall be conclusive absent manifest error.

“LIBOR Deadline” has the meaning specified therefor in Section 2.3(a).

“LIBOR Loan” means any Loan or portion thereof bears interest at a rate determined by reference to the LIBOR Rate for a specified Interest Period.

“LIBOR Notice” means a written notice substantially in the form of Exhibit F.

“LIBOR Option” has the meaning specified therefor in Section 2.3(a).

“LIBOR Rate” means, for each Interest Period for each LIBOR Loan, the greater of (a) the rate per annum determined by Agent (rounded upwards if necessary, to the next 1/100%) by dividing (i) LIBOR for such Interest Period by (ii) 100% minus the Reserve Percentage and (b) 0.50% per annum.  The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment in the nature of a security interest, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means the Term Loan (including any Incremental Term Loans) or any portion thereof, and “Loans” means collectively, all of the foregoing.

“Loan Account” has the meaning specified therefor in Section 2.8.

“Loan Documents” means this Agreement, the Information Certificate, the Control Agreements, the Guaranty, the Intercreditor Agreement, the Assignment of Factoring Proceeds, the Patent and Trademark Security Agreement, the Copyright Security Agreement, the Intercompany Subordination Agreement, the Fee Letter, any note or notes executed by any Borrower in connection with this Agreement and payable to Agent or any Lender, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and Agent or any Lender in connection with this Agreement.

“Loan Parties” means collectively, each Borrower and each Guarantor and each of them is a “Loan Party”.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Change” means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of the Borrowers and the other Loan Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of any Borrower or any Loan Party or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a

Schedule 1.1

party or of Agent’s or any Lender’s ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to the Collateral as a result of an action or failure to act on the part of any Borrower or any Loan Party or its Subsidiaries.

“Material Contract” means, (i) each contract or agreement to which Parent or any of its Subsidiaries is a party (other than a Loan Document, any lease agreement, any ABL Loan Document, any Factoring Agreement, the Merger Agreement, any Convertible Notes Document, the Stock Purchase Agreements and the Asset Purchase Agreements) involving aggregate consideration payable to or by Parent or such Subsidiary of $1,000,000 or more per calendar year (other than purchase orders in the ordinary course of the business of Parent or such Subsidiary), and (ii) all other contracts or agreements to which Parent or any of its Subsidiaries is a party (other than a Loan Document, any lease agreement, any ABL Loan Document, any Factoring Agreement, the Merger Agreement, any Convertible Notes Document, the Stock Purchase Agreements and the Asset Purchase Agreements), the loss of which could reasonably be expected to result in a Material Adverse Change.

“Maturity Date” means January 28, 2021.

“Maximum Credit” means “Maximum Credit”, as defined in the ABL Credit Agreement, as in effect on the Closing Date and giving effect to any modifications permitted pursuant to the Intercreditor Agreement.

“Merger Agreement” means the Agreement and Plan of Merger dated as of September 8, 2015, by and among RG Parent, Merger Sub and Parent.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Negotiable Collateral” means letters of credit, letter-of-credit rights, instruments, promissory notes, drafts and documents (as each such term is defined in the Code).

“Net Cash Proceeds” means, (a) with respect to any Disposition by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (iii) transfer taxes to be paid to any taxing authorities by such Person or such Subsidiary in connection therewith, (iv) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (v) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (b) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or an Equity Issuance, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (ii) transfer taxes to be paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (a) and (b) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid

Schedule 1.1

to a Person that, except in the case of reasonable out-of-pocket expenses and distributions made to facilitate the payment of taxes due and owing by an Affiliate as a result of such Disposition, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“Net Senior Leverage Ratio” means, with respect to any twelve-month period, the ratio of (x) (i) the principal amount of Indebtedness outstanding under the Revolving Credit Facility, the Term Loan, any Factoring Agreement, any Permitted Purchase Money Indebtedness and any Capital Leases, minus (ii) unrestricted cash on hand of the Loan Parties, up to an aggregate amount not to exceed $5,000,000, that is subject to a Control Agreement in favor of Agent, in each case, as of the last day of such period to (y) EBITDA for such period.

“Net Senior Rent Adjusted Leverage Ratio” means, with respect to any twelve-month period, the ratio of (i) (a)(x) the principal amount of Indebtedness outstanding under the Revolving Credit Facility, the Term Loan, any Factoring Agreement, any Permitted Purchase Money Indebtedness and any Capital Leases minus (y) the aggregate amount of unrestricted cash on hand of the Loan Parties, up to an aggregate amount not to exceed $5,000,000, that is subject to a Control Agreement in favor of Agent, in each case, as of the last day of such period, plus (b) Consolidated Rental Expense for such period to (ii) EBITDAR for such period.

“Net Working Capital” means, as of any date of determination, Current Assets as of such date minus Current Liabilities as of such date.

“New Lending Office” has the meaning specified therefore in Section 16(d).

“Non-Financed Capital Expenditures” means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit other than by means of an advance under the Revolving Credit Facility.

“Non-U.S. Lender” has the meaning specified therefore in Section 16(d).

“Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party pursuant to or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that any Borrower or any other Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents.  Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

Schedule 1.1

“Other Taxes” has the meaning specified therefore in Section 16(b).

“Patents” means patents and patent applications, including (i) the patents and patent applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all continuations, divisionals, continuations-in-part, re-examinations, reissues, and renewals thereof and improvements thereon, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past, present, or future infringements thereof, and (iv) the right to sue for past, present, and future infringements thereof.

“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement executed and delivered by the applicable Loan Party in favor of Agent, in form and substance acceptable to Agent.

“Patriot Act” has the meaning specified therefor in Section 5.18 of Exhibit D to this Agreement.

“Payment Conditions” means, at any time of determination, that either (i) (x) immediately after giving pro forma effect to the subject Specified Payment, Excess Availability shall be greater than 15% of the Maximum Credit, and (y) the Fixed Charge Coverage Ratio, in each case, as of the end of the most recently ended Fiscal Quarter for which financial statements have been or were required to be delivered pursuant to Section 6.1 shall be greater than or equal to 1.1 to 1.0 after giving pro forma effect to such Specified Payment, as if such Specified Payment had been made as of the first day of such period or (ii) immediately after giving pro forma effect to such Specified Payment, Excess Availability is greater than 25% of the Maximum Credit.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Borrower or any of its Subsidiaries or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Dispositions” means:

(a)                               sales, abandonment, or other dispositions of property (other than Inventory or Accounts) that is used, worn, damaged, obsolete or surplus in the ordinary course of business;

(b)                              sales of Inventory to buyers in the ordinary course of business;

(c)                               the granting of Permitted Liens;

(d)                              the making of a Restricted Junior Payment that is expressly permitted to be made pursuant to this Agreement;

(e)                               the making of a Permitted Investment;

(f)                                the sales of Accounts pursuant to the Factoring Agreements, subject at all times to the Assignment of Factoring Proceeds;

(g)                               dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Subsidiary;

Schedule 1.1

(h)                              sales, transfers and other disposition of assets that are not permitted by any other clause of this definition; provided that the aggregate fair market value of all such assets sold, transferred or otherwise disposed of in reliance upon this clause (h) shall not exceed $250,000 during any fiscal year of Parent;

(i)                                  Sales, transfers and other dispositions of property (i) between Loan Parties, (ii) to a Loan Party or (iii) between Subsidiaries that are not Loan Parties;

(j)                                  the unwinding of any Hedge Agreement;

(k)                              the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any Intellectual Property rights, to the extent permitted hereunder or in any other Loan Documents;

(l)                                  dispositions, discounting or forgiveness of Accounts in the ordinary course of business or in connection with the collection or compromise thereof, it being acknowledged and agreed that, for purposes of clarity, bulk sales shall not be deemed to be permitted pursuant to this clause (l);

(m)                          leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of Parent and its Subsidiaries, taken as a whole; and

(n)                              Dispositions expressly provided for under the Asset Purchase Agreements and Dispositions pursuant to the Great American Agreement.

“Permitted Holders” means Tengram Capital Partners, L.P., together with investment funds managed by or otherwise affiliated with Tengram Capital Partners, L.P., and the Affiliates of each of the foregoing.

“Permitted Indebtedness” means:

(a)                               Indebtedness evidenced by this Agreement or the other Loan Documents;

(b)                              Indebtedness set forth on Schedule 5.19(a) to the Information Certificate that is outstanding as of the Closing Date and any Refinancing Indebtedness in respect of such Indebtedness;

(c)                               Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(d)                              endorsement of instruments or other payment items for deposit;

(e)                               the incurrence by any Borrower or any Loan Party or their Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Borrower’s or Loan Party’s and its Subsidiaries’ operations and not for speculative purposes;

(f)                                Indebtedness incurred with respect to Cash Management Services incurred in the ordinary course of business;

(g)                               Indebtedness constituting Permitted Investments or Permitted Intercompany Advances;

Schedule 1.1

(h)                              Indebtedness in a maximum aggregate amount not exceeding the Maximum ABL Principal Obligations (as defined in the Intercreditor Agreement) under the ABL Credit Agreement;

(i)                                  Indebtedness in a maximum aggregate outstanding principal amount not exceeding $16,500,000 (excluding any interest paid-in-kind to the holder of such Indebtedness) incurred under the Convertible Note Documents; provided that such Indebtedness shall not be permitted hereunder unless the Convertible Notes contain subordination provisions and a legend consistent with those in effect on the Closing Date or otherwise in form and substance reasonably satisfactory to Agent with a reference to the fact that such Convertible Notes are subordinate in right of payment to the Obligations and to Agent’s and Lenders’ rights under this Agreement and the other Loan Documents;

(j)                                  Guarantees by a Loan Party of Indebtedness of any other Loan Party if the primary obligation is permitted elsewhere in this definition;

(k)                              customary indemnification and purchase price adjustment obligations of any such Person incurred in connection with Permitted Dispositions;

(l)                                  Indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums;

(m)                          [reserved];

(n)                              Indebtedness incurred by Parent or any of its Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business consistent with past practice in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o)                              Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(p)                              Indebtedness of any Loan Party or Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case incurred in the ordinary course of business;

(q)                              Indebtedness representing deferred compensation to employees, directors and consultants of Parent or any Subsidiary incurred in the ordinary course of business;

(r)                                 other Indebtedness in an aggregate outstanding principal amount up to $1,000,000;

(s)                                without duplication of any other Indebtedness, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Indebtedness permitted hereunder; and

(t)                                  all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (s) above.

Schedule 1.1

“Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party or (b) a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party.

“Permitted Investments” means:

(a)                               Investments in cash and Cash Equivalents;

(b)                              Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)                               advances made in connection with purchases of Goods or services in the ordinary course of business;

(d)                              Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1;

(e)                               Permitted Intercompany Advances;

(f)                                Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (e) or clause (f) of the definition of Permitted Indebtedness;

(g)                               Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(h)                              Investments (including debt obligations and Stock) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment;

(i)                                  Investments to the extent that payment for such Investments is made solely with Stock of Parent (other than Prohibited Preferred Stock) or net cash proceeds thereof;

(j)                                  guarantees by Parent or any of its Subsidiaries of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(k)                              Investments by the Borrowers and the Subsidiaries in Stock in their respective Subsidiaries as of the Closing Date;

(l)                                  Investments made by any Loan Party in any other Loan Party and Investments by any Subsidiary that is not a Loan Party in another Subsidiary that is not a Loan Party;

(m)                          guarantees constituting Permitted Indebtedness permitted by Section 7.1;

(n)                              Investments received in connection with the Disposition of assets permitted by Section 7.4; and

(o)                              additional Investments not to exceed $1,000,000 in the aggregate outstanding at any one time.

Schedule 1.1

“Permitted Liens” means:

(a)                               Liens granted to, or for the benefit of, Agent to secure the Obligations;

(b)      Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent by more than 30 days or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests;

(c)                               judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 9.3;

(d)                              Liens set forth on Schedule P-2; provided, however, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof;

(e)                               the interests of lessors under operating leases and licensors under license agreements;

(f)                                purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof;

(g)                               Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(h)                              Liens granted in favor of the ABL Lender pursuant to the ABL Credit Agreement or any other ABL Loan Document, so long as such Liens are subject to the Intercreditor Agreement;

(i)                                  Liens granted in favor of Factor pursuant to the Factoring Agreement, so long as such Liens are subject to the Assignment of Factoring Proceeds;

(j)                                  Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Code in effect on the relevant jurisdiction covering only the terms being collected upon;

(k)                              Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness owed by such Subsidiary;

(l)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(m)                          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(n)                              easements, zoning restrictions, rights-of-way and encumbrances on real or immovable property that do not secure any obligations for borrowed money and do not materially detract

Schedule 1.1

from the value of the affected property or materially interfere with the ordinary conduct of business of Parent or any Subsidiary;

(o)                              the filing of financing statements or the equivalent thereof in any applicable jurisdiction filed solely as a precautionary measure in connection with operating leases or consignment of goods;

(p)                              Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, so long as such payments are not past due, unless such Liens are the subject of Permitted Protests;

(q)                              Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by any Loan Party or its Subsidiary in the ordinary course of business to the extent such Liens do not attach to any assets other than the goods subject to such arrangement; and

(r)                                 other Liens so long as the aggregate outstanding principal amount of obligations secured thereby does not exceed $250,000.

“Permitted Preferred Stock” means and refers to any Preferred Stock issued by a Loan Party that is not Prohibited Preferred Stock.

“Permitted Protest” means the right of any Borrower or any other Loan Party or any of their respective Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on books and records of such Borrower, such other Loan Party or such Subsidiary in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower, Loan Party or Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens resulting from such protest.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $1,000,000.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Borrower or any of its Subsidiaries or any ERISA Affiliate.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

Schedule 1.1

“Prime Rate” means at any time the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Agent) or any similar release by the Federal Reserve Board (as determined by Agent).  Each change in the rate of interest shall become effective on the date such change is publicly announced as being effective.

“Pro Rata Share” means the percentage obtained by dividing (i) such Lender’s Term Loan Commitment, by (ii) the aggregate Term Loan Commitments of all Lenders, provided that if the Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender’s portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan.

“Proceeds” has the meaning specified therefor in the definition of “Collateral” set forth in Schedule 1.1.

“Prohibited Preferred Stock” means, with respect to any Person, any Preferred Stock of such Person that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock), other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise on or before a date that is less than 91 days after the Maturity Date, or, on or before the date that is less than 91 days after the Maturity Date, other than as a result of a change of control, asset sale, or similar event, pursuant to a sinking fund obligation or otherwise, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock); provided that if Preferred Stock is issued to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Preferred Stock shall not constitute Prohibited Preferred Stock solely because it may be required to be repurchased by Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability. Notwithstanding the foregoing, the Series A Preferred shall not be deemed “Prohibited Preferred Stock”.

“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, (c) Availability projections, and (d) cash flow statements, all prepared on a basis consistent (as applicable) with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“PTO” means the United States Patent and Trademark Office.

“Purchase Money Indebtedness” means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 90 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by a Loan Party and the improvements thereto.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

Schedule 1.1

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)          such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended (unless otherwise expressly permitted hereunder), other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)          such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of Agent or Lenders,

(c)          if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Agent and Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, and

(d)          unless otherwise expressly permitted hereby, the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Related Fund” means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Required Lenders” means Lenders whose Pro Rata Shares aggregate at least 50.1%; provided that the Pro Rata Shares of any Defaulting Lender shall be disregarded in the determination of the Required Lenders.

“Reserve Percentage” means, on any day, for any Lender, the maximum percentage prescribed by the Board (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as “eurocurrency liabilities”) of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Loan Party or to the direct or indirect holders of Stock issued by any Loan Party in their capacity as such (other than (i) any compensation paid to officers and employees and (ii) dividends or distributions payable in Stock (other than Prohibited Preferred Stock) issued by any Loan Party), or (b) any purchase, redemption, or other

Schedule 1.1

acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Stock issued by any Loan Party.

“Revolving Credit Facility” means the revolving line of credit facility described in Section 2.1 of the ABL Credit Agreement pursuant to which ABL Lender provides revolving loans to Borrowers and issues letters of credit for the account of Borrowers.

“Rollover Agreement” means the Rollover Agreement dated September 8, 2015, by and among Parent and the noteholders party thereto.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, (d) a Person resident in or determined to be resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Securitization” has the meaning specified therefor in Section 14(j).

“Security Interest” has the meaning specified therefor in Section 3.1.

“Series A Preferred” means the Series A Preferred Stock issued by Parent pursuant to the Stock Purchase Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise).  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means any Event of Default of the type described in Section 9.1, 9.2, 9.5, 9.6 or 9.3(a)(i) (solely with respect to a failure to deliver quarterly or annual financial statements required to be delivered by Section 6.1 and required to enable the calculation of the financial covenants set forth in Section 8) or 9.3(a)(iii).

Schedule 1.1

“Specified Payment” means any Restricted Junior Payment or prepayment, redemption, defeasance, purchase or other acquisition of Indebtedness that in each case is subject to the satisfaction of the Payment Conditions.

“Stock” means all shares, options, warrants, membership interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock (including the Series A Preferred), or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of September 8, 2015, by and between Parent and TCP Denim.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Supporting Obligations” means supporting obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments or Investment Related Property.

“Taxes” has the meaning set forth in Section 16(a).

“TCP Denim” means TCP Denim, LLC, a Delaware limited liability company.

“Term Loan” has the meaning set forth in Section 2.1(a).

“Term Loan Commitment” means, for each Lender, the commitment of such Lender to make its portion of the Term Loan on the Closing Date, in the principal amount with respect to each such Lender equal to the amount set forth opposite the name of such Lender under “Term Loan Commitment” on the Commitment Annex.

“Term Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.

“Trademarks” means any and all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 5.26(b) to the Information Certificate, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of each Loan Party’s business symbolized by the foregoing or connected therewith, and (vi) all of each Loan Party’s rights corresponding thereto throughout the world.

“Transaction” has the meaning specified therefore in the definition of “EBITDA”.

“Transferee” has the meaning set forth in Section 16(a).

“Treasury Shares Account” has the meaning specified therefor in Section 7.11(b).

Schedule 1.1

“U.S. Lender” has the meaning specified therefore in Section 16(d).

“United States” means the United States of America.

“URL” means “uniform resource locator,” an internet web address.

“Voidable Transfer” has the meaning specified therefor in Section 18.7.

a.            Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date (whether or not such operating leases were in effect on such date) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases; provided, further however, that if any Borrower notifies Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions) (an “Accounting Change”) occurring after the Closing Date, or in the application thereof (or if Agent notifies any Borrower that Agent requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Agent and each Borrower after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred.  Whenever used herein, the term “financial statements” shall include the footnotes and schedules thereto.  Whenever the term “Borrower” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their respective Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

b.            Code.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.  The meaning of any term defined herein by reference to the Code will not be limited by reason of any limitation set forth on the scope of the Code, whether under Section 9-109 of the Code, by reason of federal preemption or otherwise.

c.            Construction.  Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be.  Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified, any definition of or reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall be construed as referring to all alterations, amendments, amendments and restatements, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and

Schedule 1.1

contract rights.  Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in full in cash or immediately available funds of all of the Obligations (including the payment of any expenses that have accrued irrespective of whether demand has been made therefor) other than unasserted contingent indemnification Obligations.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.  References herein to any statute or any provision thereof include such statute or provision (and all rules, regulations and interpretations thereunder) as amended, revised, re-enacted, and /or consolidated from time to time and any successor statute thereto.

d.            Schedules and Exhibits.  All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

e.            Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time.

f.             Funding and Settlement Currency.  Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in Dollars and in immediately available funds.

Schedule 1.1

Schedule 6.1

TO CREDIT AND SECURITY AGREEMENT

Deliver to Agent, each of the financial statements, reports, or other items set forth below at the following times:

on or before the Monday following every second week after the Closing Date and ending on the later of (i) December 31, 2016 or (ii) the week the  EBITDA of Parent and its Subsidiaries for the most recent trailing twelve-month period is equal to or exceeds $22,700,000

(a) bi-weekly cash balance reports.

within 10 Business Days after the end of each fiscal month, beginning with the fiscal month ending February 29, 2016	(a) flash sales reports for the prior fiscal month; and (a) consolidated same-store sales figures for the prior fiscal month compared to the same period during the prior year.

within 45 days after the end of the first three full fiscal months after the Closing Date and 30 days after the end of each fiscal month thereafter

(a)  an unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of stockholders’ or owners’ equity with respect to Parent and its Subsidiaries during such period and compared to the prior period (if applicable)and plan, prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, together with a corresponding discussion and analysis of results from management, including commentary on individual brand performance;

(b)  a Compliance Certificate (but excluding the  calculations of the financial covenants set forth in Section 8);

(c)  a monthly forward bookings report by brand, with a comparison to the prior period;

within (i) 45 days after the end of each fiscal quarter (other than a fiscal quarter ending December 31) and (ii) 60 days after the end of each fiscal quarter ending December 31, in each case, after the Closing Date

(a)  consolidated financial statements of Parent and its Subsidiaries for such fiscal quarter, prepared in accordance with GAAP and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management, including commentary on individual brand performance; and

(b)  Compliance Certificate along with the underlying calculations, including the calculations of the financial covenants set forth in Section 8 (except that such Compliance Certificate for the fiscal quarter ending March 31, 2016 shall not be required to include any

Schedule 6.1

calculations of financial covenants). (c) head count savings realized since the Closing Date.

within 120 days after the end of each fiscal year

(a)  consolidated financial statements of Parent and its Subsidiaries for such fiscal year, audited by Parent’s independent certified public accountants, prepared in accordance with GAAP, and certified, without any “going concern” or like qualification or exception, or qualification or exception as to the scope of such audit by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of stockholders’ or owners’ equity, and comparison to the prior period, together with (but not part of the audit report), a comparison to plan (if applicable) and a corresponding discussion and analysis of results from management, including commentary on individual brand performance);

(b)  commencing with the fiscal year ending December 31, 2016, a Compliance Certificate along with the underlying calculations, including the calculations of the financial covenants set forth in Section 8; and

(c)  Commencing with the Fiscal Year ending December 31, 2017, an Excess Cash Flow Certificate along with the underlying calculations.

within 45 days after the end of each fiscal year commencing after the end of the 2016 fiscal year

(d)  copies of Borrowers’ Projections for the forthcoming fiscal year, on a monthly basis, certified by the chief financial officer (or similar officer) of Parent as being such officer’s good faith estimate of the financial performance (including balance sheet, profit and loss and cash flow figures) of the Borrowers and their respective Subsidiaries during the period covered thereby (it being understood by Agent and Lenders that projections of future events are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and that actual results may vary significantly from projected results).

If and when filed by Parent or any other Borrower:	(a) Form 10 Q quarterly reports, Form 10 K annual reports, and Form 8 K current reports; and (b) any other filings made by any Borrower with the SEC.

Schedule 6.1

Schedule 6.2

TO CREDIT AND SECURITY AGREEMENT

Provide Agent with each of the documents and information set forth below at the following times:

Substantially concurrently upon delivery thereof to ABL Lender:	(a) copies of each report delivered to ABL Lender as required by Section 6.2 of the ABL Credit Agreement;

Upon written request by Agent

(a)      copies of purchase orders and invoices for Inventory and Equipment acquired by each Borrower, and

(b)  such other reports and information as to the Collateral and as to each Borrower and each Loan Party and its Subsidiaries, as Agent may reasonably request.

Schedule 6.2

EXHIBIT A

TO CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

To:       TCW Asset Management Company

The John Hancock Tower

200 Clarendon Street, 51st Floor

Boston, MA 02116

Attn:    Portfolio Manager

Re:       Compliance Certificate dated [_________________]

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 28, 2016, by and among the Lenders party thereto from time to time, TCW ASSET MANAGEMENT COMPANY, as Agent for all Lenders, DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation formerly known as Joe’s Jeans Inc. (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation formerly known as Joe’s Jeans Subsidiary, Inc. (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and, together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs and each other Subsidiary of Parent that becomes a borrower hereunder, collectively, the “Borrowers”, and each a “Borrower”) and the other Loan Parties signatory thereto.  Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 6.1 of the Credit Agreement, the undersigned officer of [_____________] hereby certifies, solely in such capacity and not in such undersigned’s individual capacity, that:

a.         Attached is the financial information of Parent and its Subsidiaries which is required to be furnished to Agent pursuant to Section 6.1 of the Credit Agreement for the [fiscal month][fiscal quarter][fiscal year] period ended ____________, __________ (the “Reporting Date”).  Such financial information has been prepared in accordance with GAAP [(except for year-end adjustments and the lack of footnotes)]1, and fairly presents in all material respects the financial condition of Parent and its Subsidiaries as of the end of and for such [fiscal month][fiscal quarter][fiscal year].

b.         Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of each Borrower and its Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Schedule 6.1 of the Credit Agreement.

1  Exclude bracketed language with annual audits

Exhibit A

c.         Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default [except as set forth in detail below, together with the actions taken to cure: ___________________].

d.         The representations and warranties of each Loan Party and its Subsidiaries set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent they relate to a specified date).

e.         As of the Reporting Date, the calculations of the financial covenants contained in Section 8 of the Credit Agreement are set forth on Schedule 1 hereof.

f.          [MONTHLY COMPLIANCE CERTIFICATES TO INCLUDE ONLY UNITED STATES IP DISCLOSURES] Schedule 2 attached hereto sets forth any (a) [United States] Patents or [United States] Patent applications owned by any Loan Party and not listed on Exhibit A to the Patent and Trademark Security Agreement or disclosed in a prior Compliance Certificate, (b) [United States] Trademark registrations or applications owned by any Loan Party and not listed on Exhibit B to the Patent and Trademark Security Agreement or disclosed in a prior Compliance Certificate and (c) [United States] registered Copyrights or [United States] Copyright applications owned by any Loan Party and not listed on Exhibit A to the Copyright Security Agreement or disclosed in a prior Compliance Certificate.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [_____] day of [_______________], 20[__].

DIFFERENTIAL BRANDS GROUP INC.

By:

Name:

Title:

Exhibit A

SCHEDULE 1 TO COMPLIANCE CERTIFICATE

Financial Covenants

I further certify that (Please check and complete each of the following):

a.         Net Senior Leverage Ratio.  The Net Senior Leverage Ratio of Parent and its Subsidiaries, for the four Fiscal Quarter period ended on the Reporting Date is ___ to 1.0, which [satisfies / does not satisfy] the requirement set forth in Section 8(a) of the Credit Agreement.

b.         Net Senior Rent Adjusted Leverage Ratio.  The Net Senior Rent Adjusted Leverage Ratio of Parent and its Subsidiaries, for the four Fiscal Quarter period ended on the Reporting Date is ___ to 1.0, which [satisfies / does not satisfy] the requirement set forth in Section 8(b) of the Credit Agreement.

c.         Fixed Charge Coverage Ratio.  The Fixed Charge Coverage Ratio of Parent and its Subsidiaries, for the four Fiscal Quarter period ended on the Reporting Date is ___:1.0[satisfies / does not satisfy] the requirement set forth in Section 8(c) of the Credit Agreement.

Attached to this Schedule 1 are calculations supporting the foregoing calculations with respect to the Net Senior Leverage Ratio, Net Senior Rent Adjusted Leverage Ratio and Fixed Charge Coverage Ratio.

SCHEDULE 2 TO COMPLIANCE CERTIFICATE

Intellectual Property

EXHIBIT B

TO CREDIT AND SECURITY AGREEMENT

CONDITIONS PRECEDENT

The obligation of each Lender to make its Pro Rata Share of the Term Loan provided for in this Agreement is subject to the fulfillment of the conditions set forth in the Commitment Letter under the heading “Conditions” and the conditions precedent set forth in Exhibit A to the Commitment Letter under the heading “Conditions Precedent”.

Exhibit B

EXHIBIT C

TO CREDIT AND SECURITY AGREEMENT

POST CLOSING OBLIGATIONS

a.         Within 30 days following the Closing Date (or such longer period as Agent agrees), Agent shall have received copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.6;

b.         Within 7 days following the Closing Date (or such longer period as Agent agrees), Agent shall have received the Control Agreements required pursuant to Section 6.12(c) with respect to deposit accounts at Wells Fargo Bank, National Association;

c.         Within 90 days following the Closing Date (or such longer period as Agent agrees), Agent shall have received the Control Agreements required pursuant to Section 6.12(c) (other than the Control Agreement(s) with respect to deposit accounts at JPMorgan Chase Bank, N.A. delivered on or prior to the Closing Date and with respect to deposit accounts at Wells Fargo Bank, National Association governed by clause b. above);

d.         Within 60 days following the Closing Date (or such longer period as Agent agrees), Agent shall have received the Credit Card Notifications required pursuant to Section 6.13;

e.         Within 60 days following the Closing Date (or such longer period as Agent agrees; provided, that such period shall be extended to 90 days if, despite working diligently and in good faith to satisfy the requirements set forth in this paragraph, Borrowers’ have been unable to do so within such 60 day period), Agent shall have received evidence that the Key Man Life Insurance Policy is in effect and has been collaterally assigned to Agent as security for the Obligations, each pursuant to documentation reasonably satisfactory to Agent.

Exhibit C

EXHIBIT D

TO CREDIT AND SECURITY AGREEMENT

5.         REPRESENTATIONS AND WARRANTIES

5.1.      Due Organization and Qualification; Subsidiaries.

(a)        Each Loan Party (i) is duly organized and existing and in good standing under the laws of the jurisdiction of incorporation, organization or formation, (ii) is qualified to do business in any jurisdiction where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)        Set forth on Schedule 5.1(c) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by each Loan Party.  All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

(c)        Except as set forth on Schedule 5.1(c) to the Information Certificate, as of the Closing Date there are no subscriptions, options, warrants, or calls relating to any shares of any capital stock of any Subsidiary of any Loan Party, including any right of conversion or exchange under any outstanding security or other instrument.

5.2.      Due Authorization; No Conflict.

(a)        As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)        As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change, (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party’s interest holders or any approval or consent of any Person under any Material Contract of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

Exhibit D

5.3.      Governmental and Other Consents.

No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (a) for the grant of a Lien by such Loan Party in and to the Collateral pursuant to this Agreement or the other Loan Documents or for the execution, delivery, or performance of this Agreement by such Loan Party, or (b) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except (i) as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally, (ii) for those registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, (iii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date, or (iv) where the failure to obtain the foregoing could not individually or in the aggregate reasonably be expected to result in a Material Adverse Change.

5.4.      Binding Obligations.

Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

5.5.      Title to Assets; No Encumbrances.

Each of the Loan Parties has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 6.1 and most recent collateral reports delivered pursuant to Section 6.2, in each case except (A) for assets disposed of since the date of such financial statements to the extent permitted hereby or (B) as individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change.  All of such assets are free and clear of Liens except for Permitted Liens.

5.6.      Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

(a)        The exact legal name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Loan Party is set forth on Schedule 5.6(a) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(b)        The chief executive office of each Loan Party is located at the address indicated on Schedule 5.6(b) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

(c)        The tax identification number and organizational identification number, if any, of each Loan Party is identified on Schedule 5.6(c) to the Information Certificate (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement).

Exhibit D

(d)        As of the Closing Date, no Loan Party holds any Commercial Tort Claims known by such Loan Party to be in existence on such date except as set forth on Schedule 5.6(d) to the Information Certificate in an amount reasonably estimated by such Loan Party to be in excess of $250,000 individually or $500,000 in the aggregate.

5.7.      Litigation.

Except as provided on Schedule 5.7 to the Information Certificate, there are no actions, suits, or proceedings pending or, to the knowledge of any Loan Party, after due inquiry, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change.

5.8.      Compliance with Laws.

No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.9.      No Material Adverse Change.

All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the consolidated financial condition of the Loan Parties and their Subsidiaries as of the date thereof and results of operations for the period then ended.  Since the date of the most recent financial statement delivered to Agent, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Change.

5.10.    Fraudulent Transfer.

(a)        The Loan Parties are Solvent.

(b)        No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

5.11.    Employee Benefits.

No Loan Party, none of their Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

5.12.    Environmental Condition.

Except as set forth on Schedule 5.12 to the Information Certificate, (a) to each Loan Party’s knowledge, no properties or assets of any Loan Party or any of its Subsidiaries have been used in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such

Exhibit D

disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to each Loan Party’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets have been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, in each case individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

5.13.    Intellectual Property.

Each Loan Party and each of its Subsidiaries own, or hold licenses in, or otherwise has the rights to use, all material trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted.

5.14.    Leases.

Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Loan Party and each of its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which it is a party or under which it is operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or the applicable Subsidiary exists under any of them.

5.15.    Deposit Accounts and Securities Accounts; Credit Card Arrangements.

(a)        Set forth on Schedule 5.15(a) to the Information Certificate (as such Schedule may be updated from time to time) is a listing of all of the Deposit Accounts and Securities Accounts of each Loan Party, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

(b)        Set forth on Schedule 5.15(b) to the Information Certificate is a listing of all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.16.    Complete Disclosure.

All factual information taken as a whole (other than budgets, estimates, forward-looking information and projections and information of a general economic nature and general information about the industry of a Loan Party or any of its Subsidiaries) furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than budgets, estimates, forward-looking information and projections and information of a general economic nature and general information about the industry of a Loan Party or any of its Subsidiaries) hereafter furnished by or on behalf of a Loan Party or any of its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not

Exhibit D

misleading in any material respect at such time in light of the circumstances under which such information was provided.  The Projections most recently delivered to Agent represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, each Borrowers’ good faith estimate, on the date such Projections are delivered, of the future performance of a Loan Party or any of its Subsidiaries for the periods covered thereby based upon assumptions believed by Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood by Agent and Lenders that projections of future events are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and that actual results may vary significantly from projected results).

5.17.    Material Contracts.

Set forth on Schedule 5.17 to the Information Certificate (as such Schedule may be updated from time to time in accordance herewith) is a list of the Material Contracts of each Loan Party as of the Closing Date or, as applicable, as of the most recent date on which Borrowers provided a fiscal quarter-end Compliance Certificate pursuant to Section 6.1; provided, however, that any Borrower may amend Schedule 5.17 to the Information Certificate to add or remove Material Contracts so long as such amendment occurs by written notice to Lender on or prior to the date that such Borrower provides its fiscal quarter-end Compliance Certificate. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or the applicable Subsidiary in accordance with its terms, (b) has not been otherwise amended or modified (other than amendments or modifications permitted by Section 7.7(b)), and (c) is not in default due to the action or inaction of the applicable Loan Party or the applicable Subsidiary.

5.18.    Patriot Act.

To the extent applicable, each Loan Party and each of its Subsidiaries is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”).  No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of its Subsidiaries or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.19.    Indebtedness.

Set forth on Schedule 5.19(a) to the Information Certificate is a true and complete list of all Indebtedness for borrowed money of each Loan Party and each of its Subsidiaries outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the transactions occurring on the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date after giving effect to the transactions occurring on the Closing Date.

5.20.    Payment of Taxes.

Exhibit D

Except as otherwise permitted under Section 6.5 and where the failure to do so would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change, (i) all tax returns and reports of each Loan Party and each of its Subsidiaries required to be filed by any of them have been timely filed, (ii) all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, and (iii) each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable.  No Borrower knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor, except for any such tax assessments that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

5.21.    Margin Stock.

No Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the United States Federal Reserve.

5.22.    Governmental Regulation.

No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may materially limit its ability to incur the Obligations or which may otherwise render all or any portion of the Obligations unenforceable.  No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

5.23.    OFAC.

No Loan Party nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC.  No Loan Party nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  No proceeds of any loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

5.24.    Employee and Labor Matters.

Except as would not reasonably be expected to have a Material Adverse Change, there is (a) no unfair labor practice complaint pending or, to the knowledge of Borrowers, threatened against any Loan Party or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement and that could reasonably be expected to result in a material liability, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or any of its Subsidiaries that could reasonably be expected

Exhibit D

to result in a material liability, or (c) to the knowledge of Borrowers no union representation question existing with respect to the employees of any Loan Party or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or any of its Subsidiaries.  No Loan Party or any of its Subsidiaries has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied.  The hours worked and payments made to employees of each Loan Party and each of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.  All material payments due from any Loan Party or any of its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

5.25.    Use of Proceeds.

The proceeds of the Term Loan made hereunder on the Closing Date shall be used to (a) repay outstanding Indebtedness of the Loan Parties on the Closing Date, (b) fund a portion of the consideration payable in connection with the Transaction, (c) pay costs, fees and expenses relating to this Agreement and the Transaction, and (d) fund other general corporate purposes of the Loan Parties.

5.26.    Collateral.

(a)        Real Property.  Schedule 5.26(a) to the Information Certificate sets forth all Real Property owned by any of the Loan Parties as of the Closing Date.

(b)        Intellectual Property.

(i)         As of the Closing Date, Schedule 5.26(b) to the Information Certificate provides a complete and correct list of: (A) all registered Copyrights owned by any Loan Party, all applications for registration of Copyrights owned by any Loan Party; (B) all material Intellectual Property Licenses entered into by any Loan Party pursuant to which (x) any Loan Party has provided any license or other rights in Intellectual Property owned or controlled by such Loan Party to any other Person or (y) any Person has granted to any Loan Party any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party; (C) all issued Patents owned by any Loan Party and all applications for patents owned by any Loan Party; and (D) all registered Trademarks owned by any Loan Party, all applications for registration of Trademarks owned by any Loan Party;

(ii)        to each Loan Party’s knowledge, no Person is currently infringing or misappropriating any Intellectual Property rights owned by such Loan Party, in each case, that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Change;

(iii)       to each Loan Party’s knowledge, all registered Copyrights, registered Trademarks, and issued Patents that are owned by such Loan Party and necessary to the conduct of its business as currently conducted are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Change; and

Exhibit D

(iv)       each Loan Party has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect its rights in all trade secrets owned by such Loan Party that are necessary in the business of such Loan Party as currently conducted, except to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Change.

(c)        Valid Security Interest. This Agreement and the other Loan Documents will, when executed and delivered, create a valid security interest in the Collateral of each Loan Party, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.  Subject to the terms of the Intercreditor Agreement, when the Collateral constituting Certificated Securities, Instruments or Chattel Paper is delivered to Agent, together with instruments of transfer duly endorsed in blank, the security interest created under this Agreement in such Collateral will constitute a fully perfected security interest in all right, title and interest of the applicable Loan Party hereunder in such Collateral. When financing statements in appropriate form are filed in the applicable filing offices, the security interest created under this Agreement will constitute a fully perfected security interest in all right, title and interest of the applicable Loan Party in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements.  Upon filing of the Copyright Security Agreement with the United States Copyright Office (if applicable), filing of the Patent and Trademark Security Agreement with the PTO, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 5.6(a) to the Information Certificate, all action necessary to protect and perfect the Security Interest in and to each Loan Party’s United States issued, registered or applied-for Patents, Trademarks, or Copyrights included in the Collateral existing as of the Closing Date has been taken to the extent such security interest can be perfected by such filings with the Copyright Office and the USPTO has been taken and such perfected Security Interest is enforceable as such as against any and all creditors of and purchasers from any Loan Party.

5.27.    Locations of Inventory and Equipment.

The Inventory and Equipment (other than (i) vehicles or Equipment out for repair and (ii) Inventory and Equipment with an aggregate value for all Loan Parties not in excess of $250,000) of the Loan Parties (i) are not stored with a bailee, warehouseman, or similar party except at a location identified on Schedule 5.29 to the Information Certificate (as such Schedule may be updated pursuant to Section 6.15) and (ii) are located only at, or in-transit between or to, the locations identified on Schedule 5.29 to the Information Certificate (as such Schedule may be updated pursuant to Section 6.15).

5.28.    Inventory Records.

Each Loan Party keeps records correct and accurate in all material respects itemizing and describing the type, quality, and quantity of its Inventory and of the Inventory of its Subsidiaries and the book value thereof.

Exhibit D

EXHIBIT E

TO CREDIT AND SECURITY AGREEMENT

FORM OF EXCESS CASH FLOW CERTIFICATE

To:       TCW Asset Management Company

The John Hancock Tower

200 Clarendon Street, 51st Floor

Boston, MA 02116

Attn:    Portfolio Manager

Re:       Excess Cash Flow Certificate dated [_________________]2

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 28, 2016, by and among the Lenders party thereto from time to time, TCW ASSET MANAGEMENT COMPANY, as Agent for all Lenders, DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation formerly known as Joe’s Jeans Inc. (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation formerly known as Joe’s Jeans Subsidiary, Inc. (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and, together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs and each other Subsidiary of Parent that becomes a borrower hereunder, collectively, the  “Borrowers”, and each a  “Borrower”) and the other Loan Parties signatory thereto.  Capitalized terms used in this Excess Cash Flow Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to Schedule 6.1 of the Credit Agreement, the undersigned officer of [_____________] hereby certifies, solely in such capacity and not in such undersigned’s individual capacity, that:

a.         Attached is a schedule of Excess Cash Flow for the Fiscal Year ended _______________; and

b.         the attached schedule is based on the audited financial statements which have been delivered to Agent in accordance with Section 6.1 of the Credit Agreement.

2  Commencing with the Fiscal Year ending December 31, 2017.

Exhibit E

IN WITNESS WHEREOF, this Excess Cash Flow Certificate is executed by the undersigned this [_____] day of [_______________], 20[__].

RG PARENT LLC, as Administrative Borrower

By:

Name:

Title:

Exhibit E

SCHEDULE TO EXCESS CASH FLOW CERTIFICATE

Excess Cash Flow for the Fiscal Year ended [December 31, 20__] is calculated as follows:[3]

EBITDA for such period (as calculated on the Compliance Certificate delivered in connection with the audited financial statements for such Fiscal Year which have been delivered to Agent in accordance with Section 6.1 of the Credit Agreement:

$

minus (without duplication):

scheduled repayments of principal of the Term Loan and other Permitted Indebtedness of the Loan Parties paid in cash during such period cash payments made in such period with respect to Non-Financed Capital Expenditures permitted hereunder

Interest Expense paid in cash during such period

income taxes paid in cash during such period

any expenditures, charges or losses paid in cash and added back to net income of Parent and its Subsidiaries in the calculation of EBITDA (or expressly excluded in the calculation of consolidated net income) for such period cash payments in respect of non-cash adjustments to EBITDA accounted for in a prior period the amounts added back in calculating such EBITDA for such period pursuant to clauses (a)(xiii) and (xv) of the definition of EBITDA to the extent not deducted in the calculation of net income, any premium, make whole or penalty payments paid in cash by Parent or any of its Subsidiaries during such period that are required to be made in connection with any prepayment of Permitted Indebtedness the excess, if any, of Net Working Capital at the end of such period over Net Working Capital at the beginning of such period (or, if the difference results in an amount less than zero, minus the excess, if any, of Net Working Capital at the beginning of such period over Net Working Capital at the end of such period), as set forth on the attached worksheet

Excess Cash Flow:	$

Multiplied by the ECF Percentage[4] for such Fiscal Year:	x [0.50][0.25]

3  [The calculation set forth herein is qualified by its entirety by the text of the Credit Agreement and the related definitions set forth in Schedule 1.1 thereto.]

Exhibit E

minus:

the aggregate amount of all optional principal payments on the Loans that were made during such Fiscal Year pursuant to Section 2.4(c) of the Credit Agreement and any Applicable Prepayment Premium paid during such Fiscal Year in connection therewith	$	[5]

Required Excess Cash Flow Payment:	$

4  [“ECF Percentage” means (i) 50% or (ii) commencing with the Fiscal Year ending December 31, 2017, if the Net Senior Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.50 to 1.00, 25%.]

5  [Not to be less than zero.]

Exhibit E

Decrease (increase) in Net Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period

Current assets (as defined by GAAP):	$	$

Less: Cash

Cash Equivalents

Adjusted current assets:	$	$

Current liabilities (as defined by GAAP):	$	$

Less: current portion of Term Loan

Current portion of revolving loans outstanding under the Revolving Credit Facility

Adjusted current liabilities:	$	$

Net Working Capital:	$	$

Decrease (Increase) in Net Working Capital (calculated as the beginning of period Net Working Capital minus end of period Net Working Capital)		$

Exhibit E

EXHIBIT F

TO CREDIT AND SECURITY AGREEMENT

FORM OF LIBOR NOTICE6

To:       TCW Asset Management Company

The John Hancock Tower

200 Clarendon Street, 51st Floor

Boston, MA 02116

Attn:    Portfolio Manager

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 28, 2016, by and among the Lenders party thereto from time to time, TCW ASSET MANAGEMENT COMPANY, as Agent for all Lenders, DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation formerly known as Joe’s Jeans Inc. (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation formerly known as Joe’s Jeans Subsidiary, Inc. (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and, together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs and each other Subsidiary of Parent that becomes a borrower hereunder, collectively, the  “Borrowers”, and each a  “Borrower”) and the other Loan Parties signatory thereto.  Capitalized terms used herein have the meanings set forth in the Credit Agreement unless specifically defined herein.

This LIBOR Notice represents the Borrowers’ request to [convert into] [continue as] [LIBOR Loans] [Base Rate Loans]:

1.            On [______________] (a Business Day)

2.            In the principal amount of $[________]7

3.            Comprised of  [LIBOR Loans] [Base Rate Loans]

4.            [For LIBOR Loans: with an Interest Period of [one] [two] [three] [six] month(s), commencing on ____________.]

[Remainder of this page intentionally left blank]

6  Borrowers may elect to have interest on all or a portion of the Loan be charged at a rate of interest based upon the LIBOR Rate by notifying the Agent in writing prior to 11:00 a.m. (New York City time) at least 3 Business Days prior to (i) the commencement of the proposed Interest Period or (ii) in the case of the conversion of a LIBOR Loan into a Base Rate Loan, by 11:00 a.m. (New York City time) at least 1 Business Day prior to the last day of the then current Interest Period.

7  Borrower shall not have more than eight (8) LIBOR Loans in effect at any given time and only may exercise the LIBOR Option for LIBOR Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

Exhibit F

IN WITNESS WHEREOF, this LIBOR Notice is executed by the undersigned this [_____] day of [_______________], 20[__].

RG PARENT LLC, as Administrative Borrower

By:

Name:

Title:

Exhibit F

EXHIBIT G

TO

CREDIT AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”), dated as of _________________, 20__, is by and between ___________________, a ______________ (the “[New Borrower][New Guarantor]”) and TCW ASSET MANAGEMENT COMPANY as administrative agent for the Lenders (as defined below) (in such capacity, the “Agent”) under that certain Credit and Security Agreement (as the same may be amended, amended and restated, modified, extended or supplemented from time to time, the “Credit Agreement”) dated as of January 28, 2016 by and among RG PARENT LLC (the “Administrative Borrower”), the other borrowers from time to time party thereto (together with the Administrative Borrower, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto (the “Lenders”) and the Agent.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The [New Borrower][New Guarantor] has indicated its desire to become a [Borrower][Guarantor] pursuant to the terms of the Credit Agreement.

Accordingly the [New Borrower][New Guarantor] and Agent hereby agree as follows:

1.      The [New Borrower][New Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the [New Borrower][New Guarantor] will be deemed to be a party to the Credit Agreement and a “[Borrower][Guarantor]” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the obligations of a [Borrower][Guarantor] thereunder as if it has executed the Credit Agreement and the other Loan Documents. The [New Borrower][New Guarantor] hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the Loan Documents, including without limitation (i) all of the representations and warranties set forth in Section 5 of the Credit Agreement, (ii) all of the affirmative covenants set forth in Section 6 of the Credit Agreement, and (iii) all of the negative covenants set forth in Section 7 of the Credit Agreement.

2.      Without limiting the generality of the foregoing, the [New Borrower][New Guarantor] hereby grants, assigns, and pledges to Agent, for itself and the benefit of each Lender, to secure payment and performance of the Obligations, a continuing Lien and security interest in and to all of [New Borrower][New Guarantor]’s right, title, and interest in and to the Collateral. [New Borrower][New Guarantor] authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as “all assets of debtor, whether now owned or hereafter acquired or arising and wheresoever located” or words of similar meaning, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of such financing statement.

Exhibit G

3.      The [New Borrower][New Guarantor] acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto.  The schedules to the Credit Agreement are amended to provide the information shown on the attached Schedule A.

4.      The [New Borrower][New Guarantor] confirms that all of the Obligations under the Credit Agreement, upon the [New Borrower][New Guarantor] becoming a [Borrower][Guarantor] will and shall continue to be, in full force and effect and that immediately upon the [New Borrower][New Guarantor] becoming a [Borrower][Guarantor], the term “Obligations”, as used in the Credit Agreement, shall include all Obligations of such [New Borrower][New Guarantor] under the Credit Agreement and under each other Loan Document.

5.      The [New Borrower][New Guarantor] agrees that at any time and from time to time, upon the reasonable request of Agent, it will execute and deliver such further documents and do such further acts and things as Agent may reasonably request in order to effect the purposes of this Joinder Agreement.

6.      This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.      THIS JOINDER AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Exhibit G

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed by its authorized officers as of the day and year first above written.

[[NEW BORROWER][NEW GUARANTOR]]

By:

Name:

Title:

TCW ASSET MANAGEMENT COMPANY, as Agent

By:

Name:

Title:

Exhibit G

SCHEDULE A

to

Joinder Agreement

[Identify Schedules in Information Certificate

to be Amended]

Exhibit G

EXHIBIT H

TO CREDIT AND SECURITY AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of _____ __, 20__ between ___________ (“Assignor”) and ______________ (“Assignee”).  Reference is made to the agreement described in Item 2 of Annex I annexed hereto (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.         In accordance with the terms and conditions of Section 14 of the Credit Agreement, the Assignor hereby irrevocably sells, transfers, conveys and assigns without recourse, representation or warranty (expect as expressly set forth herein) to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Documents with respect to the Obligations owing to the Assignor, and the Assignor’s portion of the Loans as specified on Annex I.

2.         The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.

3.         The Assignee (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) confirms that it is eligible as an assignee under the terms of the Credit Agreement; (d) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4.         Following the execution of this Assignment Agreement by the Assignor and the Assignee, it will be delivered by the Assignor to Agent for recording by Agent.  The effective date of this

Exhibit H

Assignment Agreement (the “Settlement Date”) shall be the latest of (a) the date of the execution hereof by the Assignor and the Assignee, (b) the date this Assignment Agreement has been accepted by Agent (if required by the Credit Agreement) and the Administrative Borrower (if required by the Credit Agreement) and recorded in the Register by Agent, (c) the date of receipt by Agent of a processing and recordation fee in the amount of $5,0008, (d) the settlement date specified on Annex I, and (e) the receipt by Assignor of the Purchase Price specified in Annex I.

5.         As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

6.         Upon recording by Agent, from and after the Settlement Date, Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees (if applicable) with respect thereto) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents for periods prior to the Settlement Date directly between themselves on the Settlement Date.

7.         THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.         EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS ASSIGNMENT AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

9.         This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Assignment Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

[Remainder of page left intentionally blank]

8    The payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of such Lender or a Related Fund of such Lender.

Exhibit H

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]
By:
Name:
Title:
Date:

[ASSIGNEE]
By:
Name:
Title:
Date:

Exhibit H

Signature Page to Assignment and Acceptance

[ACCEPTED AND CONSENTED TO as of the date
first set forth above.

TCW ASSET MANAGEMENT COMPANY,
as Agent

By:
Name:
Title: ]

Exhibit H

Signature Page to Assignment and Acceptance

[ACCEPTED AND CONSENTED TO as of the date
first set forth above.

RG PARENT LLC,
as Administrative Borrower

By:
Name:
Title: ]

Exhibit H

Signature Page to Assignment and Acceptance

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Administrative Borrower: Differential Brands Group Inc.

2.	Name and Date of Credit Agreement:

Credit and Security Agreement (as amended, restated, amended and restated supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of January 28, 2016, by and among the Lenders party thereto from time to time, TCW ASSET MANAGEMENT COMPANY, as Agent for all Lenders, Differential Brands Group Inc., a Delaware corporation formerly known as Joe’s Jeans Inc. (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation formerly known as Joe’s Jeans Subsidiary, Inc. (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and, together with Parent, DBG, Hudson, RG Parent, RG Holding, RG Designs and each other Subsidiary of Parent that becomes a borrower hereunder, collectively, the  “Borrowers”, and each a  “Borrower”) and the other Loan Parties signatory thereto.

3.	Date of Assignment Agreement:

4.	Amount of Term Loan Assigned:	$

5.	Purchase Price:	$

6.	Settlement Date:

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:

Attn:	Attn:
Fax No.:	Fax No.:

Bank Name:	Bank Name:
ABA Number:	ABA Number:
Account Name:	Account Name:
Account Number:	Account Number:
Sub-Account Name:	Sub-Account Name:
Sub-Account Number:	Sub-Account Number:

Exhibit H

Assignee:	Assignor:

Reference:	Reference:
Attn:	Attn:

Exhibit H

EXHIBIT I

TO CREDIT AND SECURITY AGREEMENT

FORM OF NOTICE OF BORROWING

RG PARENT LLC, as Administrative Borrower

264 West 40th Street, 10th Floor

New York, NY 10018

[DATE]

TCW ASSET MANAGEMENT COMPANY, as Agent
under the Credit Agreement referenced below

The John Hancock Tower
200 Clarendon Street, 51st Floor
Boston, Massachusetts 02116

Ladies and Gentlemen:

The undersigned, as Administrative Borrower (as defined below), (i) refers to that certain Credit and Security Agreement, dated as of January 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement), by and among DBG Subsidiary Inc. (f/k/a Joe’s Jeans Subsidiary, Inc.), a Delaware corporation (“DBG Sub”), Hudson Clothing, LLC, a California limited liability company (“Hudson”), RG Parent LLC, a Delaware limited liability company (“RG Parent” and “Administrative Borrower”), Robert Graham Holdings LLC, a New York limited liability company (“RG Holding”), Robert Graham Designs, LLC, a New York limited liability company (“RG Designs”), Robert Graham Retail LLC, a Delaware limited liability company (“RG Retail”), Differential Brands Group Inc., a Delaware corporation (“DBG Parent”, and together with DBG Sub, Hudson, RG Parent, RG Holding, RG Designs, RG Retail, and each other borrower from time to time party to the Credit Agreement, collectively, the “Borrowers”), the other Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and TCW Asset Management Company, in its capacity as agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) for each of the Lenders, and (ii) hereby gives you notice that, pursuant to the terms of the Credit Agreement and as of the date hereof, the Borrowers desire to borrow an aggregate principal amount of [______], which shall constitute [the Term Loan contemplated by Section 2.1][an Incremental Term Loan contemplated by Section 2.2] of the Credit Agreement (the [“Closing Date Loan”][“Incremental Term Loan”]), and which shall be a [Base Rate][LIBOR] Loan [with an Interest Period of [one (1)/two (2)/three (3)/six (6)] months]. The undersigned hereby authorizes and directs Agent to transfer the aggregate principal amount of the [Closing Date][Incremental Term] Loan by wire transfer to the accounts and payees indicated on Annex I hereto, and each such payee’s receipt of such payment is hereby deemed receipt by the Borrowers of the proceeds of the [Closing Date][Incremental Term] Loan.

Exhibit I

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing and Letter of Direction as of the date first above written.

ADMINISTRATIVE BORROWER:

RG PARENT LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit I

ANNEX I

Funds Flow

Exhibit I

Schedule D-2

TO CREDIT AND SECURITY AGREEMENT

Agent’s Account

Schedule D-2

Schedule P-1

TO CREDIT AND SECURITY AGREEMENT

Permitted Investments

Schedule P-1

Schedule P-2

TO CREDIT AND SECURITY AGREEMENT

Permitted Liens

Schedule P-2